Exhibit 10.1
$100,000,000
CREDIT AGREEMENT
Dated as of August 17, 2007
among
Orbital Sciences Corporation
as Borrower
and
The Lenders and Issuers Party Hereto
and
Citibank, N.A.
as Administrative Agent
Bank of America, N.A.
and
Wachovia Bank, National Association
as Co-Syndication Agents
PNC Bank, National Association
and
Sovereign Bank
as Co-Documentation Agents
Citigroup Global Markets Inc.
as Sole Lead Book-Running Manager and Sole Lead Arranger
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153-0119

          Credit Agreement, dated as of August 17, 2007, among Orbital Sciences Corporation, a Delaware corporation (the “Borrower”), the Lenders (as defined below), the Issuers (as defined below) and Citibank, N.A., a national banking association (“Citibank”), as administrative and collateral agent for the Lenders and the Issuers (in such capacities, the “Administrative Agent”).
W i t n e s s e t h
          Whereas, the Borrower has requested that the Lenders and Issuers make available for the purposes specified in this Agreement revolving credit and letter of credit facility; and
          Whereas, the Lenders and Issuers are willing to make available to the Borrower such revolving credit and letter of credit facility upon the terms and subject to the conditions set forth herein;
          Now, Therefore, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:
ARTICLE I
Definitions, Interpretation and Accounting Terms
          Section 1.1 Defined Terms
          As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
          “Acquisition” by any Person, means the acquisition by such Person, in a single transaction or in a series of related transactions, of all or any substantial portion of the Property of another Person or at least a majority of the Voting Stock of another Person, in each case whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.
          “Administrative Agent” has the meaning specified in the preamble to this Agreement.
          “Affected Lender” has the meaning specified in Section 2.17 (Substitution of Lenders).
          “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the Voting Stock of such other Person.

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          “Agent Affiliate” has the meaning specified in Section 10.3 (Posting of Approved Electronic Communications).
          “Agreement” means this Credit Agreement.
          “Alternative Currency” means Canadian Dollars, Euros, Sterling or such other currency as the Administrative Agent and the Issuers may from time to time determine. For purposes of this definition, “Canadian Dollar” means the lawful currency of Canada, “Euro” means the single currency of the participating member states of the European Community and “Sterling” means the lawful currency of the United Kingdom.
          “Applicable Lending Office” means, with respect to each Lender, its Domestic Lending Office in the case of a Base Rate Loan, and its Eurodollar Lending Office in the case of a Eurodollar Rate Loan.
          “Applicable Margin” means (a) during the period commencing on the Closing Date and ending on the Business Day after the receipt by the Administrative Agent of the Financial Statements for the first Fiscal Quarter ending after the Closing Date required to be delivered pursuant to Section 6.1(a) or (b) (Financial Statements), as applicable, with respect to (i) Revolving Loans and Swing Loans maintained as Base Rate Loans, a rate equal to 0.00% per annum and (ii) Revolving Loans maintained as Eurodollar Rate Loans, a rate equal to 0.75% per annum and (b) thereafter, as of any date of determination, a per annum rate equal to the rate set forth below opposite the applicable type of Loan and the then applicable Consolidated Total Leverage Ratio (determined on the last day of the most recent Fiscal Quarter for which Financial Statements have been delivered pursuant to Section 6.1(a) or (b)(Financial Statements)) set forth below:

	Applicable Margin
	Eurodollar	Base Rate
Consolidated Total Leverage Ratio	Rate Loans	Loans
Greater than 2.50 to 1	1.25%	0.00%
Less than or equal to 2.50 to 1 and greater than 1.75 to 1	1.00%	0.00%
Less than or equal to 1.75 to 1	0.75%	0.00%
Changes in the Applicable Margin resulting from a change in the Consolidated Total Leverage Ratio on the last day of any subsequent Fiscal Quarter shall become effective as to all Revolving Loans and Swing Loans upon delivery by the Borrower to the Administrative Agent of new Financial Statements pursuant to Section 6.1(a) or (b)(Financial Statements), as applicable. Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Consolidated Total Leverage Ratio), if the Borrower shall fail to deliver such Financial Statements within any of the time periods specified in Section 6.1(a) or (b)(Financial Statements), the Applicable Margin from and including the 46th day after the end of such Fiscal Quarter or the 91st day after the end of such Fiscal Year, as the case may be, to but not including the date the Borrower delivers to the Administrative Agent such Financial Statements shall equal the highest possible Applicable Margin provided for by this definition.
          “Applicable Unused Commitment Fee Rate” means (a) during the period commencing on the Closing Date and ending on the Business Day after the receipt by the Administrative Agent of the Financial Statements for the first Fiscal Quarter ending after the

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Closing Date required to be delivered pursuant to Section 6.1(a) or (b)(Financial Statements), as applicable, 0.175% per annum and (b) thereafter, as of any date of determination, a per annum rate equal to the rate set forth below opposite the then applicable Consolidated Total Leverage Ratio (determined on the last day of the most recent Fiscal Quarter for which Financial Statements have been delivered pursuant to Section 6.1(a) or (b)(Financial Statements)) set forth below:

Applicable Unused
Consolidated Total Leverage Ratio	Commitment Fee Rate
Greater than 2.50 to 1	0.375%
Less than or equal to 2.50 to 1 and greater than 1.75 to 1	0.250%
Less than or equal to 1.75 to 1	0.175%
Changes in the Applicable Unused Commitment Fee Rate resulting from a change in the Consolidated Total Leverage Ratio on the last day of any subsequent Fiscal Quarter shall become effective upon delivery by the Borrower to the Administrative Agent of new Financial Statements pursuant to Section 6.1(a) or (b)(Financial Statements), as applicable. Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Consolidated Total Leverage Ratio), if the Borrower shall fail to deliver such Financial Statements within any of the time periods specified in Section 6.1(a) or (b)(Financial Statements), the Applicable Unused Commitment Fee Rate from and including the 46th day after the end of such Fiscal Quarter or the 91st day after the end of such Fiscal Year, as the case may be, to but not including the date the Borrower delivers to the Administrative Agent such Financial Statements shall equal the highest possible Applicable Unused Commitment Fee Rate provided for in this definition.
          “Approved Electronic Communications” means each notice, demand, communication, information, document and other material that any Loan Party is obligated to, or otherwise chooses to, provide to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein, including (a) any supplement to the Guaranty, any joinder to the Pledge and Security Agreement and any other written Contractual Obligation delivered or required to be delivered in respect of any Loan Document or the transactions contemplated therein and (b) any Financial Statement, financial and other report, notice, request, certificate and other information material; provided, however, that, “Approved Electronic Communication” shall exclude (i) any Notice of Borrowing, Letter of Credit Request, Swing Loan Request, Notice of Conversion or Continuation, and any other notice, demand, communication, information, document and other material relating to a request for a new, or a conversion of an existing, Borrowing, (ii) any notice pursuant to Section 2.8 (Optional Prepayments) and Section 2.9 (Mandatory Prepayments) and any other notice relating to the payment of any principal or other amount due under any Loan Document prior to the scheduled date therefor, (iii) all notices of any Default or Event of Default and (iv) any notice, demand, communication, information, document and other material required to be delivered to satisfy any of the conditions set forth in Article III (Conditions To Loans And Letters Of Credit) or Section 2.4(a) (Letters of Credit)or any other condition to any Borrowing or other extension of credit hereunder or any condition precedent to the effectiveness of this Agreement.
          “Approved Electronic Platform” has the meaning specified in Section 10.3 (Posting of Approved Electronic Communications).

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          “Approved Fund” means any Fund that is advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or Affiliate of an entity that administers or manages a Lender.
          “Arranger” means Citigroup Global Markets Inc., in its capacity as sole arranger and sole book runner.
          “Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit A (Form of Assignment and Acceptance).
          “Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease, and (c) in respect of any Securitization Transaction of any Person, the outstanding principal amount of such financing, after taking into account reserve accounts and making appropriate adjustments, determined by the Administrative Agent in its reasonable judgment.
          “Audited Financial Statements” means the audited consolidated and consolidating balance sheets of the Borrower and its Subsidiaries for the Fiscal Years ended December 31, 2004, December 31, 2005 and December 31, 2006, and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for such Fiscal Years of the Borrower and its Subsidiaries, including the notes thereto.
          “Available Credit” means, at any time, (a) the then effective Commitments minus (b) the aggregate Revolving Credit Outstandings at such time.
          “Base Rate” means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the highest of the following:
     (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank’s base rate; and
     (b) 0.5% per annum plus the Federal Funds Rate.
          “Base Rate Loan” means any Swing Loan or any other Loan during any period in which it bears interest based on the Base Rate.
          “Borrower” has the meaning specified in the preamble to this Agreement.
          “Borrowing” means a borrowing consisting of Revolving Loans made on the same day by the Revolving Credit Lenders ratably according to their respective Commitments.
          “Business Day” means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to notices, determinations, fundings and payments in connection with the Eurodollar Rate or any Eurodollar

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Rate Loans, a day on which dealings in Dollar deposits are also carried on in the London interbank market.
          “Businesses” means, at any time, a collective reference to the businesses operated by the Borrower and its Subsidiaries at such time.
          “Cash Collateral Account” means an account established pursuant to Section 2.4 (l) (Cash Collateral Account).
          “Cash Equivalent” means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) and securities issued by any state of the United States of America or any political subdivision thereof having a rating of A or higher from either Moody’s or S&P, in each case maturing or having an auction date within one year after the date of acquisition, (b) time deposits, certificates of deposit, bankers’ acceptances and commercial paper maturing within one year after the date of acquisition and issued by the parent corporation of any domestic commercial bank or any foreign commercial bank organized under the laws of Japan or a participating member state of the European Community, in each case of recognized standing and having capital and surplus in excess of $500,000,000, (c) commercial paper issued by others rated at least A-2 by S&P or P-2 by Moody’s or F-2 by Fitch, in each case maturing or having an auction date within one year after the date of acquisition, (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in (a) and (b) above entered into with any financial institution meeting the qualifications specified in (b) above, (e) investment or money market funds, substantially all of the assets of which constitute Cash Equivalents of the kinds described in (a) through (d) of this definition, (f) Investments, classified in accordance with GAAP as current assets, in money market mutual funds (as defined by Rule 2(a)-7 of the Investment Company Act of 1940) registered under the Investment Company Act of 1940, as amended, or in public and private enhanced yield funds, in each case, which are administered by reputable financial institutions having capital of at least $500,000,000 and which have a credit rating of AAA by S&P, or an equivalent credit rating by Moody’s or Fitch and (g) auction rate securities having an auction date within one year after the date of acquisition which have a long term credit rating A or higher by S&P, or an equivalent credit rating by Moody’s or Fitch.
          “Cash Management Document” means any certificate, agreement or other document executed by any Loan Party in respect of the Cash Management Obligations of any Loan Party.
          “Cash Management Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of cash management services (including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements) provided by the Administrative Agent, any Lender or any Affiliate of any of them, including obligations for the payment of fees, interest, charges, expenses, attorneys’ fees and disbursements in connection therewith.
          “Change of Control” means the occurrence of any of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 35% or more of the issued and outstanding Voting Stock of the Borrower, (b) during any period

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of twenty-four consecutive calendar months, individuals who, at the beginning of such period, constituted the board of directors of the Borrower (together with any new directors whose election by the board of directors of the Borrower or whose nomination for election by the stockholders of the Borrower was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office or (c) or the occurrence of a “Fundamental Change” under, and as defined in, any of the Convertible Note Documents.
          “Citibank” has the meaning specified in the preamble to this Agreement.
          “Closing Date” means the first date on which each of the conditions precedent set forth in Article III are satisfied or duly waived in accordance with Section 11.1 (Amendments, Waivers, Etc.).
          “Code” means the U.S. Internal Revenue Code of 1986, as currently amended.
          “Collateral” means all Property and interests in Property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted under any Collateral Document.
          “Collateral Documents” means the Pledge and Security Agreement, the Mortgages and any other document executed and delivered by a Loan Party granting a Lien on any of its property to secure payment of the Secured Obligations.
          “Commitment” means, with respect to each Revolving Credit Lender, the commitment of such Revolving Credit Lender to make Revolving Loans and acquire interests in other Revolving Credit Outstandings in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Revolving Credit Lender’s name on Schedule I (Commitments) under the caption “Commitment,” as amended to reflect each Assignment and Acceptance executed by such Revolving Credit Lender, or to reflect any Commitment increase pursuant to Section 2.1(b)(Additional Commitments), and as such amount may be reduced pursuant to this Agreement. The initial amount of the Commitments in effect on the Closing Date is $100,000,000.
          “Compliance Certificate” means a certificate substantially in the form of Exhibit J.
          “Consolidated Cash Interest Expense” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the Consolidated Interest Expense for such period less the Consolidated Non-Cash Interest Expense for such period.
          “Consolidated EBITDA” means, for any period for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus the following to the extent deducted in calculating such Consolidated Net Income: (a) Consolidated Interest Expense for such period, (b) the provision for federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries for such period and (c) the amount of depreciation and amortization expense for such period, all as determined in accordance with GAAP minus the sum of, in each case to the extent included in calculating such Consolidated Net Income but without duplication, (i) any credit for income tax and (ii) any other

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non-cash gains which have been added in determining Consolidated Net Income; provided, however, notwithstanding the foregoing, the following shall not be included as deductions from Consolidated EBITDA: (A) non-cash charges, non-cash losses and extraordinary expenses for such period, (B) premiums paid to call or repurchase outstanding Convertible Notes, (C) the amount of any compensation deduction as the result of any grant of Stock or Stock Equivalents to employees, officers, directors or consultants, (D) write-offs of deferred financing costs, (E) debt extinguishment expense of $10,400,000 incurred in connection with the repayment of the Senior Notes, and (F) write-offs or charges in respect of goodwill impairment.
          “Consolidated Funded Indebtedness” means Funded Indebtedness of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP.
          “Consolidated Interest Coverage Ratio” means, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Cash Interest Expense for such period; provided, however, that for the purposes of this definition, “Consolidated Cash Interest Expense” shall be substituted for “Consolidated Interest Expense” in the calculation of Consolidated EBITDA.
          “Consolidated Interest Expense” means, for any period for the Borrower and its Subsidiaries on a consolidated basis, all interest expense of the Borrower and its Subsidiaries for such period determined in accordance with GAAP (including, without limitation, the portion of rent expense of the Borrower and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP).
          “Consolidated Net Income” means, for any period for the Borrower and its Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries (excluding extraordinary gains) for such period as determined in accordance with GAAP.
          “Consolidated Non-Cash Interest Expense” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of the following amounts to the extent included in the definition of Consolidated Interest Expense (a) the amount of debt discount and debt issuance costs amortized, (b) charges relating to write-ups or write-downs in the book or carrying value of existing Funded Indebtedness, (c) interest payable in evidences of Indebtedness or by addition to the principal of the related Indebtedness and (d) other non-cash interest.
          “Consolidated Secured Funded Indebtedness” means Consolidated Funded Indebtedness that is secured by a Lien on any Property of the Borrower or any Subsidiary.
          “Consolidated Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Secured Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four Fiscal Quarters most recently ended.
          “Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four Fiscal Quarters most recently ended.
          “Contractual Obligation” of any Person means any obligation, agreement, undertaking or similar provision of any Security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a

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Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.
          “Convertible Notes” means those certain convertible senior subordinated notes due 2026, issued by the Borrower, as amended, modified, supplemented, refinanced and replaced in accordance with the provisions thereof.
          “Convertible Note Documents” means the Convertible Notes, the indenture governing the Convertible Notes and all other definitive documents, instruments and agreements relating thereto, in each case as amended, modified, supplemented, refinanced and replaced in accordance with the provisions thereof.
          “Default” means any event that, with the passing of time or the giving of notice or both, would become an Event of Default.
          “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction) of any Property by the Borrower or any Subsidiary (including the Stock of any Subsidiary), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding (i) the sale, lease, license, transfer or other disposition of inventory in the ordinary course of business of the Borrower and its Subsidiaries, (ii) the sale, lease, license, transfer or other disposition of personal property (including, without limitation, intellectual property) no longer used in the conduct of business of the Borrower and its Subsidiaries, (iii) any sale, lease, license, transfer or other disposition of Property by the Borrower or any Subsidiary to any Loan Party, (iv) any Involuntary Disposition by the Borrower or any Subsidiary, (v) any sale, lease, license, transfer or other disposition of Property by any Foreign Subsidiary to another Foreign Subsidiary, (vi) the sale of the Borrower’s Transportation Management Systems division, (vii) the license by the Borrower or any Subsidiary, on a non-exclusive basis, of IP Rights in the ordinary course of business, (viii) the surrender or waiver of contract rights in the ordinary course of business, (ix) the settlement, release or surrender of tort or other litigation (or potential litigation) claims in the ordinary course of business and (x) the grant of Permitted Liens or the making of Permitted Investments.
          “Documentary Letter of Credit” means any Letter of Credit that is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by the Borrower or any of its Subsidiaries in the ordinary course of its business.
          “Dollar Equivalent” of any amount means, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange quoted by Citibank in New York, New York at 11:00 a.m. (New York time) on the date of determination (or, if such date is not a Business Day, the last Business Day prior thereto) to prime banks in New York for the spot purchase in the New York foreign exchange market of such amount of Dollars with such Alternative Currency, and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent using any reasonable method of determination it deems appropriate.
          “Dollars” and the sign “$” each mean the lawful money of the United States of America.

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          “Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” opposite its name on Schedule II (Applicable Lending Offices and Addresses for Notices) or on the Assignment and Acceptance by which it became a Lender or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.
          “Domestic Person” means any “United States person” under and as defined in Section 770l(a)(30) of the Code.
          “Domestic Subsidiary” means any Subsidiary of the Borrower organized under the laws of any state of the United States of America or the District of Columbia.
          “Eligible Assignee” means (a) a Lender or an Affiliate or Approved Fund of any Lender, (b) a commercial bank having total assets whose Dollar Equivalent exceeds $5,000,000,000, (c) a finance company, insurance company or any other financial institution or Fund, in each case reasonably acceptable to the Administrative Agent and regularly engaged in making, purchasing or investing in loans and having a net worth, determined in accordance with GAAP, whose Dollar Equivalent exceeds $250,000,000 (or, to the extent net worth is less than such amount, a finance company, insurance company, other financial institution or Fund, reasonably acceptable to the Administrative Agent and the Borrower) or (d) a savings and loan association or savings bank organized under the laws of the United States or any State thereof having a net worth, determined in accordance with GAAP, whose Dollar Equivalent exceeds $250,000,000.
          “Environmental Laws” means any and all federal, state, local, foreign and other applicable statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
          “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
          “ERISA” means the Employee Retirement Income Security Act of 1974.
          “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).
          “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in

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Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.
          “Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Federal Reserve Board.
          “Eurodollar Base Rate” means, with respect to any Interest Period for any Eurodollar Rate Loan, the rate determined by the Administrative Agent to be the offered rate for deposits in Dollars for the applicable Interest Period appearing on the Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on the second full Business Day next preceding the first day of each Interest Period. In the event that such rate does not appear on the Reuters Screen LIBOR01 Page (or otherwise on the Reuters screen), the Eurodollar Base Rate for the purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent, or, in the absence of such availability, the Eurodollar Base Rate shall be the rate of interest determined by the Administrative Agent to be the average (rounded upward to the nearest whole multiple of 1/16 of one percent per annum, if such average is not such a multiple) of the rates per annum at which deposits in Dollars are offered by the principal office of each of the Reference Banks in London to major banks in the London interbank market at 11:00 a.m. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Eurodollar Rate Loan of such Reference Bank for a period equal to such Interest Period.
          “Eurodollar Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Eurodollar Lending Office” opposite its name on Schedule II (Applicable Lending Offices and Addresses for Notices) or on the Assignment and Acceptance by which it became a Lender (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.
          “Eurodollar Rate” means, with respect to any Interest Period for any Eurodollar Rate Loan, an interest rate per annum equal to the rate per annum obtained by dividing (a) the Eurodollar Base Rate by (b)(i) a percentage equal to 100% minus (ii) the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the Eurodollar Rate is determined) having a term equal to such Interest Period.
          “Eurodollar Rate Loan” means any Loan that, for an Interest Period, bears interest based on the Eurodollar Rate.

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          “Event of Default” has the meaning specified in Section 9.1 (Events of Default).
          “Excluded Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary in respect of which either (a) the pledge of all of the Stock of such Subsidiary as Collateral to secure payment of the Obligations of the Borrower, (b) the grant of a Lien on any of its property as Collateral to secure payment of the Obligations of the Borrower or (c) the guaranteeing by such Subsidiary of the Obligations of the Borrower, would, in the good faith judgment of the Borrower based on an analysis reasonably satisfactory to the Administrative Agent, result in materially adverse tax consequences to the Loan Parties and their Subsidiaries, taken as a whole; provided, however, that no such Subsidiary shall be an Excluded Foreign Subsidiary if, with substantially similar tax consequences, such Subsidiary has entered into Guaranty Obligations in respect of, such Subsidiary has granted a security interest in any of its property to secure, or more than 66% of the Voting Stock of such Subsidiary has been pledged to secure, directly or indirectly, any obligations under any Indebtedness (other than the Obligations) of any Loan Party.
          “Existing Agent” means Bank of America, N.A., in its capacity as administrative agent under the Existing Credit Agreement.
          “Existing Credit Agreement” means that certain Credit Agreement, dated as of December 29, 2004, among the Borrower, the institutions party thereto as lenders and issuing banks and the Existing Agent, including all amendments, restatements, modifications and supplements thereof.
          “Facility” means the Commitments and the provisions herein related to the Revolving Loans, Swing Loans and Letters of Credit.
          “Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
          “Federal Reserve Board” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.
          “Fee Letter” shall mean, collectively (i) the letter dated July 19, 2007, addressed to the Borrower from Citibank and the Arranger and accepted by the Borrower on July 19, 2007, with respect to certain fees to be paid from time to time to Citibank and the Arranger and (ii) the letter dated as of the date hereof addressed to the Borrower from Citibank and accepted by the Borrower on the date hereof.
          “Fiscal Quarter” means each of the three month periods ending on March 31, June 30, September 30 and December 31.
          “Fiscal Year” means the twelve month period ending on December 31.

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          “Fitch” means Fitch Ratings Service.
          “Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
          “Fund” means any Person (other than a natural Person) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
          “Funded Indebtedness” means, for any Person, for any period:
          (a) all obligations for borrowed money, whether current or long-term (including the Obligations) and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
          (b) all purchase money Indebtedness;
          (c) the principal portion of all obligations under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);
          (d) all obligations arising under letters of credit, bankers’ acceptances, bank guaranties and similar instruments;
          (e) all obligations in respect of the deferred purchase price of Property or services (other than trade accounts payable in the ordinary course of business);
          (f) all Attributable Indebtedness;
          (g) all preferred stock or other equity interests providing for mandatory redemptions, sinking fund or like payments prior to the Scheduled Termination Date;
          (h) all Funded Indebtedness of others secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed;
          (i) all Guaranty Obligations with respect to Funded Indebtedness of the types specified in clauses (a) through (h) above of another Person; and
          (j) all Funded Indebtedness of the types referred to in clauses (a) through (i) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, except to the extent such Funded Indebtedness is expressly made non-recourse to such Person.
          For purposes hereof, the amount of any obligation arising under letters of credit, bankers’ acceptances, bank guaranties and similar instruments shall be the daily amount available to be drawn thereunder on the date of determination. Notwithstanding anything herein to the contrary, “Funded Indebtedness” shall not include obligations under bankers acceptances, surety

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bonds, performance letters of credit or other letters of credit to the extent secured by cash collateral.
          “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, that are applicable to the circumstances as of the date of determination.
          “Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof and any entity or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any central bank or stock exchange.
          “Guarantor” means each Person party to or that becomes party to the Guaranty.
          “Guaranty” means the guaranty, in substantially the form of Exhibit H (Form of Guaranty), executed by the Guarantors.
          “Guaranty Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the purpose or intent of such Person in incurring the Guaranty Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, that any agreement relating thereto will be complied with, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Indebtedness of another Person and (b) any liability of such Person for Indebtedness of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss or (v) to supply funds to, or in any other manner invest in, such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under clause (b)(i), (ii), (iii), (iv) or (v) above the primary purpose or intent thereof is to provide assurance that Indebtedness of another Person will be paid or discharged, that any agreement relating thereto will be complied with or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof. The amount of any Guaranty Obligation shall be equal to the amount of the Indebtedness so guaranteed or otherwise supported
          “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon

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gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
          “Immaterial Domestic Subsidiary” means (a) the Non-Guarantor Subsidiary unless and until either (i) the revenue of the Non-Guarantor Subsidiary exceeds one percent (1%) of the revenue of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP or (ii) the book value of the assets of the Non-Guarantor Subsidiary exceeds one percent (1%) of the book value of the assets of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP and (b) any other Domestic Subsidiary unless and until (i) the revenue of such Domestic Subsidiary exceeds 1% of the revenue of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP or (ii) the book value of the assets of such Domestic Subsidiary exceeds 1% of the book value of the assets of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP.
          “Indebtedness” means, as to any Person at a particular time, without duplication, all Funded Indebtedness and all net obligations under any Swap Contract, whether or not included as indebtedness or liabilities in accordance with GAAP. For purposes hereof, (a) “Indebtedness” shall not include any reimbursement or other obligation with respect to bankers’ acceptances, surety bonds and performance bonds, whether or not matured and (b) the amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.
          “Indemnified Matter” has the meaning specified in Section 11.4 (Indemnities).
          “Indemnitee” has the meaning specified in Section 11.4 (Indemnities).
          “Interest Period” means, in the case of any Eurodollar Rate Loan, (a) initially, the period commencing on the date such Eurodollar Rate Loan is made or on the date of conversion of a Base Rate Loan to such Eurodollar Rate Loan and ending one, two, three or six months (or, if available to all Lenders, a period of two weeks) thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.2 (Borrowing Procedures) or Section 2.11 (Conversion/Continuation Option) and (b) thereafter, if such Loan is continued, in whole or in part, as a Eurodollar Rate Loan pursuant to Section 2.11 (Conversion/Continuation Option), a period commencing on the last day of the immediately preceding Interest Period therefor and ending one, two, three or six months (or, if available to all Lenders, a period of two weeks) thereafter, as selected by the Borrower in its Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.11 (Conversion/Continuation Option); provided, however, that all of the foregoing provisions relating to Interest Periods in respect of Eurodollar Rate Loans are subject to the following:
          (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;
          (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the

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calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;
          (iii) the Borrower may not select any Interest Period that ends after the date of a scheduled principal payment on the Loans as set forth in Article II (The Facilities) unless, after giving effect to such selection, the aggregate unpaid principal amount of the Loans for which Interest Periods end after such scheduled principal payment shall be equal to or less than the principal amount to which the Loans are required to be reduced after such scheduled principal payment is made; and
          (iv) there shall be outstanding at any one time no more than nine Interest Periods in the aggregate.
          “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Stock of another Person, (b) a loan, advance or capital contribution to, Guaranty Obligation or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) an Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
          “Investment Cap Amount” means an amount equal to 10% of the Borrower’s Total Assets as of the most recent Fiscal Quarter end for which the Borrower has delivered financial statements pursuant to Section 6.1(a) or (b)(Financial Statements).
          “Involuntary Disposition” means any material loss of, damage to or destruction of, or any condemnation or other taking for public use of, any material Property of the Borrower or any Subsidiary.
          “IP Rights” has the meaning set forth in Section 4.17(Intellectual Property; Licenses, Etc.).
          “IRS” means the Internal Revenue Service of the United States or any successor thereto.
          “Issue” means, with respect to any Letter of Credit, to issue (including any deemed issuance pursuant to Section 2.4(k) (Letters of Credit)), extend the expiry of, renew or increase the maximum face amount (including by deleting or reducing any scheduled decrease in such maximum face amount) of, such Letter of Credit. The terms “Issued” and “Issuance” shall have a corresponding meaning.
          “Issuer” means each Lender or Affiliate of a Lender that (a) is listed on the signature pages hereof as an “Issuer”, (b) becomes an Issuer pursuant to Section 2.4(k)(Letters of Credit), or (c) hereafter becomes an Issuer with the approval of the Administrative Agent (such approval not being required in the case of a Lender or Affiliate of a Lender) and the Borrower by agreeing pursuant to an agreement with and in form and substance reasonably satisfactory to the Administrative Agent and the Borrower to be bound by the terms hereof applicable to Issuers .

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          “Land” of any Person means all of those plots, pieces or parcels of land now owned, leased or hereafter acquired or leased or purported to be owned, leased or hereafter acquired or leased (including, in respect of the Loan Parties, as reflected in the most recent Financial Statements) by such Person.
          “Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
          “Leases” means, with respect to any Person, all of those leasehold estates in real property of such Person, as lessee, as such may be amended, supplemented or otherwise modified from time to time.
          “Lender” means the Swing Loan Lender and each other financial institution or other entity that (a) is listed on the signature pages hereof as a “Lender” or (b) from time to time becomes a party hereto by execution of an Assignment and Acceptance.
          “Letter of Credit” means any letter of credit Issued pursuant to Section 2.4 (Letters of Credit).
          “Letter of Credit Obligations” means, at any time, the Dollar Equivalent of the aggregate of all liabilities at such time of the Borrower to all Issuers with respect to Letters of Credit, whether or not any such liability is contingent, including, without duplication, the sum of (a) the Reimbursement Obligations at such time and (b) the Letter of Credit Undrawn Amounts at such time.
          “Letter of Credit Reimbursement Agreement” has the meaning specified in Section 2.4(a) (Letters of Credit).
          “Letter of Credit Request” has the meaning specified in Section 2.4(c) (Letters of Credit).
          “Letter of Credit Sublimit” means $75,000,000, or such other higher amount as may, upon the Borrower’s written request, be approved by the Administrative Agent and the Issuers in their sole discretion following a Commitment increase pursuant to Section 2.1(b)(Additional Commitments).
          “Letter of Credit Undrawn Amounts” means, at any time, the aggregate undrawn face amount of all Letters of Credit outstanding at such time.
          “Lien” means any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

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          “Liquidity” means, at any time, the sum of Available Credit and the aggregate amount of unrestricted cash and Cash Equivalents of the Borrower and each of the Guarantors at such time.
          “Loan” means any loan made by any Lender pursuant to this Agreement.
          “Loan Documents” means, collectively, this Agreement, the Notes, the Guaranty, the Fee Letter, each Letter of Credit Reimbursement Agreement, the Collateral Documents, each Swap Contract between any Loan Party and any Person that was a Lender or an Affiliate of a Lender at the time it entered into such Swap Contract, each Cash Management Document and each certificate, agreement or document executed by a Loan Party and delivered to the Administrative Agent or any Lender in connection with or pursuant to any of the foregoing.
          “Loan Party” means each of the Borrower, each Guarantor and each other Subsidiary of the Borrower that executes and delivers a Loan Document.
          “Material Adverse Change” means a material adverse change in any of (a) the condition (financial or otherwise), business, performance, operations or properties of the Borrower and its Subsidiaries taken as a whole, (b) the legality, validity or enforceability of any Loan Document, (c) the perfection or priority of the Liens granted pursuant to the Collateral Documents, (d) the ability of the Borrower to repay the Obligations or of the other Loan Parties to perform their respective obligations under the Loan Documents or (e) the rights and remedies of the Administrative Agent, the Lenders or the Issuers under the Loan Documents.
          “Material Adverse Effect” means an effect that results in or causes, or could reasonably be expected to result in or cause, a Material Adverse Change.
          “Material Fee Property” means any material owned Real Property with a fair market value in excess of $5,000,000.
          “Material Lease” means any Lease relating to manufacturing facilities that are material to the Borrower and its Subsidiaries, taken as a whole, and any Lease relating to warehousing facilities used primarily for inventory consisting of Collateral where the aggregate Collateral value of such inventory exceeds $5,000,000, in each case whether now or hereafter held respectively by the Borrower or any of its Subsidiaries.
          “Moody’s” means Moody’s Investors Service, Inc.
          “Mortgage Supporting Documents” means, with respect to a Mortgage for a parcel of Real Property, each the following:
          (a) (i) evidence in form and substance reasonably satisfactory to the Administrative Agent that the recording of counterparts of such Mortgage in the recording offices specified in such Mortgage will create a valid and enforceable first priority lien on property described therein in favor of the Administrative Agent for the benefit of the Secured Parties (or in favor of such other trustee as may be required or desired under local law) subject only to (A) Liens permitted under Section 8.1 (Liens)and (B) such other Liens as the Administrative Agent may reasonably approve and (ii) an opinion of counsel in each state in which any such Mortgage is to be recorded in form and substance and from counsel reasonably satisfactory to the Administrative Agent;

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          (b) (i) a Mortgagee’s Title Policy dated a date reasonably satisfactory to the Administrative Agent, and shall (A) be in an amount not less than the appraised value (determined by reference to an appraisal) of such parcel of Real Property in form and substance satisfactory to the Administrative Agent, (B) be issued at ordinary rates, (C) insure that the Lien granted pursuant to the Mortgage insured thereby creates a valid first Lien on such parcel of Real Property free and clear of all defects and encumbrances, except for customary Permitted Liens and for such defects and encumbrances as may be approved by the Administrative Agent, (D) name the Administrative Agent for the benefit of the Secured Parties as the insured thereunder, (E) be in the form of ALTA Loan Policy — 1992 (or such local equivalent thereof as is reasonably satisfactory to the Administrative Agent), (F) contain a comprehensive lender’s endorsement (including, but not limited to, a revolving credit endorsement and a floating rate endorsement), (G) be issued by Chicago Title Insurance Company, First American Title Insurance Company, Lawyers Title Insurance Corporation or any other title company reasonably satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers) and (H) be otherwise in form and substance reasonably satisfactory to the Administrative Agent and (ii) a copy of all documents referred to, or listed as exceptions to title, in such title policy (or policies) in each case in form and substance reasonably satisfactory to the Administrative Agent;
          (c) maps or plats of a current as-built survey of such parcel of Real Property certified to and received by (in a manner reasonably satisfactory to each of them) the Administrative Agent and the title insurance company issuing the Mortgagee’s Title Insurance Policy for such Mortgage, dated a date reasonably satisfactory to the Administrative Agent and such title insurance company, by an independent professional licensed land surveyor reasonably satisfactory to the Administrative Agent and such title insurance company, which maps or plats and the surveys on which they are based shall be made in form and substance reasonably satisfactory to the Administrative Agent; and
          (d) such other agreements, documents and instruments in form and substance reasonably satisfactory to the Administrative Agent as the Administrative Agent deems necessary or appropriate to create, register or otherwise perfect, maintain, evidence the existence, substance, form or validity of, or enforce a valid and enforceable first priority lien on such parcel of Real Property in favor of the Administrative Agent for the benefit of the Secured Parties (or in favor of such other trustee as may be required or desired under local law) subject only to (A) Liens permitted under Section 8.1 (Liens) and (B) such other Liens as the Administrative Agent may reasonably approve.
          “Mortgagee’s Title Insurance Policy” means a mortgagee’s title policy (or policies) or marked-up unconditional binder (or binders) for such insurance (or other evidence reasonably acceptable to the Administrative Agent proving ownership thereof).
          “Mortgages” means the mortgages, deeds of trust or other real estate security documents made or required herein to be made by the Borrower or any other Loan Party, each in form and substance satisfactory to the Administrative Agent.
          “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

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          “Non-Consenting Lender” has the meaning specified in Section 11.1(c) (Amendments, Waivers, Etc.).
          “Non-Funding Lender” has the meaning specified in Section 2.2(d) (Borrowing Procedures).
          “Non-Guarantor Subsidiary” means Orbital Communications Corporation, a subsidiary of the Borrower which is currently in the process of being dissolved.
          “Non-U.S. Lender” means each Lender or Issuer (or the Administrative Agent) that is a Non-U.S. Person.
          “Non-U.S. Person” means any Person that is not a Domestic Person.
          “Note” means a promissory note of the Borrower payable to the order of any Revolving Credit Lender in a principal amount equal to the amount of such Revolving Credit Lender’s Commitment evidencing the aggregate Indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Loans owing to such Revolving Credit Lender.
          “Notice of Borrowing” has the meaning specified in Section 2.2(a) (Borrowing Procedures).
          “Notice of Conversion or Continuation” has the meaning specified in Section 2.11 (Conversion/Continuation Option).
          “Obligations” means the Loans, the Letter of Credit Obligations and all other amounts, obligations, covenants and duties owing by the Borrower to the Administrative Agent, any Lender, any Issuer, any Affiliate of any of them or any Indemnitee, of every type and description (whether by reason of an extension of credit, opening or amendment of a letter of credit or payment of any draft drawn or other payment thereunder, loan, guaranty, indemnification, foreign exchange or currency swap transaction, interest rate hedging transaction or otherwise), present or future, arising under this Agreement or any other Loan Document (including Cash Management Documents and Swap Contracts that are Loan Documents),, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guaranty or other instrument or for the payment of money, including all letter of credit, cash management and other fees, interest, charges, expenses, attorneys’ fees and disbursements, Cash Management Obligations and other sums chargeable to the Borrower under this Agreement or any other Loan Document (including Cash Management Documents and Swap Contracts that are Loan Documents), and all obligations of the Borrower under any Loan Document to provide cash collateral for any Letter of Credit Obligation.
          “Optus” means Optus Networks Pty. Limited.
          “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the

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partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
          “Patriot Act” means the USA Patriot Act of 2001 (31 U.S.C. 5318 et seq.).
          “PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.
          “Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.
          “Permit” means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.
          “Permitted Acquisitions” means Investments consisting of an Acquisition by the Borrower or any Subsidiary; provided, however, that (i) the Property acquired (or the Property of the Person acquired) in such Acquisition is used or useful in a line of business permitted pursuant to Section 8.7(Change in Nature of Business), (ii) in the case of an Acquisition of the Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (iii) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, the Loan Parties would be in compliance with the financial covenants set forth in Article V (Financial Covenants) as of the most recent Fiscal Quarter for which the Borrower has delivered financial statements pursuant to Section 6.1 (a) or (b)(Financial Statements), (iv) the representations and warranties made by the Loan Parties in any Loan Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date and (v) if such transaction involves the purchase of an interest in a partnership between the Borrower (or a Subsidiary) as a general partner and entities unaffiliated with the Borrower or such Subsidiary as the other partners, such transaction shall be effected by having such equity interest acquired by a corporate holding company directly or indirectly wholly-owned by the Borrower newly formed for the sole purpose of effecting such transaction, subject in each case to the limitations set forth in Section 8.2(g) (Investments).
          “Permitted Investments” means, at any time, Investments by the Borrower and its Subsidiaries permitted to exist at such time pursuant to the terms of Section 8.2 (Investments).
          “Permitted Liens” means, at any time, Liens in respect of Property of the Borrower and its Subsidiaries permitted to exist at such time pursuant to the terms of Section 8.1 (Liens).

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          “Person” means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, limited liability company, unincorporated association, joint venture or other entity or a Governmental Authority.
          “Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Internal Revenue Code or Title IV of ERISA, any ERISA Affiliate.
          “Pledge and Security Agreement” means an agreement, in substantially the form of Exhibit I (Form of Pledge and Security Agreement), executed by the Borrower and each Guarantor.
          “Pledged Debt Instruments” has the meaning specified in the Pledge and Security Agreement.
          “Pledged Stock” has the meaning specified in the Pledge and Security Agreement.
          “Pro Forma Basis” means that any Disposition, Restricted Payment, Investment or Acquisition shall be deemed to have occurred as of the first day of the most recent four Fiscal Quarter period preceding the date of such transaction for which the Borrower has delivered financial statements pursuant to Section 6.1(a) or (b)(Financial Statements). In connection with the foregoing, (a) with respect to any Disposition or income statement and cash flow statement items (whether positive or negative) attributable to the Property disposed of shall be excluded to the extent relating to any period occurring prior to the date of such transaction, and (b) with respect to any Acquisition or Investment, income statement items attributable to the Person or Property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (i) such items are not otherwise included in such income statement items for the Borrower and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in this Article I and (ii) such items are supported by financial statements or other information reasonably satisfactory to the Administrative Agent.
          “Pro Forma Compliance Certificate” means a certificate of a Responsible Officer of the Borrower containing reasonably detailed calculations of the financial covenants set forth in Article V (Financial Covenants) as of the most recent Fiscal Quarter end for which the Borrower has delivered financial statements pursuant to Section 6.1(a) or (b)(Financial Statements) after giving effect to the applicable transaction on a Pro Forma Basis.
          “Projections” means those financial projections dated July 20, 2007 covering the Fiscal Years ending in 2007 through 2012 inclusive, to be delivered to the Lenders by the Borrower.
          “Property” means any interest of any kind in any property or asset, whether real, personal or mixed, or tangible or intangible.
          “Purchasing Lender” has the meaning specified in Section 11.7 (Sharing of Payments, Etc.).
          “Ratable Portion” or (other than in the expression “equally and ratably”) “ratably” means, with respect to any Lender, the percentage obtained by dividing (i) the

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Orbital Sciences Corporation
Commitment of such Lender by (ii) the aggregate Commitments of all Lenders (or, at any time after the Termination Date, the percentage obtained by dividing the aggregate outstanding principal balance of the Revolving Credit Outstandings owing to such Lender by the aggregate outstanding principal balance of the Revolving Credit Outstandings owing to all Lenders).
          “Real Property” of any Person means the Land of such Person, together with the right, title and interest of such Person, if any, in and to the streets, the Land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, the air space and development rights pertaining to the Land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights appertaining to the use and enjoyment of the Land, including all alley, vault, drainage, mineral, water, oil and gas rights, together with all of the buildings and other improvements now or hereafter erected on the Land and any fixtures appurtenant thereto.
          “Reference Bank” means the Lender (or any Affiliate thereof) that is then acting as the Administrative Agent or an Affiliate of the Administrative Agent.
          “Register” has the meaning specified in Section 2.7(b) (Evidence of Debt).
          “Reimbursement Date” has the meaning specified in Section 2.4(h) (Letters of Credit).
          “Reimbursement Obligations” means, as and when matured, the obligation of the Borrower to pay, on the date payment is made or scheduled to be made to the beneficiary under each such Letter of Credit (or at such other date as may be specified in the applicable Letter of Credit Reimbursement Agreement) and in the currency drawn (or in such other currency as may be specified in the applicable Letter of Credit Reimbursement Agreement), all amounts of each draft and other requests for payments drawn under Letters of Credit, and all other matured reimbursement or repayment obligations of the Borrower to any Issuer with respect to amounts drawn under Letters of Credit.
          “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.
          “Requirement of Law” means, with respect to any Person, the common law and all federal, state, local and foreign laws, treaties, rules and regulations, orders, judgments, decrees and other determinations of, concessions, grants, franchises, licenses and other Contractual Obligations with, any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
          “Requisite Lenders” means, collectively, (a) on and prior to the Closing Date, Lenders having more than fifty percent (50%) of the aggregate outstanding amount of the Commitments, (b) after the Closing Date and on and prior to the Termination Date, Lenders having more than fifty percent (50%) of the sum of the aggregate outstanding amount of the Commitments and (c) after the Termination Date, Lenders having more than fifty percent (50%) of the sum of the aggregate Revolving Credit Outstandings. The Commitments and Revolving Credit Outstandings of a Non-Funding Lender shall not be included in the calculation of “Requisite Lenders.”

Credit Agreement
Orbital Sciences Corporation
          “Responsible Officer” means the chief executive officer, president, chief financial officer, senior vice president of finance, treasurer or assistant treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
          “Restricted Investment Subsidiary” has the meaning assigned to such term in Section 7.9 (Subsidiaries).
          “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Stock of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Stock or of any option, warrant or other right to acquire any such Stock and any voluntary or optional prepayment, redemption, defeasance or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), or refund, refinance or exchange of any Convertible Notes or any Subordinated Indebtedness. The term “Restricted Payment” shall not include (a) Restricted Payments made by any Subsidiary (directly or indirectly) to any Loan Party and (b) dividend payments and other distributions to the extent payable in the Stock of the Person making such payment or distribution.
          “Restricted Payment Cap Amount” means at any date of determination, the sum of (a) $50,000,000 plus (b) an amount equal to 50% of Consolidated Net Income for each Fiscal Quarter completed during the term of this Agreement minus (c) an amount equal to 100% of consolidated net loss, determined in accordance with GAAP, for the Borrower and each of its Subsidiaries for each Fiscal Quarter completed during the term of this Agreement.
          “Revolving Credit Lender” means each Lender that (a) has a Commitment, (b) holds a Revolving Loan or (c) participates in any Letter of Credit.
          “Revolving Credit Outstandings” means, at any particular time, the sum of (a) the principal amount of the Revolving Loans outstanding at such time, (b) the Letter of Credit Obligations outstanding at such time and (c) the principal amount of the Swing Loans outstanding at such time.
          “Revolving Loan” has the meaning specified in Section 2.1 (The Commitments).
          “S&P” means Standard & Poor’s Rating Services.
          “Sale and Leaseback Transaction” means, with respect to the Borrower or any Subsidiary, any arrangement, directly or indirectly, with any person whereby the Borrower or such Subsidiary shall sell or transfer any Property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such Property.
          “Sarbanes-Oxley Act” means the United States Sarbanes-Oxley Act of 2002.
          “Scheduled Termination Date” means August 17, 2012.

Credit Agreement
Orbital Sciences Corporation
          “Secured Obligations” means, in the case of the Borrower, the Obligations, and, in the case of any other Loan Party, the obligations of such Loan Party under the Guaranty and the other Loan Documents to which it is a party.
          “Secured Parties” means the Lenders, the Issuers, the Administrative Agent and any other holder of any Secured Obligation.
          “Securitization Transaction” means any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which the Borrower or any Subsidiary may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose Subsidiary or Affiliate or any other Person.
          “Security” means any Stock, Stock Equivalent, voting trust certificate, bond, debenture, note or other evidence of Indebtedness, whether secured, unsecured, convertible or subordinated, or any certificate of interest, share or participation in, any temporary or interim certificate for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, but shall not include any evidence of the Obligations.
          “Selling Lender” has the meaning specified in Section 11.7 (Sharing of Payments, Etc.).
          “Senior Notes” means those 9% Senior Notes of the Borrower due July 15, 2011, as amended, modified, supplemented, refinanced and replaced in accordance with the provisions thereof.
          “Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
          “Special Purpose Vehicle” means any special purpose funding vehicle identified as such in writing by any Lender to the Administrative Agent.
          “Standby Letter of Credit” means any Letter of Credit that is not a Documentary Letter of Credit.
          “Stock” means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.
          “Stock Equivalents” means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

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          “Subject Property” means the Property owned by the Borrower and described on Schedule 1.1(a)(Subject Property).
          “Subordinated Indebtedness” means any Indebtedness of the Borrower or its Subsidiaries which is incurred pursuant to Section 8.3(j) (Indebtedness).
          “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other business entity of which an aggregate of 50% or more of the outstanding Voting Stock is, at the time, directly or indirectly, owned or controlled by such Person or one or more Subsidiaries of such Person.
          “Substitute Institution” has the meaning specified in Section 2.17 (Substitution of Lenders).
          “Substitution Notice” has the meaning specified in Section 2.17 (Substitution of Lenders).
          “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, currency exchange transactions, interest rate exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
          “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
          “Swing Loan” has the meaning specified in Section 2.3 (Swing Loans).
          “Swing Loan Lender” means Citibank or any other Revolving Credit Lender that becomes the Administrative Agent or agrees, with the approval of the Administrative Agent and the Borrower, to act as the Swing Loan Lender hereunder, in each case in its capacity as the Swing Loan Lender hereunder.

Credit Agreement
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          “Swing Loan Request” has the meaning specified in Section 2.3(b) (Swing Loans).
          “Swing Loan Sublimit” means $15,000,000, or such other higher amount as may be determined by the Administrative Agent in its sole discretion following a Commitment increase pursuant to Section 2.1(b)(Additional Commitments).
          “Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on the balance sheet under GAAP.
          “Taxes” has the meaning specified in Section 2.16(a) (Taxes).
          “Termination Date” shall mean the earliest of (a) the Scheduled Termination Date, (b) the date of termination of all of the Commitments pursuant to Section 2.5 (Reduction and Termination of the Commitments) and (c) the date on which the Obligations become due and payable pursuant to Section 9.2 (Remedies).
          “Title IV Plan” means a pension plan, other than a Multiemployer Plan, covered by Title IV of ERISA and to which the Borrower, any of its Subsidiaries or any ERISA Affiliate has any obligation or liability, contingent or otherwise.
          “Total Assets” of any Person means, at any date, Consolidated total assets of such Person and its Subsidiaries at such date as determined in accordance with GAAP.
          “Total Consideration” means, with respect to any Acquisition, the aggregate cash and non-cash consideration for such Acquisition (including the principal amount of any Indebtedness assumed and the Borrower’s reasonable and good faith projections of the aggregate amount of any contingent payments (including earn-out payments) that the Borrower or any Subsidiary will ultimately have to pay in connection with such Acquisition, but specifically excluding the amount of any Stock of the Borrower issued to the seller).
          “UCC” has the meaning specified in the Pledge and Security Agreement.
          “Unfunded Pension Liability” means, with respect to the Borrower or any of its Subsidiaries at any time, the sum of (a) the amount, if any, by which the present value of all accrued benefits under each Title IV Plan (other than any Title IV Plan subject to Section 4063 of ERISA) exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, as determined as of the most recent valuation date for such Title IV Plan using the actuarial assumptions in effect under such Title IV Plan, (b) the aggregate amount of withdrawal liability that could be assessed under Section 4063 with respect to each Title IV Plan subject to such section, separately calculated for each such Title IV Plan as of its most recent valuation date and (c) for a period of five years following a transaction reasonably likely to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by the Borrower, any of its Subsidiaries or any ERISA Affiliate as a result of such transaction.
          “Unused Commitment Fee” has the meaning specified in Section 2.12(a) (Fees).

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Orbital Sciences Corporation
          “U.S. Lender” means each Lender or Issuer (or the Administrative Agent) that is a Domestic Person.
          “Voting Stock” means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).
          “Wholly-Owned Subsidiary” of any Person means any Subsidiary of such Person, all of the Stock of which (other than director’s qualifying shares, as may be required by law) is owned by such Person, either directly or indirectly through one or more Wholly-Owned Subsidiaries of such Person.
          Section 1.2 Computation of Time Periods
          In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”
          Section 1.3 Accounting Terms and Principles
          (a) Except as set forth below, all accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto (including for purpose of measuring compliance with Article V (Financial Covenants)) shall, unless expressly otherwise provided herein, be made in conformity with GAAP.
          (b) If any change in the accounting principles used in the preparation of the most recent Financial Statements referred to in Section 6.1 (Financial Statements) is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successors thereto) and such change is adopted by the Borrower with the agreement of the Borrower’s accountants and results in a change in any of the calculations required by Article V (Financial Covenants) or Article VIII (Negative Covenants) that would not have resulted had such accounting change not occurred, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such change such that the criteria for evaluating compliance with such covenants by the Borrower shall be the same after such change as if such change had not been made; provided, however, that no change in GAAP that would affect a calculation that measures compliance with any covenant contained in Article V (Financial Covenants) or Article VIII (Negative Covenants) shall be given effect until such provisions are amended to reflect such changes in GAAP.
          (c) For purposes of making all financial calculations to determine compliance with Article V (Financial Covenants), all components of such calculations shall be adjusted to include or exclude, as the case may be, without duplication, such components of such calculations attributable to any business or assets that have been acquired by the Borrower or any of its Subsidiaries (including through Permitted Acquisitions) after the first day of the applicable period of determination and prior to the end of such period, as determined in good faith by the Borrower on a Pro Forma Basis.

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Orbital Sciences Corporation
          Section 1.4 Conversion of Foreign Currencies
          (a) Consolidated Funded Indebtedness. Consolidated Funded Indebtedness denominated in any currency other than Dollars shall be calculated using the Dollar Equivalent thereof as of the date of the Financial Statements on which such Consolidated Funded Indebtedness is reflected.
          (b) Dollar Equivalents. The Administrative Agent shall determine the Dollar Equivalent of any amount as required hereby, and a determination thereof by the Administrative Agent shall be conclusive absent manifest error. The Administrative Agent may, but shall not be obligated to, rely on any determination made by any Loan Party in any document delivered to the Administrative Agent. The Administrative Agent may determine or redetermine the Dollar Equivalent of any amount on any date either in its own discretion or upon the request of any Lender or Issuer.
          (c) Rounding-Off. The Administrative Agent may round-off amounts hereunder to the nearest higher or lower amount in whole Dollar or cent to ensure amounts owing by any party hereunder are expressed in whole Dollars or in whole cents, as may be necessary or appropriate.
          Section 1.5 Certain Terms
          (a) The terms “herein,” “hereof,” “hereto” and “hereunder” and similar terms refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in, this Agreement.
          (b) Unless otherwise expressly indicated herein, references in this Agreement to an Exhibit, Schedule, Article, Section, clause or sub-clause refer to the appropriate Exhibit or Schedule to, or Article, Section, clause or sub-clause in this Agreement.
          (c) Each agreement defined in this Article I shall include all appendices, exhibits and schedules thereto and, unless otherwise expressly provided herein, references in this Agreement to such agreement shall be to such agreement as so amended, restated, supplemented or modified.
          (d) References in this Agreement to any statute shall be to such statute as amended or modified from time to time and to any successor legislation thereto, in each case as in effect at the time any such reference is operative.
          (e) The term “including” when used in any Loan Document means “including without limitation” except when used in the computation of time periods.
          (f) The terms “Lender,” “Issuer” and “Administrative Agent” include, without limitation, their respective successors.
          (g) Upon the appointment of any successor Administrative Agent pursuant to Section 10.7 (Successor Administrative Agent), references to Citibank in Section 10.4 (The Administrative Agent Individually) and to Citibank in the definitions of Base Rate, Dollar Equivalent, and Eurodollar Rate and Reference Bank shall be deemed to refer to the financial institution then acting as the Administrative Agent or one of its Affiliates if it so designates.

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          (h) References in this Agreement to “consolidating” shall only apply for such periods during which there exist Subsidiaries of the Borrower which are not Loan Parties (in which case consolidating financial statements shall be required only in respect of such Subsidiaries that are not Loan Parties).
ARTICLE II
The Facilities
          Section 2.1 The Commitments
          (a) Initial Commitments. On the terms and subject to the conditions contained in this Agreement, each Revolving Credit Lender severally agrees to make loans in Dollars (each a “Revolving Loan”) to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate principal amount at any time outstanding for all such loans by such Revolving Credit Lender not to exceed such Revolving Credit Lender’s Commitment; provided, however, that at no time shall any Revolving Credit Lender be obligated to make a Revolving Loan in excess of such Revolving Credit Lender’s Ratable Portion of the Available Credit. Within the limits of the Commitment of each Revolving Credit Lender, amounts of Revolving Loans repaid may be reborrowed under this Section 2.1.
          (b) Additional Commitments. The Borrower may at any time, upon prior written notice by the Borrower to the Administrative Agent, increase the Commitments by up to $75,000,000 with additional Commitments from any existing Lender or new Commitments from any other Person selected by the Borrower and approved by the Administrative Agent (which approval shall not be unreasonably withheld or delayed); provided that:
          (i) any such increase shall be in a minimum principal amount of $5,000,000 and in integral multiples of $5,000,000 in excess thereof;
          (ii) no Default shall be continuing at the time of any such increase;
          (iii) no existing Lender shall be under any obligation to increase its Commitment and any such decision whether to increase its Commitment shall be in such Lender’s sole and absolute discretion; and
          (iv) any new Lender shall join this Agreement by executing such joinder documents reasonably required by the Administrative Agent (but no consent from any existing Lender (other than any consent described in (iii) above from any Lender that is increasing its Commitment) shall be necessary in connection with the exercise of the Borrower’s rights hereunder).
     In connection with any such increase in the Commitments, (x) Schedule I (Commitments) shall be revised by the Administrative Agent to reflect the new Commitments and shall be distributed to the Lenders and (y) the Administrative Agent shall notify the Lenders and the Borrower, on or before 1:00 p.m., (New York time), on the day following the date of the effectiveness of such increase, and shall record in the Register all applicable additional information in respect thereof. On the date of any such increase in the Commitments, each Lender or Eligible Assignee participating therein shall be deemed to purchase (at par, with

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payment to be made by each participating Lender or Eligible Assignee to the Administrative Agent for the account of the existing Lenders) and assume from each existing Lender having Revolving Loans and participations in Letters of Credit and Swing Loans outstanding on such Commitment increase date, without recourse or warranty, an undivided interest and participation, to the extent of such Lender’s applicable percentage of the new Commitments (after giving effect to such increase), in the aggregate outstanding Revolving Loans and participations in Letters of Credit and Swing Loans, so as to ensure that, on such Commitment increase date after giving effect to such increase, each Lender is owed only its applicable percentage of the Revolving Loans and participations in Letters of Credit and Swing Loans outstanding on such Commitment increase date.
          Section 2.2 Borrowing Procedures
          (a) Each Borrowing shall be made on notice given by the Borrower to the Administrative Agent not later than 11:00 a.m. (New York time) (i) on the date of the proposed Borrowing, in the case of a Borrowing of Base Rate Loans and (ii) three Business Days prior to the date of the proposed Borrowing, in the case of a Borrowing of Eurodollar Rate Loans. Each such notice shall be in substantially the form of Exhibit C (Form of Notice of Borrowing) (a “Notice of Borrowing”), specifying, (A) the date of such proposed Borrowing, (B) the aggregate amount of such proposed Borrowing, (C) whether any portion of the proposed Borrowing will be of Base Rate Loans or Eurodollar Rate Loans and (D) for each Eurodollar Rate Loan, the initial Interest Period or Periods thereof. Loans shall be made as Base Rate Loans unless, subject to Section 2.14 (Special Provisions Governing Eurodollar Rate Loans), the Notice of Borrowing specifies that all or a portion thereof shall be Eurodollar Rate Loans. Notwithstanding anything to the contrary contained in Section 2.3(a) (Swing Loans), if any Notice of Borrowing requests a Borrowing of Base Rate Loans, the Administrative Agent may make a Swing Loan available to the Borrower in an aggregate amount not to exceed such proposed Borrowing, and the aggregate amount of the corresponding proposed Borrowing shall be reduced accordingly by the principal amount of such Swing Loan. Each Borrowing shall be in an aggregate amount of not less than $1,000,000 or an integral multiple of $500,000 in excess thereof. The Borrower may not request more than four Borrowings per month.
          (b) The Administrative Agent shall give to each Lender prompt notice of the Administrative Agent’s receipt of a Notice of Borrowing and, if Eurodollar Rate Loans are properly requested in such Notice of Borrowing, the applicable interest rate determined pursuant to Section 2.14(a) (Determination of Interest Rate). Each Lender shall, before 1:00 p.m. (New York time) on the date of the proposed Borrowing, make available to the Administrative Agent at its address referred to in Section 11.8 (Notices, Etc.), in immediately available funds, such Lender’s Ratable Portion of such proposed Borrowing. Upon fulfillment (or due waiver in accordance with Section 11.1 (Amendments, Waivers, Etc.)) (i) on the Closing Date, of the applicable conditions set forth Section 3.1 (Conditions Precedent to Initial Loans and Letters of Credit) and (ii) at any time (including the Closing Date), of the applicable conditions set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit), and after the Administrative Agent’s receipt of such funds, the Administrative Agent shall make such funds available to the Borrower.
          (c) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any proposed Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Ratable Portion of such Borrowing (or any portion

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thereof), the Administrative Agent may assume that such Lender has made such Ratable Portion available to the Administrative Agent on the date of such Borrowing in accordance with this Section 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Ratable Portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate for the first Business Day and thereafter at the interest rate applicable at the time to the Loans comprising such Borrowing. If such Lender shall repay to the Administrative Agent such corresponding amount, such corresponding amount so repaid shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement. If the Borrower shall repay to the Administrative Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have hereunder to the Borrower.
          (d) The failure of any Lender to make on the date specified any Loan or any payment required by it (such Lender being a “Non-Funding Lender”), including any payment in respect of its participation in Swing Loans and Letter of Credit Obligations, shall not relieve any other Lender of its obligations to make such Loan or payment on such date but no such other Lender shall be responsible for the failure of any Non-Funding Lender to make a Loan or payment required under this Agreement.
          Section 2.3 Swing Loans
          (a) On the terms and subject to the conditions contained in this Agreement, the Swing Loan Lender agrees to make, in Dollars, loans (each a “Swing Loan”) otherwise available to the Borrower under the Facility from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate principal amount at any time outstanding in an aggregate amount (together with the aggregate outstanding principal amount of any other Swing Loan) not to exceed the Swing Line Sublimit; provided, however, that to the extent that, after giving effect to such Swing Loan, the aggregate outstanding principal amount of such Swing Loan and any other Loan made by the Swing Loan Lender hereunder in its capacity as a Lender or the Swing Loan Lender would exceed the Swing Loan Lender’s Ratable Portion of the Available Credit, such Swing Loan shall by made by the Swing Loan Lender in its sole discretion; provided, further, that at no time shall the Swing Loan Lender make any Swing Loan to the extent that, after giving effect to such Swing Loan, the aggregate Revolving Credit Outstandings would exceed the Commitments in effect at such time. Each Swing Loan shall be a Base Rate Loan and must be repaid in full within seven days after its making or, if sooner, upon any Borrowing hereunder and shall in any event mature no later than the Termination Date. Within the limits set forth in the first sentence of this clause (a), amounts of Swing Loans repaid may be reborrowed under this clause (a).
          (b) In order to request a Swing Loan, the Borrower shall telecopy (or forward by electronic mail or similar means) to the Administrative Agent a duly completed request in substantially the form of Exhibit D (Form of Swing Loan Request), setting forth the requested amount and date of such Swing Loan (a “Swing Loan Request”), to be received by the Administrative Agent not later than 3:00 p.m. (New York time) on the day of the proposed borrowing. The Administrative Agent shall promptly notify the Swing Loan Lender of the details

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of the requested Swing Loan. Subject to the terms of this Agreement, the Swing Loan Lender may make a Swing Loan available to the Administrative Agent and, in turn, the Administrative Agent shall make such amounts available to the Borrower on the date of the relevant Swing Loan Request. The Swing Loan Lender shall not make any Swing Loan in the period commencing on the first Business Day after it receives written notice from the Administrative Agent or any Revolving Credit Lender that one or more of the conditions precedent contained in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) shall not on such date be satisfied, and ending when such conditions are satisfied. The Swing Loan Lender shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) have been satisfied in connection with the making of any Swing Loan.
          (c) The Swing Loan Lender shall notify the Administrative Agent in writing (which writing may be a telecopy or electronic mail) weekly, by no later than 10:00 a.m. (New York time) on the first Business Day of each week, of the aggregate principal amount of its Swing Loans then outstanding.
          (d) The Swing Loan Lender may demand at any time that each Revolving Credit Lender pay to the Administrative Agent, for the account of the Swing Loan Lender, in the manner provided in clause (e) below, such Revolving Credit Lender’s Ratable Portion of all or a portion of the outstanding Swing Loans, which demand shall be made through the Administrative Agent, shall be in writing and shall specify the outstanding principal amount of Swing Loans demanded to be paid.
          (e) The Administrative Agent shall forward each notice referred to in clause (c) above and each demand referred to in clause (d) above to each Revolving Credit Lender on the day such notice or such demand is received by the Administrative Agent (except that any such notice or demand received by the Administrative Agent after 2:00 p.m. (New York time) on any Business Day or any such demand received on a day that is not a Business Day shall not be required to be forwarded to the Revolving Credit Lenders by the Administrative Agent until the next succeeding Business Day), together with a statement prepared by the Administrative Agent specifying the amount of each Revolving Credit Lender’s Ratable Portion of the aggregate principal amount of the Swing Loans stated to be outstanding in such notice or demanded to be paid pursuant to such demand, and, notwithstanding whether or not the conditions precedent set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) and 2.1(a) (Commitments) shall have been satisfied (which conditions precedent the Revolving Credit Lenders hereby irrevocably waive), each Revolving Credit Lender shall, before 11:00 a.m. (New York time) on the Business Day next succeeding the date of such Revolving Credit Lender’s receipt of such notice or demand, make available to the Administrative Agent, in immediately available funds, for the account of the Swing Loan Lender, the amount specified in such statement. Upon such payment by a Revolving Credit Lender, such Revolving Credit Lender shall, except as provided in clause (f) below, be deemed to have made a Revolving Loan to the Borrower. The Administrative Agent shall use such funds to repay the Swing Loans to the Swing Loan Lender. To the extent that any Revolving Credit Lender fails to make such payment available to the Administrative Agent for the account of the Swing Loan Lender, the Borrower shall repay such Swing Loan on demand.
          (f) Upon the occurrence of a Default under Section 9.1(f) (Events of Default), each Revolving Credit Lender shall acquire, without recourse or warranty, an undivided participation in each Swing Loan otherwise required to be repaid by such Revolving Credit

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Lender pursuant to clause (e) above, which participation shall be in a principal amount equal to such Revolving Credit Lender’s Ratable Portion of such Swing Loan, by paying to the Swing Loan Lender on the date on which such Revolving Credit Lender would otherwise have been required to make a payment in respect of such Swing Loan pursuant to clause (e) above, in immediately available funds, an amount equal to such Revolving Credit Lender’s Ratable Portion of such Swing Loan. If all or part of such amount is not in fact made available by such Revolving Credit Lender to the Swing Loan Lender on such date, the Swing Loan Lender shall be entitled to recover any such unpaid amount on demand from such Revolving Credit Lender together with interest accrued from such date at the Federal Funds Rate for the first Business Day after such payment was due and thereafter at the rate of interest then applicable to Base Rate Loans.
          (g) From and after the date on which any Revolving Credit Lender (i) is deemed to have made a Revolving Loan pursuant to clause (e) above with respect to any Swing Loan or (ii) purchases an undivided participation interest in a Swing Loan pursuant to clause (f) above, the Swing Loan Lender shall promptly distribute to such Revolving Credit Lender such Revolving Credit Lender’s Ratable Portion of all payments of principal of and interest received by the Swing Loan Lender on account of such Swing Loan other than those received from a Revolving Credit Lender pursuant to clause (e) or (f) above.
          Section 2.4 Letters of Credit
          (a) On the terms and subject to the conditions contained in this Agreement, each Issuer agrees to Issue at the request of the Borrower and for the account of the Borrower one or more Letters of Credit from time to time on any Business Day during the period commencing on the Closing Date and ending on the earlier of the Termination Date and 30 days prior to the Scheduled Termination Date; provided, however, that no Issuer shall be under any obligation to Issue (and, upon the occurrence and continuance of any of the events described in clauses (ii), (iii), (iv), (v), and (vi)(A) below, shall not Issue) any Letter of Credit upon the occurrence and continuance of any of the following:
          (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such Issuer from Issuing such Letter of Credit or any Requirement of Law applicable to such Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuer shall prohibit, or request that such Issuer refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuer is not otherwise compensated) not in effect on the date of this Agreement or result in any unreimbursed loss, cost or expense that was not applicable, in effect or known to such Issuer as of the date of this Agreement and that such Issuer in good faith deems material to it;
          (ii) such Issuer shall have received any written notice of the type described in clause (d) below;
          (iii) after giving effect to the Issuance of such Letter of Credit, the aggregate Revolving Credit Outstandings would exceed the aggregate Commitments in effect at such time;

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          (iv) after giving effect to the Issuance of such Letter of Credit, the aggregate Letter of Credit Obligations at such time exceed the Letter of Credit Sublimit;
          (v) (A) such Letter of Credit is requested to be denominated in any Alternative Currency and the Issuer receives written notice from the Administrative Agent at or before 11:00 a.m. (New York time) on the date of the proposed Issuance of such Letter of Credit stating that, immediately after giving effect to the Issuance of such Letter of Credit, all Letter of Credit Obligations at such time in respect of each Letter of Credit denominated in currencies other than Dollars would exceed $5,000,000 or (B) such Letter of Credit is requested to be denominated in any currency other than Dollars or an Alternative Currency;
          (vi) (A) any fees due in connection with a requested Issuance have not been paid, (B) such Letter of Credit is requested to be Issued in a form that is not acceptable to such Issuer or (C) the Issuer for such Letter of Credit shall not have received, in form and substance reasonably acceptable to it and, if applicable, duly executed by such Borrower, applications, agreements and other documentation (collectively, a “Letter of Credit Reimbursement Agreement”) such Issuer generally employs in the ordinary course of its business for the Issuance of letters of credit of the type of such Letter of Credit;
          (vii) the issuance of such Letter of Credit would violate one or more policies of the applicable Issuer where such policy applies to borrowers generally; or
          (viii) a default of any Lender’s obligations to fund under Section 2.4(h) exists or any Lender is at such time a Non-Funding Lender hereunder, unless such Issuer has entered into satisfactory arrangements with the Borrower or such Lender to eliminate such Issuer’s risk with respect to such Lender.
In the event of a Letter of Credit request during the continuance of any of the events described in clauses (ii), (iii), (iv), (v), and (vi)(A) above, the Administrative Agent shall promptly notify the applicable Issuer thereof; provided, however, that, during the continuance of such an event, if the Administrative Agent has not so notified the applicable Issuer and a Letter of Credit is Issued thereby, such Issuer shall be deemed not to have violated the terms of this Section 2.4(a). None of the Revolving Credit Lenders (other than the Issuers in their capacity as such) shall have any obligation to Issue any Letter of Credit.
          (b) Any Letter of Credit with a term less than or equal to one year may provide for the renewal thereof for additional periods less than or equal to one year, as long as, on or before the expiration of each such term and each such period, the Issuer of such Letter or Credit shall have the option to prevent such renewal. Any Letter of Credit with an expiration date beyond the date that is five days prior to the Scheduled Termination Date shall, in the case of such a Letter of Credit where Citibank is the Issuer, be subject to a Letter of Credit Reimbursement Agreement of continuing effect and in the form required by the applicable Issuer and shall be subject to the actions required by Section 9.3 (Actions in Respect of Letters of Credit); provided, however, that neither the Issuer of such Letter of Credit nor the Borrower shall permit any such Letter of Credit to be denominated in any currency other than Dollars.
          (c) In connection with the Issuance of each Letter of Credit, the Borrower shall give the relevant Issuer and the Administrative Agent at least two Business Days’ prior

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written notice, in substantially the form of Exhibit E (Form of Letter of Credit Request) (or in such other written or electronic form as is acceptable to the Issuer), of the requested Issuance of such Letter of Credit (a “Letter of Credit Request”). Such notice shall be irrevocable and shall specify the Issuer of such Letter of Credit, the currency of issuance and face amount of the Letter of Credit requested (whose Dollar Equivalent shall not be less than $10,000), the date of Issuance of such requested Letter of Credit, the date on which such Letter of Credit is to expire (which date shall be a Business Day) and, in the case of an issuance, the Person in whose favor the requested Letter of Credit is to be issued, which may include foreign commercial banks which have issued letters of credit or bank guarantees on behalf of the Borrower or any of its Subsidiaries. Such notice, to be effective, must be received by the relevant Issuer and the Administrative Agent not later than 11:00 a.m. (New York time) on the second Business Day prior to the requested Issuance of such Letter of Credit.
          (d) Subject to the satisfaction of the conditions set forth in this Section 2.4, the relevant Issuer shall, on the requested date, Issue a Letter of Credit on behalf of the Borrower in accordance with such Issuer’s usual and customary business practices. No Issuer shall Issue any Letter of Credit in the period commencing on the first Business Day after it receives written notice from any Revolving Credit Lender that one or more of the conditions precedent contained in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) or clause (a) above (other than those conditions set forth in clauses (a)(i), (a)(vi)(B) and (C) above and, to the extent such clause relates to fees owing to the Issuer of such Letter of Credit and its Affiliates, clause (a)(vi)(A) above) are not on such date satisfied or duly waived and ending when such conditions are satisfied or duly waived. No Issuer shall otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) have been satisfied in connection with the Issuance of any Letter of Credit.
          (e) The Borrower agrees that, if requested by the Issuer of any Letter of Credit, it shall execute a Letter of Credit Reimbursement Agreement in the form required by the applicable Issuer in respect to any Letter of Credit Issued hereunder. In the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall govern.
          (f) Each Issuer shall comply with the following:
          (i) give the Administrative Agent written notice (or telephonic notice confirmed promptly thereafter in writing), which writing may be a telecopy or electronic mail, of the Issuance of any Letter of Credit Issued by it, of all drawings under any Letter of Credit Issued by it and of the payment (or the failure to pay when due) by the Borrower of any Reimbursement Obligation when due (which notice the Administrative Agent shall promptly transmit by telecopy, electronic mail or similar transmission to each Revolving Credit Lender);
          (ii) upon the request of any Revolving Credit Lender, furnish to such Revolving Credit Lender copies of any Letter of Credit Reimbursement Agreement to which such Issuer is a party and such other documentation as may reasonably be requested by such Revolving Credit Lender; and
          (iii) no later than 10 Business Days following the last day of each calendar quarter, provide to the Administrative Agent (and the Administrative Agent

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shall provide a copy to each Revolving Credit Lender requesting the same) and the Borrower separate schedules for Documentary Letters of Credit and Standby Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, setting forth the aggregate Letter of Credit Obligations, in each case outstanding at the end of each calendar quarter and any information requested by the Borrower or the Administrative Agent relating thereto.
          (g) Immediately upon the issuance by an Issuer of a Letter of Credit in accordance with the terms and conditions of this Agreement, such Issuer shall be deemed to have sold and transferred to each Revolving Credit Lender, and each Revolving Credit Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Revolving Credit Lender’s Ratable Portion of the Commitments, in such Letter of Credit and the obligations of the Borrower with respect thereto (including all Letter of Credit Obligations with respect thereto) and any security therefor and guaranty pertaining thereto.
          (h) The Borrower agrees to pay to the Issuer of any Letter of Credit the amount of all Reimbursement Obligations owing to such Issuer under any Letter of Credit issued for its account no later than the date that payment has been made under such Letter of Credit(as notified by the Issuer to the Borrower) (the “Reimbursement Date”), irrespective of any claim, set-off, defense or other right that the Borrower may have at any time against such Issuer or any other Person. In the event that any Issuer makes any payment under any Letter of Credit and the Borrower shall not have repaid such amount to such Issuer pursuant to this clause (h) or any such payment by the Borrower is rescinded or set aside for any reason, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Reimbursement Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Ratable Portion thereof. In such event, the Borrower shall be deemed to have requested a borrowing of Base Rate Loans to be disbursed on the Reimbursement Date in an amount equal to the Unreimbursed Amount (or, if the time for requesting a borrowing of Base Rate Loans on such date has passed, the Borrower shall be deemed to have so requested a borrowing of Swing Loans, or if the time for requesting a borrowing of Base Rate Loans and Swing Loans on such date has passed, then the Borrower shall be deemed to have so requested a borrowing of Base Rate Loans on the succeeding Business Day) without regard to the minimum and multiples specified in Section 2.2(a)(Borrowing Procedures) or the conditions contained in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit); provided, however, that if such Base Rate Loan is made after the Reimbursement Date, interest shall be payable on demand and shall accrue from the Reimbursement Date to the date of making such Base Rate Loan for the account of the applicable Issuer at the rate of interest applicable during such period to past due Revolving Loans that are Base Rate Loans. Such Reimbursement Obligation shall be payable on demand with interest thereon computed, to the extent not funded by a Base Rate Loan or Swing Loan as described above, from the date on which such Reimbursement Obligation arose until the date of repayment in full, at the rate of interest applicable during such period to past due Revolving Loans that are Base Rate Loans, and such Issuer shall promptly notify the Administrative Agent, which shall promptly notify each Revolving Credit Lender of such failure, and each Revolving Credit Lender shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuer the amount of such Revolving Credit Lender’s Ratable Portion of such payment (or the Dollar Equivalent thereof if such payment was made in any currency other than Dollars) in immediately available Dollars. If the Administrative Agent so notifies such Revolving Credit Lender prior to 11:00 a.m. (New York time) on any Business Day, each Revolving Credit Lender

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shall make available to the Administrative Agent for the account of such Issuer its Ratable Portion of the amount of such payment on such Business Day in immediately available funds. Upon such payment by a Revolving Credit Lender, such Revolving Credit Lender shall notwithstanding whether or not the conditions precedent set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) shall have been satisfied (which conditions precedent the Revolving Credit Lenders hereby irrevocably waive), be deemed to have made a Revolving Loan to the Borrower in the principal amount of such payment. Whenever any Issuer receives from the Borrower a payment of a Reimbursement Obligation as to which the Administrative Agent has received for the account of such Issuer any payment from a Revolving Credit Lender pursuant to this clause (h), such Issuer shall pay over to the Administrative Agent any amount received in excess of such Reimbursement Obligation and, upon receipt of such amount, the Administrative Agent shall promptly pay over to each Revolving Credit Lender, in immediately available funds, an amount equal to such Revolving Credit Lender’s Ratable Portion of the amount of such payment adjusted, if necessary, to reflect the respective amounts the Revolving Credit Lenders have paid in respect of such Reimbursement Obligation.
          (i) If and to the extent any Revolving Credit Lender shall not have so made its Ratable Portion of the amount of the payment required by clause (h) above available to the Administrative Agent for the account of such Issuer, such Revolving Credit Lender agrees to pay to the Administrative Agent for the account of such Issuer forthwith on demand any such unpaid amount together with interest thereon, for the first Business Day after payment was first due at the Federal Funds Rate and, thereafter, until such amount is repaid to the Administrative Agent for the account of such Issuer, at a rate per annum equal to the rate applicable to Base Rate Loans under the Facility.
          (j) The Borrower’s obligation to pay each Reimbursement Obligation and the obligations of the Revolving Credit Lenders to make payments to the Administrative Agent for the account of the Issuers with respect to Letters of Credit shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever and irrespective of any of the following:
          (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;
          (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;
          (iii) the existence of any claim, set-off, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, any Issuer, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;
          (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

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          (v) payment by the Issuer under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit;
          (vi) any other act or omission to act or delay of any kind of the Issuer, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.4, constitute a legal or equitable discharge of the Borrower’s obligations hereunder; and
          (vii) any failure to satisfy any conditions precedent set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) or the occurrence of any Default or Event of Default under any Loan Document.
Any action taken or omitted to be taken by the relevant Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not result in any liability of such Issuer to the Borrower or any Lender. In determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, the Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit, the Issuer may rely exclusively on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuer.
          (k) Schedule 2.4 (Existing Letters of Credit) contains a schedule of certain letters of credit issued prior to the Closing Date under the Existing Credit Agreement for the account of the Borrower. On the Closing Date (i) such letters of credit, to the extent outstanding, shall be automatically and without further action by the parties thereto converted to Letters of Credit issued pursuant to this Section 2.4 for the account of the Borrower and subject to the provisions hereof, and for this purpose the fees specified in Section 2.12(b)(ii)(Fees) shall be payable (in substitution for any fees set forth in the applicable letter of credit reimbursement agreements or applications relating to such letters of credit) as if such letters of credit had been issued on the Closing Date, it being understood that no fees shall become payable pursuant to Section 2.12(b)(i)(Fees) in connection with such letters of credit, (ii) the issuers of such Letters of Credit shall be deemed to be “Issuers” hereunder, (iii) the face amount of such letters of credit shall be included in the calculation of Letter of Credit Obligations and (iv) all liabilities of the Borrower with respect to such letters of credit shall constitute Obligations.
          (l) Cash Collateral Account. The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuers and the Lenders, a security interest in all cash, deposit accounts and all balances therein and all proceeds of the foregoing as required to be deposited in furtherance of Section 2.9(Mandatory Prepayments) and Section 9.3(Actions in

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Respect of Letters of Credit). Cash collateral shall be maintained in blocked, interest bearing deposit accounts at Citibank. All interest on such cash collateral shall be paid as follows: (i) if such cash collateral is delivered to the Administrative Agent by the Borrower pursuant to any of Section 2.9(Mandatory Prepayments) or Section 9.3(Actions in Respect of Letters of Credit), then such interest shall be paid to the Borrower upon the Borrower’s request, provided that such interest shall first be applied to all outstanding Obligations at such time and the balance shall be distributed to the Borrower, and (ii) if such cash collateral is delivered to the Administrative Agent by the Borrower at any time that such cash collateral is not required to be delivered under this Agreement, then such interest shall be distributed to the Borrower (provided that if at any time after such delivery of cash collateral the Borrower would have been required to deliver cash collateral pursuant to any of Sections 2.9 or 9.3, the interest shall be applied as provided in clause (i) above).
          (m) Notwithstanding anything set forth in this Agreement to the contrary, the obligations of each Revolving Credit Lender under Sections 2.4(h) and (i) above shall not be affected by the occurrence of the Termination Date or the termination of the Commitments.
          (n) Unless otherwise expressly agreed by the applicable Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an existing letter of credit), (i) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) (the “ISP”) shall apply to each Standby Letter of Credit and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each Documentary Letter of Credit. For all purposes of this Agreement, if on any date of determination, a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, the applicable Issuer shall notify the Administrative Agent thereof and such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
          Section 2.5 Reduction and Termination of the Commitments
          The Borrower may, upon at least three Business Days’ prior notice to the Administrative Agent, terminate in whole or reduce in part ratably the unused portions of the respective Commitments of the Revolving Credit Lenders; provided, however, that each partial reduction shall be in an aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Subject to Section 2.4(m)(Letters of Credit), all outstanding Commitments shall terminate on the Termination Date.
          Section 2.6 Repayment of Loans
          The Borrower promises to repay the entire unpaid principal amount of the Revolving Loans and the Swing Loans on the Scheduled Termination Date or earlier, if otherwise required by the terms hereof; provided, however, that any Revolving Loans and Swing Loans made after the Termination Date pursuant to Section 2.4(h)(Letters of Credit) shall be payable on demand as required by the terms thereof.

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          Section 2.7 Evidence of Debt
          (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.
     (b) (i) The Administrative Agent, acting as agent of the Borrower solely for this purpose and for tax purposes, shall establish and maintain at its address referred to in Section 11.8 (Notices, Etc.) a record of ownership (the “Register”) in which the Administrative Agent agrees to register by book entry the Administrative Agent’s, each Lender’s and each Issuer’s interest in each Loan, each Letter of Credit and each Reimbursement Obligation, and in the right to receive any payments hereunder and any assignment of any such interest or rights. In addition, the Administrative Agent, acting as agent of the Borrower solely for this purpose and for tax purposes, shall establish and maintain accounts in the Register in accordance with its usual practice in which it shall record (i) the names and addresses of the Lenders and the Issuers, (ii) the Commitments of each Lender from time to time, (iii) the amount of each Loan made and, if a Eurodollar Rate Loan, the Interest Period applicable thereto, (iv) the amount of any principal or interest due and payable, and paid, by the Borrower to, or for the account of, each Lender hereunder, (v) the amount that is due and payable, and paid, by the Borrower to, or for the account of, each Issuer, including the amount of Letter Credit Obligations (specifying the amount of any Reimbursement Obligations) due and payable to an Issuer, and (vi) the amount of any sum received by the Administrative Agent hereunder from the Borrower, whether such sum constitutes principal or interest (and the type of Loan to which it applies), fees, expenses or other amounts due under the Loan Documents and each Lender’s and Issuer’s, as the case may be, share thereof, if applicable.
          (i) Notwithstanding anything to the contrary contained in this Agreement, the Loans (including the Notes evidencing such Loans) and the Reimbursement Obligations are registered obligations and the right, title, and interest of the Lenders and the Issuers and their assignees in and to such Loans or Reimbursement Obligations, as the case may be, shall be transferable only upon notation of such transfer in the Register. A Note shall only evidence the Lender’s or a registered assignee’s right, title and interest in and to the related Loan, and in no event is any such Note to be considered a bearer instrument or obligation. This Section 2.7(b) and Section 11.2 shall be construed so that the Loans and Reimbursement Obligations are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (or any successor provisions of the Code or such regulations).
          (c) The entries made in the Register and in the accounts therein maintained pursuant to clauses (a) and (b) above shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms. In addition, the Loan Parties, the Administrative Agent, the Lenders and the Issuers shall treat each Person whose name is recorded in the Register as a Lender or as an Issuer, as applicable, for all purposes of this Agreement. Information contained in the Register with respect to any Lender or Issuer shall be available for inspection by the

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Borrower, the Administrative Agent, such Lender or such Issuer at any reasonable time and from time to time upon reasonable prior notice.
          (d) Notwithstanding any other provision of the Agreement, in the event that any Lender requests that the Borrower execute and deliver a promissory note or notes payable to such Lender in order to evidence the Indebtedness owing to such Lender by the Borrower hereunder, the Borrower shall promptly execute and deliver a Note or Notes to such Lender evidencing any Revolving Loans of such Lender, substantially in the forms of Exhibit B (Form of Note).
          Section 2.8 Optional Prepayments
          (a) The Borrower may prepay the outstanding principal amount of the Revolving Loans and Swing Loans in whole or in part at any time; provided, however, that if any prepayment of any Eurodollar Rate Loan is made by the Borrower other than on the last day of an Interest Period for such Loan, the Borrower shall also pay any amount owing pursuant to Section 2.14(e) (Breakage Costs).
          (b) The Borrower shall have no right to prepay the principal amount of any Revolving Loan other than as provided in this Section 2.8.
          Section 2.9 Mandatory Prepayments
          If at any time prior to the Termination Date, the aggregate principal amount of Revolving Credit Outstandings exceeds the aggregate Commitments at such time, the Borrower shall forthwith prepay the Swing Loans first and then the Revolving Loans then outstanding in an amount equal to such excess. If any such excess remains after repayment in full of the aggregate outstanding Swing Loans and Revolving Loans, the Borrower shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Section 9.3 (Actions in Respect of Letters of Credit) in an amount equal to 100% of such excess.
          Section 2.10 Interest
          (a) Rate of Interest. All Loans and the outstanding amount of all other Obligations (other than pursuant to any Swap Contracts or Cash Management Document that are Loan Documents, which shall not be subject to any additional economic obligations on the part of Borrower or its Subsidiaries that are not specified in such agreements), shall bear interest, in the case of Loans, on the unpaid principal amount thereof from the date such Loans are made and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in clause (c) below, as follows:
          (i) if a Base Rate Loan or such other Obligation, at a rate per annum equal to the sum of (A) the Base Rate as in effect from time to time and (B) the Applicable Margin for Revolving Loans that are Base Rate Loans; and
          (ii) if a Eurodollar Rate Loan, at a rate per annum equal to the sum of (A) the Eurodollar Rate determined for the applicable Interest Period and (B) the Applicable Margin in effect from time to time during such Interest Period.

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Orbital Sciences Corporation
          (b) Interest Payments. (i) Interest accrued on each Base Rate Loan (other than Swing Loans) shall be payable in arrears (A) on the first Business Day of each calendar quarter, commencing on the first such day following the making of such Base Rate Loan and (B) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Base Rate Loan, (ii) interest accrued on Swing Loans shall be payable in arrears on the first Business Day of the immediately succeeding calendar quarter, (iii) interest accrued on each Eurodollar Rate Loan shall be payable in arrears (A) on the last day of each Interest Period applicable to such Loan and, if such Interest Period has a duration of more than three months, on each date during such Interest Period occurring every three months from the first day of such Interest Period, (B) upon the payment or prepayment thereof in full or in part and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Eurodollar Rate Loan and (iv) interest accrued on the amount of all other Obligations shall be payable on demand from and after the time such Obligation becomes due and payable (whether by acceleration or otherwise).
          (c) Default Interest. Notwithstanding the rates of interest specified in clause (a) above or elsewhere herein, effective immediately upon the occurrence of an Event of Default and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans and the amount of all other Obligations then due and payable shall bear interest at a rate that is two percent per annum in excess of the rate of interest applicable to such Loans or other Obligations from time to time. Such interest shall be payable on the date that would otherwise be applicable to such interest pursuant to cause (b) above or otherwise on demand.
          Section 2.11 Conversion/Continuation Option
          (a) The Borrower may elect (i) at any time on any Business Day to convert Base Rate Loans (other than Swing Loans) or any portion thereof to Eurodollar Rate Loans and (ii) at the end of any applicable Interest Period, to convert Eurodollar Rate Loans or any portion thereof into Base Rate Loans or to continue such Eurodollar Rate Loans or any portion thereof for an additional Interest Period; provided, however, that the aggregate amount of the Eurodollar Loans for each Interest Period must be in the amount of at least $1,000,000 or an integral multiple of $500,000 in excess thereof. Each conversion or continuation shall be allocated among the Loans of each Lender in accordance with such Lender’s Ratable Portion. Each such election shall be in substantially the form of Exhibit F (Form of Notice of Conversion or Continuation) (a “Notice of Conversion or Continuation”) and shall be made by giving the Administrative Agent at least three Business Days’ prior written notice specifying (A) the amount and type of Loan being converted or continued, (B) in the case of a conversion to or a continuation of Eurodollar Rate Loans, the applicable Interest Period and (C) in the case of a conversion, the date of such conversion.
          (b) The Administrative Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the options selected therein. Notwithstanding the foregoing, no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans and no continuation in whole or in part of Eurodollar Rate Loans upon the expiration of any applicable Interest Period shall be permitted at any time at which (A) a Default or an Event of Default shall have occurred and be continuing or (B) the continuation of, or conversion into, a Eurodollar Rate Loan would violate any provision of Section 2.14 (Special Provisions Governing Eurodollar Rate Loans). If, within the time period required under the terms of this Section 2.11, the Administrative Agent does not receive a Notice of Conversion or Continuation from the Borrower containing a permitted election to continue any Eurodollar Rate

Credit Agreement
Orbital Sciences Corporation
Loans for an additional Interest Period or to convert any such Loans, then, upon the expiration of the applicable Interest Period, such Loans shall be automatically converted to Base Rate Loans. Each Notice of Conversion or Continuation shall be irrevocable.
          Section 2.12 Fees
          (a) Unused Commitment Fee. The Borrower agrees to pay in immediately available Dollars to each Revolving Credit Lender a commitment fee on the actual daily amount by which the Commitment of such Revolving Credit Lender exceeds such Lender’s Ratable Portion of the sum of (i) the aggregate outstanding principal amount of Revolving Loans and (ii) the outstanding amount of the aggregate Letter of Credit Obligations (the “Unused Commitment Fee”) from the date hereof through the Termination Date at the Applicable Unused Commitment Fee Rate, payable in arrears (x) on the first Business Day of each calendar quarter, commencing on the first such Business Day following the Closing Date and (y) on the Termination Date.
          (b) Letter of Credit Fees. The Borrower agrees to pay the following amounts with respect to Letters of Credit issued by any Issuer:
          (i) directly to the account of each Issuer of a Letter of Credit, with respect to each Letter of Credit issued by such Issuer, such issuance or fronting fees in the amounts and at the times as may be agreed from time to time between the Borrower and such Issuer.
          (ii) to the Administrative Agent for the ratable benefit of the Revolving Credit Lenders, with respect to each Letter of Credit, a fee accruing each day in Dollars at a rate per annum equal to the Applicable Margin for Revolving Loans that are Eurodollar Rate Loans on the amount available to be drawn on that day under such Letter of Credit on any date of determination, payable in arrears as follows: (A) Letter of Credit fees equal to fifty basis points (0.50%) per annum times the amount available to be drawn on that day under such Letter of Credit shall be due and payable on the first Business Day of each calendar quarter, commencing on the first such Business Day following the issuance of such Letter of Credit, and on the last to occur of (1) the Termination Date and (2) the first date following the Termination Date on which the aggregate of all Letter of Credit Obligations equals zero and (B) the balance of the Letter of Credit fees owing in respect of such Letters of Credit shall be payable on the first Business Day of each calendar year and on the first date following the Termination Date on which the aggregate of all Letter of Credit Obligations equals zero. If there is any change in the Applicable Margin during any quarter, the daily amount of each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. On each day during the continuance of an Event of Default, the Applicable Margin applicable to the foregoing Letter of Credit fees shall be increased by two percent per annum (instead of, and not in addition to, any increase pursuant to Section 2.10(c) (Interest)) and shall be payable on demand.
          (iii) to the Issuer of any Letter of Credit, with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with such Issuer’s standard schedule for such charges in effect at the time of issuance, amendment, transfer or drawing, as the case may be.

Credit Agreement
Orbital Sciences Corporation
          (c) Additional Fees. The Borrower has agreed to pay to the Administrative Agent and the Arranger additional fees, the amount and dates of payment of which are embodied in the Fee Letter.
          Section 2.13 Payments and Computations
          (a) The Borrower shall make each payment hereunder (including fees and expenses) not later than 11:00 a.m. (New York time) on the day when due, in the currency specified herein (or, if no such currency is specified, in Dollars) to the Administrative Agent at its address referred to in Section 11.8 (Notices, Etc.) in immediately available funds without set-off or counterclaim. The Administrative Agent shall promptly thereafter cause to be distributed immediately available funds relating to the payment of principal, interest or fees to the Lenders, in accordance with the application of payments set forth in clause (f) or (g) below, as applicable, for the account of their respective Applicable Lending Offices; provided, however, that amounts payable pursuant to Section 2.15 (Capital Adequacy), Section 2.16 (Taxes)or Section 2.14(c) or (d) (Special Provisions Governing Eurodollar Rate Loans)shall be paid only to the affected Lender or Lenders and amounts payable with respect to Swing Loans shall be paid only to the Swing Loan Lender. Payments received by the Administrative Agent after 11:00 a.m. (New York time) shall be deemed to be received on the next Business Day.
          (b) All computations of interest and of fees shall be made by the Administrative Agent on the basis of a year of 360 days, or, in the case of interest in respect of Loans which are Base Rate Loans, on the basis of a year of 365 or 366 days, as the case may be and actual days elapsed, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination by the Administrative Agent of a rate of interest hereunder shall be conclusive and binding for all purposes, absent manifest error.
          (c) Each payment by the Borrower of any Loan, Reimbursement Obligation (including interest or fees in respect thereof) and each reimbursement of various costs, expenses or other Obligation shall be made in the currency in which such Loan was made, such Letter of Credit issued or such cost, expense or other Obligation was incurred; provided, however, that (i) the Letter of Credit Reimbursement Agreement for a Letter of Credit may specify another currency for the Reimbursement Obligation in respect of such Letter of Credit and (ii) other than for payments in respect of a Loan or Reimbursement Obligation, Loan Documents duly executed by the Administrative Agent or any Swap Contract may specify other currencies of payment for Obligations created by or directly related to such Loan Document or Swap Contract.
          (d) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of any Eurodollar Rate Loan to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day. All repayments of any Revolving Loans shall be applied as follows: first, to repay such Loans outstanding as Base Rate Loans and then, to repay such Loans outstanding as Eurodollar Rate Loans, with those Eurodollar Rate Loans having earlier expiring Eurodollar Interest Periods being repaid prior to those having later expiring Eurodollar Interest Periods.

Credit Agreement
Orbital Sciences Corporation
          (e) Unless the Administrative Agent shall have received notice from the Borrower to the Lenders prior to the date on which any payment is due hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon (at the Federal Funds Rate for the first Business Day and thereafter, at the rate applicable to Base Rate Loans) for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent.
          (f) Except for payments and other amounts received by the Administrative Agent and applied in accordance with the provisions of clause (g) below (or required to be applied in accordance with Section 2.9 (Mandatory Prepayments)), all payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrower shall be applied as follows: first, to pay principal of, and interest on, any portion of the Loans the Administrative Agent may have advanced pursuant to the express provisions of this Agreement on behalf of any Lender, for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower, second, to pay all other Obligations then due and payable and third, as the Borrower so designates. Payments in respect of Swing Loans received by the Administrative Agent shall be distributed to the Swing Loan Lender; payments in respect of Revolving Loans received by the Administrative Agent shall be distributed to each Revolving Credit Lender in accordance with such Lender’s Ratable Portion of the Commitments; and all payments of fees and all other payments in respect of any other Obligation shall be allocated among such of the Lenders and Issuers as are entitled thereto and, for such payments allocated to the Lenders, in proportion to their respective Ratable Portions.
          (g) The Borrower hereby irrevocably waives the right to direct the application of any and all payments in respect of the Obligations and any proceeds of Collateral after the occurrence and during the continuance of an Event of Default and agrees that, notwithstanding clause (f) above, the Administrative Agent may, and, upon either (A) the written direction of the Requisite Lenders or (B) the acceleration of the Obligations pursuant to Section 9.2 (Remedies) shall apply all payments in respect of any Obligations and all proceeds of Collateral in the following order:
          (i) first, to pay interest on and then principal of any portion of the Revolving Loans that the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower;
          (ii) second, to pay Secured Obligations in respect of any expense reimbursements or indemnities then due to the Administrative Agent, the Lenders and the Issuers;
          (iii) third, to pay Secured Obligations in respect of any fees then due to the Administrative Agent, the Lenders and the Issuers;

Credit Agreement
Orbital Sciences Corporation
          (iv) fourth, to pay interest then due and payable in respect of the Loans and Reimbursement Obligations;
          (v) fifth, to pay or prepay principal amounts on the Loans and Reimbursement Obligations and to provide cash collateral for outstanding Letter of Credit Undrawn Amounts in the manner described in Section 9.3 (Actions in Respect of Letters of Credit), and to pay Cash Management Obligations and amounts owing with respect to Swap Contracts, ratably to the aggregate principal amount of such Loans, Reimbursement Obligations and Letter of Credit Undrawn Amounts, Cash Management Obligations, and Obligations owing with respect to Swap Contracts; and
          (vi) sixth, to the ratable payment of all other Secured Obligations;
provided, however, that if sufficient funds are not available to fund all payments to be made in respect of any Secured Obligation described in any of clauses (i), (ii), (iii), (iv), (v) and (vi) above, the available funds being applied with respect to any such Secured Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Secured Obligation ratably, based on the proportion of the Administrative Agent’s and each Lender’s or Issuer’s interest in the aggregate outstanding Secured Obligations described in such clauses; provided, however, that payments that would otherwise be allocated to the Revolving Credit Lenders shall be allocated first to repay Swing Loans until such Loans are repaid in full and then to repay the Revolving Loans. The order of priority set forth in clauses (i), (ii), (iii), (iv), (v) and (vi) above may at any time and from time to time be changed by the agreement of the Requisite Lenders without necessity of notice to or consent of or approval by the Borrower, any Secured Party that is not a Lender or Issuer or by any other Person that is not a Lender or Issuer. The order of priority set forth in clauses (i), (ii) and (iii) above may be changed only with the prior written consent of the Administrative Agent in addition to that of the Requisite Lenders.
          Section 2.14 Special Provisions Governing Eurodollar Rate Loans
          (a) Determination of Interest Rate
          The Eurodollar Rate for each Interest Period for Eurodollar Rate Loans shall be determined by the Administrative Agent pursuant to the procedures set forth in the definition of “Eurodollar Rate.” The Administrative Agent’s determination shall be presumed to be correct absent manifest error and shall be binding on the Borrower.
          (b) Interest Rate Unascertainable, Inadequate or Unfair
          In the event that (i) the Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate then being determined is to be fixed or (ii) the Requisite Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period will not adequately reflect the cost to the Lenders of making or maintaining such Loans for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon each Eurodollar Loan shall automatically, on the last day of the current Interest Period for such Loan, convert into a Base Rate Loan and the obligations of the Lenders to make Eurodollar Rate Loans or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended until the Administrative Agent shall notify the Borrower that the Requisite Lenders have determined that the circumstances causing such suspension no longer exist.

Credit Agreement
Orbital Sciences Corporation
          (c) Increased Costs
          If at any time any Lender determines that the introduction of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order (other than any change by way of imposition or increase of reserve requirements included in determining the Eurodollar Rate) or the compliance by such Lender with any guideline, request or directive from any central bank or other Governmental Authority (whether or not having the force of law), shall have the effect of increasing the cost to such Lender of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided, however, that before making any such demand, each Lender agrees to use commercially reasonable efforts (consistent with its legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.
          (d) Illegality
          Notwithstanding any other provision of this Agreement, if any Lender determines that the introduction of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order after the date of this Agreement shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) the obligation of such Lender to make or to continue Eurodollar Rate Loans and to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended, and each such Lender shall make a Base Rate Loan as part of any requested Borrowing of Eurodollar Rate Loans and (ii) if the affected Eurodollar Rate Loans are then outstanding, the Borrower shall immediately convert each such Loan into a Base Rate Loan; provided, however, that before making any such demand, each Lender agrees to use commercially reasonable efforts (consistent with its legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Loans and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If, at any time after a Lender gives notice under this clause (d), such Lender determines that it may lawfully make Eurodollar Rate Loans, such Lender shall promptly give notice of that determination to the Borrower and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender. The Borrower’s right to request, and such Lender’s obligation, if any, to make Eurodollar Rate Loans shall thereupon be restored.
          (e) Breakage Costs
          In addition to all amounts required to be paid by the Borrower pursuant to Section 2.10 (Interest), the Borrower shall compensate each Lender, upon demand, for all losses, expenses and liabilities (including any loss or expense incurred by reason of the liquidation or

Credit Agreement
Orbital Sciences Corporation
reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender’s Eurodollar Rate Loans to the Borrower but excluding any loss of the Applicable Margin on the relevant Loans) that such Lender may sustain (i) if for any reason (other than solely by reason of such Lender being a Non-Funding Lender) a proposed Borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion or Continuation given by the Borrower or in a telephonic request by it for borrowing or conversion or continuation or a successive Interest Period does not commence after notice therefor is given pursuant to Section 2.11 (Conversion/Continuation Option), (ii) if for any reason any Eurodollar Rate Loan is prepaid (including mandatorily pursuant to Section 2.9 (Mandatory Prepayments)) on a date that is not the last day of the applicable Interest Period, (iii) as a consequence of a required conversion of a Eurodollar Rate Loan to a Base Rate Loan as a result of any of the events indicated in clause (d) above, (iv) as a consequence of any failure by the Borrower to repay Eurodollar Rate Loans when required by the terms hereof or (v) as a result of any deemed sale and purchase of participations pursuant to an increase in the Commitments in accordance with Section 2.1(b)(Additional Commitments). The Lender making demand for such compensation shall deliver to the Borrower concurrently with such demand a written statement as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to such Lender, absent manifest error.
          Section 2.15 Capital Adequacy
          If at any time any Lender determines that (a) the adoption of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order after the date of this Agreement regarding capital adequacy, (b) compliance with any such law, treaty, rule, regulation or order or (c) compliance with any guideline or request or directive from any central bank or other Governmental Authority (whether or not having the force of law) shall have the effect of reducing the rate of return on such Lender’s (or any corporation controlling such Lender’s) capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change, compliance or interpretation, then, upon demand from time to time by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes absent manifest error.
          Section 2.16 Taxes
          (a) Except as otherwise provided in this Section 2.16, any and all payments by any Loan Party under each Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) in the case of each Lender, each Issuer and the Administrative Agent (A) taxes measured by its net income, and franchise taxes imposed on it, and similar taxes imposed by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender, such Issuer or the Administrative Agent (as the case may be) is organized and (B) any U.S. withholding taxes payable with respect to payments under the Loan Documents under laws (including any statute, treaty or regulation) in effect on the Closing Date (or, in the case of (x) an Eligible Assignee, the date of the Assignment and Acceptance, (y) a successor Administrative Agent, the date of the appointment of such Administrative Agent, and (z) a successor Issuer, the date such Issuer becomes an Issuer) applicable to such Lender, such

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Orbital Sciences Corporation
Issuer or the Administrative Agent, as the case may be, but not excluding any U.S. withholding taxes payable as a result of any change in such laws occurring after the Closing Date (or the date of such Assignment and Acceptance or the date of such appointment of such Administrative Agent or the date such Issuer becomes an Issuer) and (ii) in the case of each Lender or each Issuer, taxes measured by its net income, and franchise taxes imposed on it as a result of a present or former connection between such Lender or such Issuer (as the case may be) and the jurisdiction of the Governmental Authority imposing such tax or any taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). If any Taxes shall be required by law to be deducted from or in respect of any sum payable under any Loan Document to any Lender, any Issuer or the Administrative Agent (w) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.16, such Lender, such Issuer or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (x) the relevant Loan Party shall make such deductions, (y) the relevant Loan Party shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law and (z) the relevant Loan Party shall deliver to the Administrative Agent evidence of such payment.
          (b) In addition, each Loan Party agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction, and all liabilities with respect thereto, in each case arising from any payment made under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (collectively, “Other Taxes”).
          (c) Each Loan Party shall, jointly and severally, indemnify each Lender, each Issuer and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.16) paid by such Lender, such Issuer or the Administrative Agent (as the case may be) and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender, such Issuer or the Administrative Agent (as the case may be) makes written demand therefor.
          (d) Within 30 days after the date of any payment of Taxes or Other Taxes by any Loan Party, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 11.8 (Notices, Etc.), the original or a certified copy of a receipt evidencing payment thereof.
          (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under the Guaranty, the agreements and obligations of such Loan Party contained in this Section 2.16 shall survive the payment in full of the Obligations.
     (f) (i) Each Non-U.S. Lender that is entitled to an exemption from U.S. withholding tax, or that is subject to such tax at a reduced rate under an applicable tax treaty, shall (v) on or prior to the Closing Date in the case of each Non-U.S. lender that is a signatory hereto, (w) on or prior to the date of the Assignment and Acceptance pursuant to which such Non-U.S. Lender becomes a Lender the date a successor Issuer becomes an Issuer or the date a successor Administrative Agent becomes the

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Orbital Sciences Corporation
Administrative Agent hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it to the Borrower and the Administrative Agent, and (z) from time to time if requested by the Borrower or the Administrative Agent, provide the Administrative Agent and the Borrower with two completed originals of each of the following, as applicable:
          (A) Form W-8ECI (claiming exemption from U.S. withholding tax because the income is effectively connected with a U.S. trade or business) or any successor form;
          (B) Form W-8BEN (claiming exemption from, or a reduction of, U.S. withholding tax under an income tax treaty) or any successor form;
          (C) in the case of a Non-U.S. Lender claiming exemption under Sections 871(h) or 881(c) of the Code, a Form W-8BEN (claiming exemption from U.S. withholding tax under the portfolio interest exemption) or any successor form; or
          (D) any other applicable form, certificate or document prescribed by the IRS certifying as to such Non-U.S. Lender’s entitlement to such exemption from U.S. withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender under the Loan Documents.
Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender are not subject to U.S. withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, (i) the Loan Parties and the Administrative Agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate and (ii) the Borrower shall have no obligation to gross up for such deductions as provided in Section 2.16(a) (Taxes) to the extent such withholding arises by reason of such failure.
          (ii) Each U.S. Lender shall (v) on or prior to the Closing Date in the case of each U.S. Lender that is a signatory hereto, (w) on or prior to the date of the Assignment and Acceptance pursuant to which such U.S. Lender becomes a Lender, on or prior to the date a successor Issuer becomes an Issuer or on or prior to the date a successor Administrative Agent becomes the Administrative Agent hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it to the Borrower and the Administrative Agent, and (z) from time to time if requested by the Borrower or the Administrative Agent, provide the Administrative Agent and the Borrower with two completed originals of Form W-9 (certifying that such U.S. Lender is entitled to an exemption from U.S. backup withholding tax) or any successor form. Solely for purposes of this Section 2.16(f), a U.S. Lender shall not include a Lender, an Issuer or an Administrative Agent that may be treated as an exempt recipient based on the indicators described in Treasury Regulation section 1.6049-4(c)(1)(ii).

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Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a U.S. Lender are not subject to U.S. backup withholding tax, the Loan Parties and the Administrative Agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate and, to the extent such Lenders were able to deliver such forms, without the requirement for the Borrower to gross up for such deductions as provided in Section 2.16(a) (Taxes) by reason of such failure.
          (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.16 shall use its reasonable efforts (consistent with its internal policies and Requirements of Law) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that would be payable or may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.
          Section 2.17 Substitution of Lenders
          (a) In the event that (i)(A) any Lender makes a claim under Section 2.14(c) (Increased Costs) or Section 2.15 (Capital Adequacy), (B) it becomes illegal for any Lender to continue to fund or make any Eurodollar Rate Loan and such Lender notifies the Borrower pursuant to Section 2.14(d) (Illegality), (C) any Loan Party is required to make any payment pursuant to Section 2.16 (Taxes) that is attributable to a particular Lender or (D) any Lender becomes a Non-Funding Lender, (ii) in the case of clause (i)(A) above, as a consequence of increased costs in respect of which such claim is made, the effective rate of interest payable to such Lender under this Agreement with respect to its Loans exceeds the effective average annual rate of interest payable to the Requisite Lenders under this Agreement and (iii) in the case of clause (i)(A),(B) and (C) above, Lenders holding at least 75% of the Commitments are not subject to such increased costs or illegality, payment or proceedings (any such Lender, an “Affected Lender”), the Borrower may substitute any Lender and, if reasonably acceptable to the Administrative Agent, any other Eligible Assignee (a “Substitute Institution”) for such Affected Lender hereunder, after delivery of a written notice (a “Substitution Notice”) by the Borrower to the Administrative Agent and the Affected Lender within a reasonable time (in any case not to exceed 90 days) following the occurrence of any of the events described in clause (i) above that the Borrower intends to make such substitution; provided, however, that, if more than one Lender claims increased costs, illegality or right to payment arising from the same act or condition and such claims are received by the Borrower within 30 days of each other, then the Borrower may substitute all, but not (except to the extent the Borrower has already substituted one of such Affected Lenders before the Borrower’s receipt of the other Affected Lenders’ claim) less than all, Lenders making such claims.
          (b) If the Substitution Notice was properly issued under this Section 2.17, the Affected Lender shall sell, and the Substitute Institution shall purchase, all rights and claims of such Affected Lender under the Loan Documents and the Substitute Institution shall assume, and the Affected Lender shall be relieved of, the Affected Lender’s Commitments and all other prior unperformed obligations of the Affected Lender under the Loan Documents (other than in respect of any damages (which pursuant to Section 11.5, do not include exemplary or punitive damages, to the extent permitted by applicable law) in respect of any such unperformed obligations). Such purchase and sale (and the corresponding assignment of all rights and claims hereunder) shall be recorded in the Register maintained by the Administrative Agent and shall be

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effective on (and not earlier than) the later of (i) the receipt by the Affected Lender of its Ratable Portion of the Revolving Credit Outstandings, together with any other Obligations owing to it, (ii) the receipt by the Administrative Agent of an agreement in form and substance satisfactory to it and the Borrower whereby the Substitute Institution shall agree to be bound by the terms hereof and (ii) the payment in full to the Affected Lender in cash of all fees, unreimbursed costs and expenses and indemnities accrued and unpaid through such effective date. Upon the effectiveness of such sale, purchase and assumption, the Substitute Institution shall become a “Lender” hereunder for all purposes of this Agreement having a Commitment in the amount of such Affected Lender’s Commitment assumed by it and such Commitment of the Affected Lender shall be terminated; provided, however, that all indemnities under the Loan Documents shall continue in favor of such Affected Lender.
          (c) Each Lender agrees that, if it becomes an Affected Lender and its rights and claims are assigned hereunder to a Substitute Institution pursuant to this Section 2.17, it shall execute and deliver to the Administrative Agent an Assignment and Acceptance to evidence such assignment, together with any Note (if such Loans are evidenced by a Note) evidencing the Loans subject to such Assignment and Acceptance; provided, however, that the failure of any Affected Lender to execute an Assignment and Acceptance shall not render such assignment invalid.
ARTICLE III
Conditions To Loans And Letters Of Credit
          Section 3.1 Conditions Precedent to Initial Loans and Letters of Credit
          The obligation of each Lender to make the Loans requested to be made by it on or after the Closing Date and the obligation of each Issuer to Issue Letters of Credit on or after the Closing Date is subject to the satisfaction or due waiver in accordance with Section 11.1 (Amendments, Waivers, Etc.) of each of the following conditions precedent:
          (a) Certain Documents. The Administrative Agent shall have received on or prior to the Closing Date (and, to the extent any Borrowing of any Eurodollar Rate Loans is requested to be made on the Closing Date, in respect of the Notice of Borrowing for such Eurodollar Rate Loans, at least three Business Days prior to the Closing Date) each of the following, each dated the Closing Date unless otherwise indicated or agreed to by the Administrative Agent, in form and substance satisfactory to the Administrative Agent and in sufficient copies for each Lender:
          (i) this Agreement, duly executed and delivered by the Borrower and, for the account of each Lender requesting the same, a Note of the Borrower conforming to the requirements set forth herein;
          (ii) the Guaranty, duly executed by each Guarantor;
          (iii) the Pledge and Security Agreement, duly executed by the Borrower and each Guarantor, together with each of the following, to the extent required by the Collateral Documents:
          (A) evidence satisfactory to the Administrative Agent that, upon the filing and recording of instruments delivered at the closing, the Administrative Agent (for the benefit of the Secured Parties) shall have a valid

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and perfected first priority security interest in the Collateral, including (x) such documents duly executed by each Loan Party as the Administrative Agent may request with respect to the perfection of its security interests in the Collateral (including financing statements under the UCC, patent, trademark and copyright security agreements suitable for filing with the Patent and Trademark Office or the Copyright Office, as the case may be, and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens created by the Pledge and Security Agreement) and (y) copies of UCC search reports as of a recent date listing all effective financing statements that name any Loan Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral except for those that shall be terminated on the Closing Date or are otherwise permitted hereunder;
          (B) all certificates, instruments and other documents representing all Pledged Stock being pledged pursuant to such Pledge and Security Agreement and stock powers for such certificates, instruments and other documents executed in blank;
          (C) all instruments representing Pledged Debt Instruments being pledged pursuant to such Pledge and Security Agreement duly endorsed in favor of the Administrative Agent or in blank;
          (iv) Mortgages for all of the Real Properties of the Loan Parties identified as an initial mortgaged property on Schedule 4.19 (Real Property) (except as may be agreed to by the Administrative Agent);
          (v) a favorable opinion of Hogan & Hartson L.L.P., counsel to the Loan Parties, addressed to the Administrative Agent and the Lenders and addressing such matters as any Lender through the Administrative Agent may reasonably request;
          (vi) a copy of the articles or certificate of incorporation (or equivalent Constituent Document) of each Loan Party, certified as of a recent date by the Secretary of State of the state of organization of such Loan Party, together with certificates of such official attesting to the good standing of each such Loan Party;
          (vii) a certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (A) the names and true signatures of each officer of such Loan Party that has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Loan Party, (B) the by-laws (or equivalent Constituent Document) of such Loan Party as in effect on the date of such certification, (C) the resolutions of such Loan Party’s Board of Directors (or equivalent governing body) approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and (D) that there have been no changes in the certificate of incorporation (or equivalent Constituent Document) of such Loan Party from the certificate of incorporation (or equivalent Constituent Document) delivered pursuant to clause (vi) above;
          (viii) a certificate of a Responsible Officer of the Borrower, stating that the Borrower is Solvent after giving effect to the initial Loans and Letters of Credit,

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the application of the proceeds thereof in accordance with Section 7.8 (Use of Proceeds) and the payment of all estimated legal, accounting and other fees related hereto and thereto;
          (ix) a certificate of a Responsible Officer to the effect that (A) the condition set forth in Section 3.2(b) (Conditions Precedent to Each Loan and Letter of Credit) has been satisfied and (B) except as set forth in Schedule 4.6, no litigation has been commenced against any Loan Party or any of its Subsidiaries that would have a Material Adverse Effect;
          (x) evidence satisfactory to the Administrative Agent that the insurance policies required by Section 7.4 (Maintenance of Insurance) and any Collateral Document are in full force and effect, together with, unless otherwise agreed by the Administrative Agent, endorsements naming the Administrative Agent, on behalf of the Secured Parties, as an additional insured or loss payee under all insurance policies to be maintained with respect to the properties of the Borrower and each other Loan Party;
          (xi) such other certificates, documents, agreements and information respecting any Loan Party as any Lender through the Administrative Agent may reasonably request; and
          (xii) evidence satisfactory to the Administrative Agent that the Borrower shall have paid in full all of its obligations under the Senior Notes.
          (b) Fees and Expenses Paid. There shall have been paid to the Administrative Agent, for the account of the Administrative Agent and the Lenders, as applicable, all fees and expenses (including reasonable fees and expenses of counsel) due and payable on or before the Closing Date (including all such fees described in the Fee Letter).
          (c) Refinancing of Existing Credit Agreement. (i) All obligations under the Existing Credit Agreement shall have been repaid in full, (ii) the Existing Credit Agreement and all Loan Documents (as defined therein) shall have been terminated on terms satisfactory to the Administrative Agent and (iii) the Administrative Agent shall have received a payoff letter duly executed and delivered by the Borrower and the Existing Agent or other evidence of such termination in each case in form and substance satisfactory to the Administrative Agent.
          (d) Consents, Etc. Each of the Borrower and its Subsidiaries shall have received all consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all Permits of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary to allow each of the Borrower and its Subsidiaries lawfully (i) to execute, deliver and perform, in all material respects, their respective obligations hereunder and under the Loan Documents to which each of them, respectively, is, or shall be, a party and each other agreement or instrument to be executed and delivered by each of them, respectively, pursuant thereto or in connection therewith and (ii) to create and perfect the Liens on the Collateral to be owned by each of them in the manner and for the purpose contemplated by the Loan Documents.

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          Section 3.2 Conditions Precedent to Each Loan and Letter of Credit
          The obligation of each Lender on any date (including the Closing Date) to make any Loan and of each Issuer on any date (including the Closing Date) to Issue any Letter of Credit is subject to the satisfaction of each of the following conditions precedent:
          (a) Request for Borrowing or Issuance of Letter of Credit. With respect to any Loan, the Administrative Agent shall have received a duly executed Notice of Borrowing (or, in the case of Swing Loans, a duly executed Swing Loan Request), and, with respect to any Letter of Credit, the Administrative Agent and the Issuer shall have received a duly executed Letter of Credit Request.
          (b) Representations and Warranties; No Defaults. The following statements shall be true on the date of such Loan or Issuance, both before and after giving effect thereto and, in the case of any Loan, to the application of the proceeds thereof:
          (i) the representations and warranties set forth in Article IV (Representations and Warranties) and in the Pledge and Security Agreement and the Mortgages shall be true and correct on and as of the Closing Date and shall be true and correct in all material respects on and as of any such date after the Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date; and
          (ii) no Default or Event of Default shall have occurred and be continuing.
          (c) No Legal Impediments. The making of the Loans or the Issuance of such Letter of Credit on such date does not violate any Requirement of Law on the date of or immediately following such Loan or Issuance of such Letter of Credit and is not enjoined, temporarily, preliminarily or permanently.
Each submission by the Borrower to the Administrative Agent of a Notice of Borrowing or a Swing Loan Request and the acceptance by the Borrower of the proceeds of each Loan requested therein, and each submission by the Borrower to an Issuer of a Letter of Credit Request, and the Issuance of each Letter of Credit requested therein, shall be deemed to constitute a representation and warranty by the Borrower as to the matters specified in clause (b) above on the date of the making of such Loan or the Issuance of such Letter of Credit.
          Section 3.3 Determinations of Initial Borrowing Conditions
          For purposes of determining compliance with the conditions specified in Section 3.1 (Conditions Precedent to Initial Loans and Letters of Credit), each Lender shall be deemed to have consented to, approved, accepted or be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the initial Borrowing, borrowing of Swing Loans or Issuance or deemed Issuance hereunder

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specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender’s Ratable Portion of such Borrowing or Swing Loans.
ARTICLE IV
Representations and Warranties
          To induce the Lenders, the Issuers and the Administrative Agent to enter into this Agreement, the Borrower represents and warrants each of the following to the Lenders, the Issuers and the Administrative Agent, on and as of the Closing Date and after giving effect to the making of the Loans and the other financial accommodations on the Closing Date and on and as of each date as required by Section 3.2(b)(i) (Conditions Precedent to Each Loan and Letter of Credit):
          Section 4.1 Existence, Qualification and Power.
          Each Loan Party (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
          Section 4.2 Authorization; No Contravention.
          The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, (i) any Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its Property is subject; or (c) violate any Law (including, without limitation, Regulation U or Regulation X issued by the Federal Reserve Board).
          Section 4.3 Governmental Authorization; Other Consents.
          No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, other than (i) those that have already been obtained and are in full force and effect (ii) filings to perfect the Liens created by the Collateral Documents and (iii) filings with the United States Securities and Exchange Commission pursuant to applicable Requirements of Law.
          Section 4.4 Binding Effect.
          This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan

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Document constitutes a legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws or by equitable principals relating to enforceability.
          Section 4.5 Financial Statements; No Material Adverse Effect.
          (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.
          (b) The unaudited consolidated financial statements of the Borrower and its Subsidiaries dated June 30, 2007 and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the Fiscal Quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.
          (c) From December 31, 2006 to and including the Closing Date, there has been no Disposition by the Borrower or any Subsidiary, or any Involuntary Disposition, of any material part of the business or Property of the Borrower and its Subsidiaries, taken as a whole, and no purchase or other acquisition by any of them of any business or Property (including any Stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its Subsidiaries, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date.
          (d) The financial statements delivered pursuant to Section 6.1(a) and (b) (Financial Statements) have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 6.1(a) and (b)) and present fairly (in the case of the financial statements delivered pursuant to Section 6.1(a), on the basis disclosed in the footnotes to such financial statements) in all material respects the consolidated and, in the case of consolidating annual financial statements delivered pursuant to Section 6.1(a), consolidating, financial condition, results of operations and cash flows of the Borrower and its Subsidiaries as of such date and for such periods.
          (e) Since December 31, 2006 there has been no event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.
          Section 4.6 Litigation.
          Except as set forth on Schedule 4.6(Litigation), there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any

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Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or (b) is reasonably likely to be determined adversely to the Borrower or any of its Subsidiaries and, if determined adversely, could reasonably be expected to have a Material Adverse Effect.
          Section 4.7 No Default.
          (a) Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that could reasonably be expected to have a Material Adverse Effect.
          (b) No Default has occurred and is continuing.
          Section 4.8 Ownership of Property; Liens.
          Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all Real Property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Property of the Borrower and its Subsidiaries is subject to no Liens, other than Permitted Liens.
          Section 4.9 Environmental Compliance.
          Except as would not reasonably be expected to have a Material Adverse Effect:
          (a) Each of the Facilities and all operations at the Facilities are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Facilities or the Businesses, and there are no conditions relating to the Facilities or the Businesses that would reasonably be expected to give rise to liability under any Environmental Laws.
          (b) None of the Facilities contains, or has previously contained, any Hazardous Materials at, on or under the Facilities in amounts or concentrations that constitute or constituted a violation of, or would reasonably be expected to give rise to liability under, Environmental Laws.
          (c) Neither the Borrower nor any Subsidiary has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance or Environmental Liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Facilities or the Businesses, nor does any Responsible Officer of any Loan Party have knowledge that any such notice will be received or is being threatened.
          (d) Hazardous Materials have not been transported or disposed of from the Facilities, or generated, treated, stored or disposed of at, on or under any of the Facilities or any other location, in each case by or on behalf the Borrower or any Subsidiary in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

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          (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Responsible Officers of the Loan Parties, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders of Governmental Authorities, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Borrower, any Subsidiary, the Facilities or the Businesses.
          (f) There has been no release or, threat of release of Hazardous Materials at or from the Facilities, or arising from or related to the operations (including, without limitation, disposal) of the Borrower or any Subsidiary in connection with the Facilities or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that would reasonably be expected to give rise to liability under Environmental Laws.
          Section 4.10 Insurance.
          The properties of the Borrower and its Subsidiaries are insured or reinsured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.
          Section 4.11 Taxes.
          The Borrower and its Subsidiaries have filed all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.
          Section 4.12 ERISA Compliance.
          (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Loan Parties, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Loan Party and each ERISA Affiliate have made all statutorily required contributions to each Plan, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code has been made with respect to any Plan.
          (b) There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

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          (c) (i) No Pension Plan has any Unfunded Pension Liability; (ii) no Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iii) no Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.
          Section 4.13 Subsidiaries.
          Set forth on Schedule 4.13(Subsidiaries) is a complete and accurate list as of the Closing Date of each Subsidiary, together with (i) number of shares of each class of Stock outstanding and (ii) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Borrower or any Subsidiary. The outstanding Stock of each Subsidiary is validly issued, fully paid and non-assessable and, except as set forth on Schedule 4.13, is not subject to any outstanding options, warrants, rights of conversion or purchase or any other similar rights with respect thereto.
          Section 4.14 Margin Regulations; Investment Company Act.
          (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Federal Reserve Board), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 8.1(Liens) or Section 8.5(Dispositions) or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 9.1(e)(Cross-Default) will be margin stock.
          (b) None of the Borrower or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940 or is controlled by any Person that is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
          Section 4.15 Disclosure.
          No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information (including the Projections), the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

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          Section 4.16 Compliance with Laws.
          Each of the Borrower and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
          Section 4.17 Intellectual Property; Licenses, Etc.
          The Borrower and its Subsidiaries own, or possess the legal right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses. Set forth on Schedule 4.17(IP Rights) is a list of all IP Rights registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office and owned by each Loan Party or that any Loan Party has the right to use as of the Closing Date. No claim that is reasonably likely to be determined adversely to the Borrower or any of its Subsidiaries and, if determined adversely, could reasonably be expected to have a Material Adverse Effect has been asserted and is pending by any Person challenging or questioning the use of any IP Rights or the validity or effectiveness of any IP Rights, nor does any Loan Party know of any such claim. Except as could not reasonably be expected to have a Material Adverse Effect, to the knowledge of the Responsible Officers of the Loan Parties, the use of any IP Rights by the Borrower or any Subsidiary or the granting of a right or a license in respect of any IP Rights from the Borrower or any Subsidiary does not infringe on the rights of any Person. As of the Closing Date, none of the IP Rights owned by any of the Loan Parties is subject to any licensing agreement or similar arrangement except as set forth on Schedule 4.17.
          Section 4.18 Legal Name; State of Formation.
          (a) The exact legal name and state of formation of each Loan Party is as set forth on the signature pages to this Agreement (or any Joinder Agreement, as applicable, or as indicated pursuant to Section 8.12(Legal Name, State of Formation and Form of Entity)).
          (b) Except as set forth on Schedule 4.18(Legal Name, State of Formation), no Loan Party has during the five years preceding the Closing Date (i) changed its legal name, (ii) changed its state of formation, or (iii) been party to a merger, consolidation or other similar change in structure.
          Section 4.19 Real Property Matters.
          (a) Set forth on Schedule 4.19 (Real Property) is a complete and accurate list of all Real Property of each Loan Party and its Subsidiaries and showing, as of the Closing Date, the current street address (including, where applicable, county, state and other relevant jurisdictions), record owner and, where applicable, lessee thereof.
          (b) As of the Closing Date, no portion of any Real Property of any Loan Party or any of its Subsidiaries has suffered any material damage by fire or other casualty loss

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that has not heretofore been completely repaired and restored to its original condition. No portion of any Real Property of any Loan Party or any of its Subsidiaries is located in a special flood hazard area as designated by any federal Governmental Authority, or, to the extent that any portion of the Real Property is located in such an area, such property is covered by a flood insurance policy meeting all applicable Requirements of Law.
          (c) All Permits required to have been issued or appropriate to enable all Real Property of the Borrower or any of its Subsidiaries to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, other than those that, in the aggregate, would not have a Material Adverse Effect.
          (d) None of the Borrower or any of its Subsidiaries has received any notice, or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any Real Property of the Borrower or any of its Subsidiaries or any part thereof, except those that, in the aggregate, would not have a Material Adverse Effect.
          Section 4.20 Effectiveness of Security Interests in the Collateral.
          The Collateral Documents, when executed and delivered by all parties thereto, create valid security interests in, and Liens on, the Collateral purported to be covered thereby; provided that this representation shall not apply to any Mortgage prior to the filing thereof.
          Section 4.21 Labor Matters.
          There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any Subsidiary as of the Closing Date and neither the Borrower nor any Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.
          Section 4.22 Solvency
          Both before and after giving effect to the Loans and Letter of Credit Obligations to be made or extended on the date as Loans and Letter of Credit Obligations requested hereunder are made or extended, (b) the disbursement of proceeds of such Loans pursuant to the instructions of the Borrower and (c) the payment and accrual of all transaction costs in connection with the foregoing, each Loan Party is Solvent.
ARTICLE V
Financial Covenants
          The Borrower agrees with the Lenders, the Issuers and the Administrative Agent to each of the following as long as any Obligation (other than any Obligation that has been collateralized pursuant to Section 9.3 (Actions in Respect of Letters of Credit)) or any Commitment remains outstanding:
          Section 5.1 Maximum Leverage Ratio
          The Borrower shall maintain, as determined as of the last day of each Fiscal Quarter, a Consolidated Total Leverage Ratio of not more than 4.50 to 1.

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          Section 5.2 Minimum Interest Coverage Ratio
          The Borrower shall maintain a Consolidated Interest Coverage Ratio, as determined as of the last day of each Fiscal Quarter, for the four Fiscal Quarters ending on such day, of at least 3.00 to 1.
ARTICLE VI
Reporting Covenants
          The Borrower agrees with the Lenders, the Issuers and the Administrative Agent to each of the following, as long as any Obligation (other than any Obligation that has been collateralized pursuant to Section 9.3 (Actions in Respect of Letters of Credit)) or any Commitment remains outstanding, that it shall, and shall cause each Subsidiary to:
          Section 6.1 Financial Statements
          Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent and the Requisite Lenders:
     (a) as soon as available, but in any event by the earlier of the date ninety (90) days after the end of each Fiscal Year of the Borrower and the date the Borrower is required to file its Form 10-K with the SEC (without giving effect to any extension of such due date, whether obtained by filing the notification permitted by Rule 12b-25 or any successor provision thereto or otherwise), a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Year, and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of PricewaterhouseCoopers or other independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; provided that the requirement of consolidating financial statements as set forth in this clause (a) shall be subject to Section 1.5(h) (Certain Terms); and
     (b) as soon as available, but in any event by the earlier of the date forty-five (45) days after the end of each Fiscal Quarter (other than the fourth Fiscal Quarter) of each Fiscal Year of the Borrower and the date the Borrower is required to file its Form 10-Q with the SEC (without giving effect to any extension of such due date) for such Fiscal Quarter, a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Quarter, and the related consolidated and consolidating statements of income or operations and cash flows for such Fiscal Quarter and for the portion of the Borrower’s Fiscal Year then ended, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal

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year-end audit adjustments and the absence of footnotes; provided that the requirement of consolidating financial statements as set forth in this clause (b) shall be subject to Section 1.5(h) (Certain Terms);
          Section 6.2 Certificates; Other Information.
          Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent and the Requisite Lenders:
     (a) concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and (b)(Financial Statements), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;
     (b) within ninety (90) days of the start of each Fiscal Year of the Borrower, the annual business plan of the Borrower and its Subsidiaries, in form and substance as agreed by the Administrative Agent prior to the Closing Date and containing projected financial statements for each quarter of such Fiscal Year;
     (c) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;
     (d) promptly after the same are available, (i) copies of Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports, (ii) notice of (and, upon the request of the Administrative Agent, copies of) any other filings made by Borrower or any Subsidiary with the SEC concerning material business developments, and (iii) notice of (and, upon the request of the Administrative Agent, copies of) any other information that is provided by Borrower to its shareholders generally;
     (e) upon the request of the Administrative Agent or any Lender, copies of all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or Governmental Authorities concerning allegations of Environmental Liability;
     (f) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request to the extent the confidentiality of such information is not required by (i) Requirement of Law or (ii) a contractual obligation to which the Borrower or any of its Subsidiaries is bound; and
     (g) concurrently with the delivery of the financial statements referred to in Section 6.1(a) and the financial statements referred to in Section 6.1(b) for the Fiscal Quarter ended June 30 of each Fiscal Year, a certificate of a Responsible Officer of the Borrower listing (i) all applications, if any, for Copyrights, Patents or Trademarks (each such term as defined in the Security Agreement) made with the United States Copyright

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Orbital Sciences Corporation
Office or the United States Patent and Trademark Office since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date), (ii) all issuances of registrations or letters on existing applications for Copyrights, Patents and Trademarks (each such term as defined in the Pledge and Security Agreement) by the United States Copyright Office or the United States Patent and Trademark Office received since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date), and (iii) all material Trademark Licenses, Copyright Licenses and Patent Licenses (each such term as defined in the Pledge and Security Agreement) registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office and entered into since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date).
          Documents required to be delivered pursuant to Section 6.1(a) or (b)(Financial Statements) or Section 6.2(d) may be delivered electronically in accordance with Section 11.8(b); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) in the case of Section 6.2(d), the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by this Section 6.2 to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
          Section 6.3 Notices.
          (a) Default. Promptly (and in any event within five Business Days) after a Responsible Officer of a Loan Party obtains knowledge thereof, notify the Administrative Agent and each Lender of the occurrence of any Default.
          (b) Changes in Accounting. Promptly notify the Administrative Agent and each Lender of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary.
          Each notice pursuant to this Section 6.3 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.3(a)(Notices) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
ARTICLE VII
Affirmative Covenants
          The Borrower agrees with the Lenders, the Issuers and the Administrative Agent to each of the following, as long as any Obligation (other than any Obligation that has been collateralized pursuant to Section 9.3 (Actions in Respect of Letters of Credit)) or any

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Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:
          Section 7.1 Payment of Obligations.
          Pay and discharge as the same shall become due and payable prior to any penalty or interest accruing thereon, all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary.
          Section 7.2 Preservation of Existence, Etc.
          (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 8.4(Fundamental Changes) or 8.5(Dispositions); (b) preserve, renew and maintain in full force and effect its good standing under the Laws of the jurisdiction of its organization except (i) in a transaction permitted by Section 8.4 or 8.5 and (ii) as could not reasonably be expected to have a Material Adverse Effect; (c) take all reasonable action to maintain all material rights, privileges, permits, licenses and franchises necessary or desirable (in the Borrower’s commercially reasonable judgment) in the normal conduct of its business; and (d) preserve or renew all of its material registered patents, trademarks, trade names and service marks used in and necessary to its business.
          Section 7.3 Maintenance of Properties.
          (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear and Involuntary Dispositions excepted; (b) make all necessary repairs thereto and renewals and replacements thereof as appropriate in the exercise of its commercially reasonable judgment; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.
          Section 7.4 Maintenance of Insurance.
          (a) Maintain in full force and effect insurance (including worker’s compensation insurance, liability insurance, casualty insurance and business interruption insurance) or reinsurance with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates, provided that if any insurance company with which the Borrower maintains any such insurance fails to meet the foregoing criteria subsequent to the Borrower obtaining such insurance, the Borrower will within thirty (30) days after obtaining knowledge thereof obtain such insurance from one or more insurance companies that meet the foregoing criteria.
          (b) Cause all such insurance relating to any Loan Party (other than any mission success insurance policy or portion thereof obtained by the Borrower or any of its Subsidiaries on behalf of a customer as to which only such customer is named loss payee) to name the Administrative Agent on behalf of the Secured Parties as additional insured or loss

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payee, as appropriate, and to provide that no cancellation or material reduction in coverage (where such cancellation or reduction is effected by the insurance provider, at the initiative of such insurance provider) shall be effective until after thirty (30) days’ written notice thereof to the Administrative Agent.
          Section 7.5 Compliance with Laws.
          Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its Property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
          Section 7.6 Books and Records.
          (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.
          Section 7.7 Inspection Rights; Field Audits.
          Permit representatives and independent contractors of the Administrative Agent and any Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that (i) so long as no Event of Default has occurred and is continuing, the Borrower shall be obligated to pay only the expenses incurred by the Administrative Agent in connection with only one such visit and inspection made by the Administrative Agent in any calendar year and (ii) when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice (other than such notice as may be required to comply with the Borrower’s security policies). Notwithstanding the foregoing, neither the Borrower nor any Subsidiary shall be required to disclose (a) any materials subject to a confidentiality obligation binding upon the Borrower or such Subsidiary or (b) any communications protected by attorney-client privilege the disclosure or inspection of which would waive such privilege.
          Section 7.8 Use of Proceeds.
          Use the proceeds of the Loans to finance working capital, capital expenditures and other general corporate purposes (including Permitted Acquisitions and Restricted Payments).

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          Section 7.9 Subsidiaries.
          (a) Within forty-five (45) days after the acquisition or formation of any Subsidiary, notify the Administrative Agent thereof in writing, together with (i) jurisdiction of formation, (ii) number of shares of each class of Stock outstanding, (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Borrower or any Subsidiary and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto.
          (b) To the extent not delivered to the Administrative Agent on or before the Closing Date (including in respect of after-acquired property and Persons that become Subsidiaries of any Loan Party after the Closing Date), do, or cause each Subsidiary (other than any Subsidiary in respect of which all Investments made by the Borrower are made in reliance on Section 8.2(l)(i) (Investments) subject to the Investment Cap Amount (a “Restricted Investment Subsidiary”) of the Borrower to do, each of the following, within forty-five (45) days after the acquisition or formation of any Subsidiary or applicable Asset, unless otherwise agreed by the Administrative Agent:
          (i) deliver to the Administrative Agent such duly executed supplements and amendments to the Guaranty (or, in the case of any Subsidiary of any Loan Party that is a Foreign Subsidiary or that holds shares in any Person that is a Foreign Subsidiary, foreign guarantees and related documents), in each case in form and substance reasonably satisfactory to the Administrative Agent and as the Administrative Agent deems necessary or advisable in order to ensure that each Subsidiary of each Loan Party and each Subsidiary of the Borrower guaranties, as primary obligor and not as surety, the full and punctual payment when due of the Obligations or any part thereof; provided, however, in no event shall any Immaterial Domestic Subsidiary or Excluded Foreign Subsidiary be required to guaranty the payment of the Obligations, unless (x) the Borrower and the Administrative Agent otherwise agree or (y) such Immaterial Domestic Subsidiary or Excluded Foreign Subsidiary has entered into Guaranty Obligations in respect of other Indebtedness of the Borrower having substantially similar tax consequences;
          (ii) deliver to the Administrative Agent such duly-executed joinder and amendments to the Pledge and Security Agreement and, if applicable, other Collateral Documents (or, in the case of any such Subsidiary of any Loan Party that is a Foreign Subsidiary or that holds shares in any Person that is a Foreign Subsidiary, foreign charges, pledges, security agreements and other Collateral Documents), in each case in form and substance reasonably satisfactory to the Administrative Agent and as the Administrative Agent deems necessary or advisable in order to (A) effectively grant to the Administrative Agent, for the benefit of the Secured Parties, a valid, perfected and enforceable first-priority security interest in the Stock and Stock Equivalents and other investment property owned by any Loan Party or any Subsidiary of any Loan Party or any Subsidiary of the Borrower and (B) effectively grant to the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable first-priority security interest in all personal property interests and other assets of any Loan Party or any Subsidiary of any Loan Party or any Subsidiary of the Borrower (which security interest shall, in the case of personal property and other non-real property assets described in the foregoing clauses (A) and (B), be perfected to the extent consistent with the Collateral scope and perfection requirements of the Pledge and Security Agreement); provided, however, in no event

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shall (x) any Loan Party or any of its Subsidiaries, individually or collectively, be required to pledge any Stock or Stock Equivalents of any Immaterial Domestic Subsidiary or Restricted Investment Subsidiary (to the extent the pledge thereof would be inconsistent with the Collateral scope of the Pledge and Security Agreement) or to pledge in excess of 66% of the outstanding Voting Stock of any Excluded Foreign Subsidiary or (y) any assets of any Immaterial Domestic Subsidiary or Excluded Foreign Subsidiary be required to be pledged, unless it is required to serve as a Guarantor pursuant to clause (i) above;
          (iii) to the extent consistent with the Collateral scope and perfection requirements of the Pledge and Security Agreement, deliver to the Administrative Agent all certificates, instruments and other documents representing all Pledged Stock, Pledged Debt Instruments and all other Stock, Stock Equivalents and other debt Securities being pledged pursuant to the joinders, amendments and foreign agreements executed pursuant to clause (ii) above, together with (A) in the case of certificated Pledged Stock and other certificated Stock and Stock Equivalents, undated stock powers endorsed in blank and (B) in the case of Pledged Debt Instruments and other certificated debt Securities, endorsed in blank, in each case executed and delivered by a Responsible Officer of such Loan Party or such Subsidiary thereof, as the case may be;
          (iv) to take such other actions necessary or advisable to ensure the validity or continuing validity of the guaranties required to be given pursuant to clause (i) above or to create, maintain or perfect the security interest required to be granted pursuant to clause (ii) above, including the filing of UCC financing statements in such jurisdictions as may be required by the Collateral Documents or by law or as may be reasonably requested by the Administrative Agent; and
          (v) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.
          Section 7.10 ERISA Compliance.
          Do, and cause each of its ERISA Affiliates to do, each of the following: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state law; (b) cause each Plan that is qualified under Section 401(a) of the Internal Revenue Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Internal Revenue Code.
          Section 7.11 Real Property
          (a) Do, and cause each of its Subsidiaries to, (i) except as would not have a Material Adverse Effect, comply in all material respects with all of their respective obligations under all of their respective Material Leases, (ii) promptly notify the Administrative Agent of any cancellation, assignment or sublet of any Material Lease (if such cancellation, assignment or sublet would have a Material Adverse Effect) and (iii) provide the Administrative Agent with a copy of each notice of default under any Material Lease received by the Borrower or any Subsidiary of the Borrower immediately upon receipt thereof.

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Orbital Sciences Corporation
          (b) With respect to the Borrower’s manufacturing facility in Chandler, Arizona, use commercially reasonable efforts to obtain a collateral access agreement reasonably satisfactory to the Administrative Agent (it being understood that Borrower shall not be required by this clause (b) to provide any additional compensation to the landlord in return for consenting to any such collateral access agreement).
          (c) Promptly upon (i) entering into any Material Lease or upon any Lease becoming a Material Lease or (ii) acquiring any Material Fee Property, provide, and cause each applicable Guarantor to provide, the Administrative Agent written notice thereof.
          (d) Upon written request of the Administrative Agent, execute and deliver, and cause each applicable Guarantor to execute and deliver, to the Administrative Agent, for the benefit of the Secured Parties, promptly and in any event not later than 45 days after its receipt of such a request of the Administrative Agent, (i) in the case of any Material Fee Property owned by the Borrower or a Guarantor that is not subject to a Permitted Lien that would prohibit such Mortgage, a Mortgage on such Material Fee Property, together with (A) if requested by the Administrative Agent and such Material Fee Property is located in the United States, all Mortgage Supporting Documents relating thereto or (B) otherwise, documents similar to Mortgage Supporting Documents deemed by the Administrative Agent to be appropriate in the applicable jurisdiction to obtain the equivalent in such jurisdiction of a mortgage on such Material Fee Property; provided, however, that the Borrower shall not be required to record any such Mortgage or provide any Mortgage Supporting Documents other than as required pursuant to clause (e) below; provided, further, that with respect to any Material Lease, the Borrower shall use commercially reasonable efforts to obtain a collateral access agreement, or, if reasonably determined by the Administrative Agent to be appropriate under the circumstances, a leasehold Mortgage, with respect thereto reasonably satisfactory to the Administrative Agent (it being understood that Borrower shall not be required hereby to provide any additional compensation to the applicable landlord in return for consenting to any such collateral access agreement or leasehold Mortgage, as applicable).
          (e) Upon the earlier of (i) the failure of the Borrower to maintain a Consolidated Interest Coverage Ratio, as determined as of the last day of each Fiscal Quarter, for the four Fiscal Quarters ending on such day, of at least 3.50 to 1 or (ii) the occurrence and continuance of an Event of Default (after giving effect to all grace and cure periods applicable thereto), to the extent requested by the Administrative Agent, file such Mortgages and deliver with respect thereto (x) evidence in form and substance reasonably satisfactory to the Administrative Agent that the recording of counterparts of each Mortgage set forth on Schedule 4.19 (Real Property) and each Mortgage provided pursuant to clause (d) above in the recording offices specified in each such Mortgage has been duly completed and that a valid and enforceable first priority lien on property described therein in favor of the Administrative Agent for the benefit of the Secured Parties has been created, together with such other Mortgage Supporting Documents relating thereto that the Administrative Agent may reasonably request, and (y) evidence in form and substance reasonably satisfactory to the Administrative Agent that all premiums in respect of each Mortgagee’s Title Insurance Policy, all recording fees and stamp, documentary, intangible or mortgage taxes, if any, in connection with each such Mortgage have been paid.

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Orbital Sciences Corporation
ARTICLE VIII
Negative Covenants
          The Borrower agrees with the Lenders, the Issuers and the Administrative Agent to each of the following, as long as any Obligation (other than any Obligation that has been collateralized pursuant to Section 9.3 (Actions in Respect of Letters of Credit)) or any Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:
          Section 8.1 Liens.
          Create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, other than the following:
          (a) Liens pursuant to any Loan Document;
          (b) Liens existing on the date hereof and listed on Schedule 8.1(Existing Liens) and any renewals or extensions thereof, provided that the Property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 8.3(b)(Indebtedness);
          (c) Liens (other than Liens imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
          (d) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;
          (e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
          (f) deposits to secure (i) the performance of tenders, bids, trade contracts, licenses and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business, or (ii) indemnification obligations relating to any Disposition (including any transaction described in the definition of Disposition) permitted by this Agreement;
          (g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the real property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

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          (h) Liens securing judgments, awards or orders for the payment of money that do not constitute an Event of Default pursuant to Section 9.1(h)(Judgments);
          (i) Liens securing purchase money Indebtedness permitted under Section 8.3(b), (c) or (h) and any renewals or extensions thereof; provided that (i) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the purchase price of the Property acquired;
          (j) leases, licenses or subleases granted to others not interfering in any material respect with the business of the Borrower or any Subsidiary;
          (k) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;
          (l) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 8.2(Investments);
          (m) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;
          (n) Liens of a collection bank arising under Section 4 210 of the UCC (or equivalent in foreign jurisdictions) on items in the course of collection;
          (o) Liens of sellers of goods to the Borrower and any of its Subsidiaries arising under Article 2 of the UCC or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;
          (p) Liens on cash collateral securing reimbursement obligations of the Borrower and its Subsidiaries under letters of credit;
          (q) the non-exclusive right granted to The Boeing Company to use certain property of the Borrower pursuant to that certain letter agreement dated December 4, 2001 between the Borrower and The Boeing Company, but only to the extent such right exists on the Closing Date;
          (r) Liens granted to the United States Government pursuant to F.A.R. 52.232-16 and F.A.R. 52.245-5 on certain assets of Borrower or any Subsidiary in prime contracts with the United States Government or any United States Agency or as specified in subcontracts to which the Borrower is a party;
          (s) (i) Liens existing on the Closing Date in favor of Optus and other customers in the Subject Property to secure the Borrower’s obligations under the spacecraft sales contract (together with the related security agreement and escrow agreement) between the Borrower and Optus and under other similar arrangements with such customers and (ii) liens on work-in-progress and associated property of the Borrower or its Subsidiaries under any contract with a customer, including, without limitation, labor, services, materials, data, documentation, records, equipment, inventory, general intangibles, intellectual property, computer programs, documents, goods and proceeds of the foregoing; provided that unless otherwise approved by the

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Administrative Agent, in each case such liens shall extend only to (x) work-in-progress and associated property to be furnished or transferred to the customer pursuant to such contract, (y) rights under subcontracts and general intangibles entered into by the Borrower or its Subsidiaries in connection with the performance of such contract and (z) proceeds of any the foregoing;
          (t) earn-out or similar obligations issued by the Borrower or any of its Subsidiaries in connection with an Acquisition (to the extent such earn-out or similar obligation is deemed a Lien);
          (u) Liens securing Indebtedness permitted under Section 8.3(h); and
          (v) Liens not otherwise permitted by the foregoing clauses of this Section 8.1 securing obligations or other liabilities of any Loan Party; provided, however, that the aggregate outstanding amount of all such obligations and liabilities shall not exceed $25,000,000 at any time.
          Section 8.2 Investments.
          Make any Investments, except:
          (a) Investments held by the Borrower or such Subsidiary in the form of cash or Cash Equivalents;
          (b) Investments existing as of the Closing Date and set forth in Schedule 8.2 (Existing Investments);
          (c) Investments consisting of advances or loans to directors, officers and employees for travel, entertainment, relocation and analogous business purposes made in the ordinary course of business on terms consistent with past practices of the Borrower in an aggregate principal amount (including Investments of such type set forth in Schedule 8.2 (Existing Investments)) not to exceed $1,000,000 at any time outstanding;
          (d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;
          (e) Investments received in satisfaction or partial satisfaction of judgments, foreclosures of liens or settlement of litigation, claims or debts (whether pursuant to a plan of reorganization or otherwise);
          (f) Investments in any Loan Party;
          (g) Permitted Acquisitions; provided that after giving effect to any such Permitted Acquisition on a Pro Forma Basis (including in the calculation thereof the Total Consideration), Liquidity shall be not less than $50,000,000 (as certified by a Responsible Officer of the Borrower);
          (h) Investments consisting of cash collateral to secure letters of credit;

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          (i) Investments by any Subsidiary that is not a Loan Party in any other Person to the extent made with proceeds received pursuant to a transaction permitted under this Agreement;
          (j) obligations under Swap Contracts to the extent permitted under Section 8.3(Indebtedness);
          (k) Investments made as a result of the receipt of non-cash consideration from (i) a Disposition permitted by Section 8.5(Dispositions), (ii) the sale of the Borrower’s Transportation Management Systems division, or (iii) any licensing of IP Rights not constituting a Disposition; and
          (l) other Investments (including any Permitted Acquisition) not otherwise permitted pursuant to this Section 8.2, so long as (i) in the case of any Investment made in reliance on this clause (l)(i), the aggregate amount of all such Investments during the term of this Agreement shall not exceed, at the time that such Investment is consummated and after giving effect to such Investment, the Investment Cap Amount; provided, however, that for purposes of calculating compliance under this clause (l)(i), any Investment made in reliance on this clause (l)(i) when the Consolidated Secured Leverage Ratio is not less than 2.0 to 1 shall take into account all Investments made during the term of this Agreement in reliance on the following clause (l)(ii) in an amount equal to 50% the aggregate amount of such Investments or (ii) in the case of any Investment made in reliance on this clause (l)(ii), (x) the Consolidated Secured Leverage Ratio shall be less than 2.0 to 1 as of the most recent Fiscal Quarter end both before and after giving effect to such Investment on a Pro Forma Basis, as certified by a Responsible Officer of the Borrower and (y) any Subsidiary which is the subject of an Investment made in reliance on this clause (l)(ii) shall be or shall become a Guarantor to the extent required (and within the time periods provided) pursuant Section 7.9 (Subsidiaries).
          Section 8.3 Indebtedness.
          Create, incur, assume or suffer to exist any Indebtedness, except:
          (a) Indebtedness under the Loan Documents;
          (b) Indebtedness of the Borrower and its Subsidiaries set forth in Schedule 8.3(Existing Indebtedness) and renewals, refinancings and extensions thereof on terms and conditions not materially less favorable to the applicable debtor(s) or the Lenders and any increase in the principal amount of any Indebtedness on such Schedule by an aggregate amount of up to $1,000,000, and renewals, refinancings and extensions thereof on terms and conditions not materially less favorable to the applicable debtor(s) or the Lenders;
          (c) purchase money Indebtedness (including obligations in respect of capital leases or Synthetic Leases) hereafter incurred (or assumed in connection with a Permitted Acquisition or Investment permitted pursuant to Section 8.2(l)) by the Borrower or any of its Subsidiaries to finance the purchase of fixed assets, and renewals, refinancings and extensions thereof, provided that (i) the total of all such Indebtedness incurred pursuant to this Section 8.3(c) for all such Persons taken together shall not exceed $50,000,000 at any one time outstanding (ii) such Indebtedness when incurred by Borrower or any of its Subsidiaries (or, in the case of an assumption in connection with a Permitted Acquisition or Investment permitted pursuant to Section 8.2(l), at the time incurred by the target of such Permitted Acquisition or Investment)

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shall not exceed the purchase price of the asset(s) financed and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;
          (d) obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non defaulting party from its obligation to make termination payments on outstanding transactions to the defaulting party;
          (e) intercompany Indebtedness permitted under Section 8.2(Investments);
          (f) [reserved];
          (g) Indebtedness in respect of letters of credit (other than those issued hereunder, including those deemed issued hereunder pursuant to Section 2.4(k)) in an aggregate outstanding amount not to exceed $10,000,000 at any time;
          (h) Indebtedness acquired in connection with a Permitted Acquisition or Investment permitted pursuant to Section 8.2(l) where such Indebtedness (i) existed on the date of the consummation of such Permitted Acquisition or Investment permitted pursuant to Section 8.2(l), (ii) was not incurred in contemplation of the such Permitted Acquisition or Investment permitted pursuant to Section 8.2(l) and (iii) is not at any time secured by assets of the Borrower and its Subsidiaries other than those acquired in such Permitted Acquisition or Investment permitted pursuant to Section 8.2(l), provided, however, that the aggregate outstanding principal amount of all such Indebtedness shall not exceed $35,000,000 at any time;
          (i) performance bonds and surety bonds incurred in the ordinary course of business;
          (j) other unsecured Indebtedness (including unsecured Indebtedness incurred in a refinancing or replacement of the Convertible Notes or of the Subordinated Indebtedness); provided, however, that in the case of Indebtedness incurred pursuant to this clause (j), such Indebtedness (i) shall not have a scheduled maturity earlier than six months following the Scheduled Termination Date, (ii) shall not require any amortization of principal or otherwise require a scheduled payment of any principal sooner than six months following the Scheduled Termination Date, (iii) shall not be subject to covenants which are more restrictive in any material respect on the Borrower and its Subsidiaries than the covenants contained in this Agreement and (iv) shall not be permitted unless the Borrower is in compliance with the financial covenants set forth in Article V (Financial Covenants) on a Pro Forma Basis upon giving effect to such Indebtedness; provided, further, that in the case of any unsecured subordinated Indebtedness incurred pursuant to this clause (j), such Indebtedness shall be subordinated to the Obligations on terms substantially the same as those applicable to the Convertible Notes or otherwise on terms satisfactory to the Administrative Agent
          (k) Guarantees with respect to Indebtedness permitted under this Section 8.3;

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          (l) Indebtedness of Foreign Subsidiaries in an aggregate outstanding principal amount not to exceed the Dollar Equivalent of $25,000,000 at any time; and
          (m) unsecured Indebtedness not otherwise permitted under this Section 8.3; provided, however, that the aggregate outstanding principal amount of all such unsecured Indebtedness shall not exceed $35,000,000 at any time.
          Section 8.4 Fundamental Changes.
          Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person; provided that, notwithstanding the foregoing provisions of this Section 8.4 but subject to the terms of Section 7.9 (Subsidiaries), (a) the Borrower may merge or consolidate with any Subsidiary; provided that the Borrower shall be the continuing or surviving entity, (b) any Domestic Subsidiary may merge or consolidate with any other Domestic Subsidiary; provided that if a Loan Party is a party thereto then a Loan Party shall be the continuing or surviving entity, (c) any Foreign Subsidiary may merge or consolidate with any Domestic Subsidiary; provided that a Domestic Subsidiary shall be the continuing or surviving entity (and if a Loan Party is a party thereto then a Loan Party shall be the continuing or surviving entity), (d) any Foreign Subsidiary may be merged or consolidated with or into any other Foreign Subsidiary, (e) any Subsidiary may merge with any Person that is not a Loan Party in connection with a Disposition permitted under Section 8.5(Dispositions) or a Permitted Acquisition or Investment permitted pursuant to Section 8.2(m) (Investments); provided that, if such transaction involves the Borrower, the Borrower shall be the continuing or surviving corporation, and (f) any Subsidiary may dissolve, liquidate or wind up its affairs at any time provided that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect.
          Section 8.5 Dispositions.
          Make any Disposition unless (a) at least seventy-five percent (75%) of the consideration paid in connection therewith shall be cash or cash equivalents that is received contemporaneous with the consummation of such Disposition and the Total Consideration paid shall be in an amount not less than the fair market value (as reasonably determined by the Borrower) of the Property disposed of, (b) if such transaction is a Sale and Leaseback Transaction, such transaction is not prohibited by the terms of Section 8.14(Sale and Leaseback Transactions), (c) such transaction does not involve a sale or other disposition of receivables other than receivables owned by or attributable to other Property concurrently being disposed of in a transaction otherwise permitted under this Section 8.5 or receivables that are being sold because the selling party reasonably believes that such receivables will be difficult or expensive to collect and (d) the aggregate net book value of all of the assets sold or otherwise disposed of by the Borrower and its Subsidiaries in all Dispositions shall not, as of the date of any such Disposition, exceed (i) in any period of four Fiscal Quarters ending in the Fiscal Quarter which such Disposition is made, an amount equal to 10% of the Borrower’s Total Assets as of the date of the most recent quarterly financial statements delivered pursuant to Section 6.1 (Financial Statements) and (ii) during the term of this Agreement, 20% of the Borrower’s Total Assets as of the date of the most recent quarterly financial statements delivered pursuant to Section 6.1 (Financial Statements); provided, however, that Dispositions for which the Total Consideration paid is less than $1,000,000 shall not be included for purposes of the calculation set forth in clause (d). Any assets subject to a disposition permitted under this Section 8.5 or the definition of

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“Disposition” permitted hereby shall be released from any Lien pursuant Section 10.8 (Concerning the Collateral and the Collateral Documents), and the Administrative Agent agrees to execute such release documentation as may be reasonably requested by the Borrower to evidence such release; provided further, that the Administrative Agent shall have received a certificate of a Responsible Officer certifying that no Default or Event of Default shall have occurred or be continuing (before and after giving effect to such Disposition) and that such Disposition is permitted under the terms of this Agreement.
          Section 8.6 Restricted Payments.
          Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise (other than an obligation that is contingent on being permitted hereunder)) to do so, except that:
          (a) the Borrower may make Restricted Payments, so long as no Default shall exist or result therefrom and so long as (i) in the case of a Restricted Payment made in reliance on this clause (a)(i), the aggregate amount of all such Restricted Payments during the term of this Agreement shall not exceed, at the time of such Restricted Payment and after giving effect to such Restricted Payment, the Restricted Payment Cap Amount; provided, however, that for purposes of calculating compliance under this clause (a)(i), any Restricted Payment made in reliance on this clause (a)(i) shall take into account all Restricted Payments made during the term of this Agreement in reliance on the following clause (a)(ii) in an amount equal to 50% of the aggregate amount of such Restricted Payments or (ii) in the case of a Restricted Payment made in reliance on this clause (a)(ii), upon giving effect on a Pro Forma Basis to such Restricted Payment, the Consolidated Secured Leverage Ratio shall be less than 2.0 to 1 as of the most recent Fiscal Quarter end for which financial statements have been delivered pursuant to Section 6.1 (Financial Statements), as certified by a Responsible Officer of the Borrower;
          (b) the Borrower may repurchase Stock of the Borrower issued to employees and directors of the Borrower in an amount necessary to satisfy such individual’s income tax withholding obligations relating to the vesting of any restricted stock grants that have been approved by the Borrower’s Board of Directors or the appropriate committee thereof;
          (c) the Borrower may repurchase Stock of the Borrower issued to employees, directors or managers upon the death, disability or termination of employment of such person or pursuant to the terms of any subscription, stockholder or other agreement or plan approved by the Borrower’s Board of Directors in an aggregate amount not to exceed (i) $500,000 in any Fiscal Year or (ii) $2,000,000 during the term of this Agreement; and
          (d) the following shall be permitted with respect to the Convertible Notes and Subordinated Indebtedness:
          (i) regularly scheduled payments of (x) principal and interest with respect to the Convertible Notes and (y) interest with respect to Subordinated Indebtedness;
          (ii) the repurchase of all or any portion of the Convertible Notes with the net cash proceeds of any public offering of the Borrower’s common stock;

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          (iii) the repurchase, refinancing or replacement of the Convertible Notes or of the Subordinated Indebtedness with any other unsecured Indebtedness which satisfies the requirements of Section 8.3(j)(Indebtedness);
          (iv) payments made solely in common stock of the Borrower in connection with the exercise of any conversion rights by the holders of the Convertible Notes or, if applicable, any such rights with respect to Subordinated Indebtedness; and
          (v) the conversion into cash of the outstanding principal amount of any Convertible Notes as required by the terms of the Convertible Note Documents, so long as the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer demonstrating that, upon giving effect to such conversion on a Pro Forma Basis, the Loan Parties would be in compliance with the financial covenants set forth in Article V (Financial Covenants) as of the most recent Fiscal Quarter end for which the Borrower has delivered financial statements pursuant to Section 6.1(a) or (b) (Financial Statements).
          Section 8.7 Change in Nature of Business.
          Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the Closing Date or any business substantially related or incidental thereto (or any reasonable expansions or extensions thereof), it being understood that an Acquisition or Investment shall comply with this Section 8.7 so long as the principal line of business acquired as a part of such Acquisition or Investment is consistent with the requirements of this Section 8.7.
          Section 8.8 Transactions with Affiliates and Insiders.
          Enter into or permit to exist any transaction or series of transactions with any officer, director or Affiliate of such Person other than (a) transactions between Loan Parties, (b) intercompany transactions and Restricted Payments expressly permitted by Sections 8.2, 8.3, 8.4 or 8.6, (c) reasonable compensation and reimbursement of expenses of officers and directors and (d) except as otherwise specifically limited in this Agreement, other transactions which are entered into in the ordinary course of such Person’s business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms length transaction with a Person other than an officer, director or Affiliate.
          Section 8.9 Burdensome Agreements.
          Enter into or permit to exist any Contractual Obligation that encumbers or restricts the ability of any Person to (a) pay dividends or make any other distributions to any Loan Party on its Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Loan Party, (c) make loans or advances to any Loan Party, (d) sell, lease or transfer any of its Property to any Loan Party, (e) pledge its Property pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof or (f) act as a Loan Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except for (i) this Agreement and the other Loan Documents, (ii) any document or instrument governing Indebtedness (A) permitted pursuant to Section 8.3(b)(Indebtedness), (B) incurred pursuant to Section 8.3(c) or (h) (Indebtedness), provided that any such restriction contained therein relates only to the Property

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financed thereby, or (C) incurred pursuant to Section 8.3(j), (l) or (m) provided that any such restriction therein does not relate to the Collateral, (iii) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (iv) customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 8.5(Dispositions) pending the consummation of such sale, (v) non-assignability provisions in contracts entered into in the ordinary course of business, (vi) restrictions on transfer of the Stock of Subsidiaries that prohibit transfers in contravention of applicable securities laws, (vii) restrictions on the pledge of interests in any joint venture contained in the applicable joint venture agreement, (viii) the Convertible Note Documents and (ix) restrictions of the type described in clauses (a), (b), (c) and (d) of this Section 8.9 applicable only to the Borrower or Subsidiaries that are Loan Parties. Notwithstanding anything to the contrary in this Section 8.9, any Contractual Obligation that (i) contains financial covenants that are no more burdensome than the financial covenants set forth herein or (ii) includes a requirement that such Contractual Obligation be equally and ratably guarantied by any Guarantor under this Agreement, shall be deemed not to violate the requirements of this Section 8.9 by virtue of the provisions described in the foregoing clauses (i) or (ii).
          Section 8.10 Use of Proceeds.
          Use the proceeds of any Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Federal Reserve Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
          Section 8.11 Convertible Notes and Subordinated Indebtedness.
          (a) Amend or modify any of the terms of any of the Convertible Note Documents or any instrument or document with respect to Subordinated Indebtedness if such amendment or modification would add or change any terms in a manner that, taken as a whole, is materially adverse to the Borrower or any of its Subsidiaries (including any amendment or modification that would shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto);
          (b) Amend or modify any of the subordination provisions of the Convertible Note Documents; or
          (c) Make any payments of principal or interest in respect of the Convertible Notes in contravention of the subordination provisions thereof.
          Section 8.12 Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity; Chief Executive Office.
          (a) Amend, modify or change its Organization Documents in a manner materially adverse to the Lenders.
          (b) Change its Fiscal Year without thirty (30) days prior written notice to the Administrative Agent.

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          (c) Unless otherwise approved by the Administrative Agent in writing, without providing thirty (30) days prior written notice to the Administrative Agent, change the name, organizational identification number, state of formation or form of organization of any Loan Party.
          Section 8.13 Ownership of Subsidiaries.
          Notwithstanding any other provisions of this Agreement to the contrary, (i) create, incur, assume or suffer to exist any Lien on any Stock of any Subsidiary, except for Permitted Liens or (ii) permit any Subsidiary to issue any shares of preferred Stock to any Person other than the Borrower or any Subsidiary.
          Section 8.14 Sale and Leaseback Transactions.
          Enter into or permit to exist any Sale and Leaseback Transaction, other than to the extent the Attributable Indebtedness is permitted under Section 8.3(c)(Indebtedness); provided, however, that any assets subject to a Sale and Leaseback Transaction permitted hereby shall be released from any Lien pursuant Section 10.8(Concerning the Collateral and the Collateral Documents); provided further, that the Administrative Agent shall have received a certificate of a Responsible Officer certifying that no Default or Event of Default shall have occurred or be continuing (before and after giving effect to such Disposition) and that such Disposition is permitted under the terms of this Agreement.
ARTICLE IX
Events Of Default
          Section 9.1 Events of Default
          Any of the following shall constitute an Event of Default:
          (a) Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any commitment fee or other fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
          (b) Specific Covenants.
          (i) Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.1, 6.2 or 7.2(a) and such failure continues for five days; or
          (ii) Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Article V (Financial Covenants), Section 6.3, 7.7, 7.8, 7.9 or Article VIII (Negative Covenants); or
          (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty days after

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the earlier of any Responsible Officer of a Loan Party obtaining knowledge thereof or the Administrative Agent providing notice thereof to the Borrower; or
          (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or
          (e) Cross-Default. (i) The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or guaranty (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or guaranty or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is (x) to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such guaranty (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise) or such guaranty to become payable or cash collateral in respect thereof to be demanded, or (y) to require, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such guaranty (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to require, an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract), (B) any Termination Event (as defined in such Swap Contract but excluding any Termination Event arising from an Illegality (as defined in such Swap Contract) or Tax Event (as defined in such Swap Contract)) as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than $10,000,000 or (C) any Termination Event (as defined in such Swap Contract) arising from an Illegality (as defined in such Swap Contract) or Tax Event (as defined in such Swap Contract)) as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than $10,000,000; or
          (f) Insolvency Proceedings, Etc. Any Loan Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its Property is instituted without the consent of such Person and continues undismissed or unstayed for sixty calendar days, or an order for relief is entered in any such proceeding; or

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          (g) Inability to Pay Debts; Attachment. (i) Any Loan Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of any such Person and is not released, vacated or fully bonded within thirty days after its issue or levy; or
          (h) Judgments. There is entered against any Loan Party one or more final judgments or orders for the payment of money in an aggregate amount exceeding $10,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) and the same shall not be stayed, bonded or discharged within sixty (60) days; or
          (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $10,000,000, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the $10,000,000; or
          (j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or any Collateral Document shall for any reason fail or cease to create a valid and enforceable Lien on any Collateral purported to be covered thereby or, except as permitted by the Loan Documents, such Lien shall fail or cease to be a perfected and first priority Lien, or any Loan Party shall so state in writing; or
          (k) Change of Control. There occurs any Change of Control; or
          (l) Subordination Provisions of Subordinated Indebtedness.
          (i) any of the Obligations for any reason shall fail to be “Senior Debt” (or any comparable term) under, and as defined in, any Convertible Note Document; or
          (ii) the subordination provisions of any Convertible Note Document shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of such Convertible Notes.
          Section 9.2 Remedies
          During the continuance of any Event of Default, the Administrative Agent (a) may, and, at the request of the Requisite Lenders, shall, by notice to the Borrower declare that all or any portion of the Commitments be terminated, whereupon the obligation of each Lender to make any Loan and each Issuer to Issue any Letter of Credit shall immediately terminate and (b) may and, at the request of the Requisite Lenders, shall, by notice to the Borrower, declare the Loans, all interest thereon and all other amounts and Obligations payable under this Agreement to

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be forthwith due and payable, whereupon the Loans, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of the Events of Default specified in Section 9.1(f) (Events of Default), (x) the Commitments of each Lender to make Loans and the commitments of each Lender and Issuer to Issue or participate in Letters of Credit shall each automatically be terminated and (y) the Loans, all such interest and all such amounts and Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. In addition to the remedies set forth above, the Administrative Agent may exercise any remedies provided for by the Collateral Documents in accordance with the terms thereof or any other remedies provided by applicable law.
          Section 9.3 Actions in Respect of Letters of Credit
          (i) Upon the date that is five (5) Business Days prior to the Termination Date, or at any time after the Termination Date when the aggregate funds on deposit in Cash Collateral Accounts shall be less than the amounts required by clause (x) or (y) below, and (ii) as may be required by Section 2.9 (Mandatory Prepayments), the Borrower shall pay to the Administrative Agent in immediately available funds, at the Administrative Agent’s office referred to in Section 11.8 (Notices, Etc.), for deposit in a Cash Collateral Account described in Section 2.4(l) (Cash Collateral Account), the following amounts:
          (x) in the case of clause (i) above, the amount required so that, after such payment, the aggregate funds on deposit in the Cash Collateral Accounts equals or exceeds the sum of (A) 105% of the sum of all outstanding Letter of Credit Obligations in respect of Letters of Credit with an expiration date beyond one year after the Termination Date, and (B) 100% of the sum of all other outstanding Letter of Credit Obligations; and
          (y) in the case of clause (ii) above, the amount required by Section 2.9 (Mandatory Prepayments);
provided, however, that the obligation to provide the foregoing cash collateral may, at the option of the Borrower, be satisfied by providing, for the benefit of the applicable Issuer, a Letter of Credit in form and substance and issued by a financial institution acceptable to such Issuer; provided, further, that with respect to any outstanding Letter of Credit Obligations arising under Letters of Credit denominated in a currency other than Dollars, the funds required to be on deposit pursuant to clause (i) above shall be denominated in such currency.
The Administrative Agent may, from time to time after funds are deposited in any Cash Collateral Account, apply funds then held in such Cash Collateral Account to the payment of any amounts, in accordance with Section 2.9 (Mandatory Prepayments) and Section 2.13(g) (Payments and Computations), as shall have become or shall become due and payable by the Borrower to the Issuers or Lenders in respect of the Letter of Credit Obligations. The Administrative Agent shall promptly give written notice of any such application; provided, however, that the failure to give such written notice shall not invalidate any such application. If, as of the Termination Date, any Letter of Credit may for any reason remain outstanding that is partially or wholly undrawn, the Borrower may back-stop such Letter of Credit with a new letter of credit in form and substance acceptable to the applicable Issuer and issued under any replacement credit facility entered into by the Borrower with a financial institution or institutions acceptable to the applicable Issuer.

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          Section 9.4 Rescission
          If at any time after termination of the Commitments or acceleration of the maturity of the Loans, the Borrower shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations that shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Events of Default and Defaults (other than non-payment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 11.1 (Amendments, Waivers, Etc.), then upon the written consent of the Requisite Lenders and written notice to the Borrower, the termination of the Commitments or the acceleration and their consequences may be rescinded and annulled; provided, however, that such action shall not affect any subsequent Event of Default or Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders and the Issuers to a decision that may be made at the election of the Requisite Lenders, and such provisions are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.
ARTICLE X
The Administrative Agent
          Section 10.1 Authorization and Action
          (a) Each Lender and each Issuer hereby appoints Citibank as the Administrative Agent hereunder and each Lender and each Issuer authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and each Issuer hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents and, in the case of the Collateral Documents, to act as agent for the Lenders, Issuers and the other Secured Parties under such Collateral Documents.
          (b) As to any matters not expressly provided for by this Agreement and the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders, and such instructions shall be binding upon all Lenders and each Issuer; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to personal liability unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders and the Issuers with respect to such action or (ii) is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender and each Issuer prompt notice of each notice given to it by any Loan Party pursuant to the terms of this Agreement or the other Loan Documents.
          (c) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the

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Issuers except to the limited extent provided in Section 2.7(b), and its duties are entirely administrative in nature. The Administrative Agent does not assume and shall not be deemed to have assumed any obligation other than as expressly set forth herein and in the other Loan Documents or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuer or holder of any other Obligation. The Administrative Agent may perform any of its duties under any Loan Document by or through its agents or employees.
          (d) In the event that Citibank or any of its Affiliates is or becomes an indenture trustee under the Trust Indenture Act of 1939 (as amended, the “Trust Indenture Act”) in respect of any securities issued or guaranteed by any Loan Party, the parties hereto acknowledge and agree that any payment or property received in satisfaction of or in respect of any Obligation of such Loan Party hereunder or under any other Loan Document by or on behalf of Citibank in its capacity as the Administrative Agent for the benefit of any Loan Party under any Loan Document (other than Citibank or an Affiliate of Citibank) and which is applied in accordance with the Loan Documents is exempt from the requirements of Section 311 of the Trust Indenture Act pursuant to Section 311(b)(3) of the Trust Indenture Act.
          (e) The Arranger shall have no obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document (other than to the extent provided in the Fee Letter) and shall incur no liability hereunder or thereunder in such capacity.
          Section 10.2 Administrative Agent’s Reliance, Etc.
          None of the Administrative Agent, any of its Affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with this Agreement or the other Loan Documents, except for its, his, her or their own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent (a) may treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 11.2(e) (Assignments and Participations), (b) may rely on the Register to the extent set forth in Section 2.7 (Evidence of Debt), (c) may consult with legal counsel (including counsel to the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (d) makes no warranty or representation to any Lender or Issuer and shall not be responsible to any Lender or Issuer for any statements, warranties or representations made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document, (e) shall not have any duty to ascertain or to inquire either as to the performance or observance of any term, covenant or condition of this Agreement or any other Loan Document, as to the financial condition of any Loan Party or as to the existence or possible existence of any Default or Event of Default, (f) shall not be responsible to any Lender or Issuer for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto and (g) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which writing may be a telecopy or electronic mail) or any telephone message believed by it to be genuine and signed or sent by the proper party or parties.

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          Section 10.3 Posting of Approved Electronic Communications
          (a) Each of the Lenders, the Issuers and the Borrower agree, and the Borrower shall cause each Guarantor to agree, that the Administrative Agent may, but shall not be obligated to, make the Approved Electronic Communications available to the Lenders and Issuers by posting such Approved Electronic Communications on IntraLinks™ or a substantially similar electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).
          (b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a dual firewall and a User ID/Password Authorization System) and the Approved Electronic Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Issuers and the Borrower acknowledges and agrees, and the Borrower shall cause each Guarantor to acknowledge and agree, that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the Lenders, the Issuers and the Borrower hereby approves, and the Borrower shall cause each Guarantor to approve, distribution of the Approved Electronic Communications through the Approved Electronic Platform and understands and assumes, and the Borrower shall cause each Guarantor to understand and assume, the risks of such distribution.
          (c) The Approved Electronic Platform and the Approved Electronic Communications are provided “as is” and “as available”. None of the Administrative Agent or any of its Affiliates or any of their respective officers, directors, employees, agents, advisors or representatives (the “Agent Affiliates”) warrant the accuracy, adequacy or completeness of the Approved Electronic Communications or the Approved Electronic Platform and each expressly disclaims liability for errors or omissions in the Approved Electronic Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Agent Affiliates in connection with the Approved Electronic Platform or the Approved Electronic Communications.
          (d) Each of the Lenders, the Issuers and the Borrower agree, and the Borrower shall cause each Guarantor to agree, that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally-applicable document retention procedures and policies.
          Section 10.4 The Administrative Agent Individually
          With respect to its Ratable Portion, Citibank shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms “Lenders”, “Revolving Credit

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Lenders”, “Requisite Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include, without limitation, the Administrative Agent in its individual capacity as a Lender, a Revolving Credit Lender or as one of the Requisite Lenders. Citibank and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with, any Loan Party as if Citibank were not acting as the Administrative Agent.
          Section 10.5 Lender Credit Decision
          Each Lender and each Issuer acknowledges that it shall, independently and without reliance upon the Administrative Agent or any other Lender, conduct its own independent investigation of the financial condition and affairs of the Borrower and each other Loan Party in connection with the making and continuance of the Loans and with the issuance of the Letters of Credit. Each Lender and each Issuer also acknowledges that it shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and other Loan Documents. Except for the documents expressly required by any Loan Document to be transmitted by the Administrative Agent to the Lenders or the Issuers, the Administrative Agent shall not have any duty or responsibility to provide any Lender or any Issuer with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of any Loan Party or any Affiliate of any Loan Party that may come into the possession of the Administrative Agent or any Affiliate thereof or any employee or agent of any of the foregoing.
          Section 10.6 Indemnification
          Each Lender agrees to indemnify the Administrative Agent and each of its Affiliates, and each of their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrower), from and against such Lender’s aggregate Ratable Portion of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including fees, expenses and disbursements of financial and legal advisors) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against, the Administrative Agent or any of its Affiliates, directors, officers, employees, agents and advisors in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the Administrative Agent under this Agreement or the other Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s or such Affiliate’s gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including fees, expenses and disbursements of financial and legal advisors) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or another Loan Party.
          Section 10.7 Successor Administrative Agent
          The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Requisite Lenders shall

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have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Requisite Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, selected from among the Lenders. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required upon the occurrence and during the continuance of an Event of Default). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents. After such resignation, the retiring Administrative Agent shall continue to have the benefit of this Article X as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.
          Section 10.8 Concerning the Collateral and the Collateral Documents
          (a) Each Lender and each Issuer agrees that any action taken by the Administrative Agent or the Requisite Lenders (or, where required by the express terms of this Agreement, a greater proportion of the Lenders) in accordance with the provisions of this Agreement or of the other Loan Documents, and the exercise by the Administrative Agent or the Requisite Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders, Issuers and other Secured Parties. Without limiting the generality of the foregoing, the Administrative Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders and the Issuers with respect to all payments and collections arising in connection herewith and with the Collateral Documents, (ii) execute and deliver each Collateral Document and accept delivery of each such agreement delivered by the Borrower or any of its Subsidiaries, (iii) act as collateral agent for the Lenders, the Issuers and the other Secured Parties for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein, provided, however, that the Administrative Agent hereby appoints, authorizes and directs each Lender and Issuer to act as collateral sub-agent for the Administrative Agent, the Lenders and the Issuers for purposes of the perfection of all security interests and Liens with respect to the Collateral, including any deposit accounts maintained by a Loan Party with, and cash and Cash Equivalents held by, such Lender or such Issuer, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Collateral Documents and (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to the Administrative Agent, the Lenders, the Issuers and the other Secured Parties with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.
          (b) Each of the Lenders and the Issuers hereby consents to the release and hereby directs, in accordance with the terms hereof, the Administrative Agent to release (or, in

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the case of clause (ii) below, release or subordinate) any Lien held by the Administrative Agent for the benefit of the Lenders and the Issuers against any of the following:
          (i) all of the Collateral and all Loan Parties, upon termination of the Commitments and payment and satisfaction in full of all Loans, all Reimbursement Obligations and all other Obligations that the Administrative Agent has been notified in writing are then due and payable (and, in respect of contingent Letter of Credit Obligations, with respect to which cash collateral has been deposited or a back-up letter of credit has been issued, in either case in the appropriate currency and on terms satisfactory to the Administrative Agent and the applicable Issuers);
          (ii) any assets that are subject to a Lien permitted by Section 8.1(Liens); and
          (iii) any part of the Collateral sold or disposed of by a Loan Party if such sale or disposition is permitted by this Agreement (or permitted pursuant to a waiver of or consent to a transaction otherwise prohibited by this Agreement).
Each of the Lenders and the Issuers hereby directs the Administrative Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 10.8 promptly upon the effectiveness of any such release.
          Section 10.9 Collateral Matters Relating to Related Obligations
          The benefit of the Loan Documents and of the provisions of this Agreement relating to the Collateral shall extend to and be available in respect of any Secured Obligation arising under any Swap Contract or Cash Management Obligation or that is otherwise owed to Persons other than the Administrative Agent, the Lenders and the Issuers in connection with any Loan Document (collectively, “Related Obligations”) solely on the condition and understanding, as among the Administrative Agent and all Secured Parties, that (a) the Related Obligations shall be entitled to the benefit of the Loan Documents and the Collateral to the extent expressly set forth in this Agreement and the other Loan Documents and to such extent the Administrative Agent shall hold, and have the right and power to act with respect to, the Guaranty and the Collateral on behalf of and as agent for the holders of the Related Obligations, but the Administrative Agent is otherwise acting solely as agent for the Lenders and the Issuers and shall have no fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligation whatsoever to any holder of Related Obligations, (b) all matters, acts and omissions relating in any manner to the Guaranty, the Collateral, or the omission, creation, perfection, priority, abandonment or release of any Lien, shall be governed solely by the provisions of this Agreement and the other Loan Documents and no separate Lien, right, power or remedy shall arise or exist in favor of any Secured Party under any separate instrument or agreement or in respect of any Related Obligation, (c) each Secured Party shall be bound by all actions taken or omitted, in accordance with the provisions of this Agreement and the other Loan Documents, by the Administrative Agent and the Requisite Lenders, each of whom shall be entitled to act at its sole discretion and exclusively in its own interest given its own Commitments and its own interest in the Loans, Letter of Credit Obligations and other Obligations to it arising under this Agreement or the other Loan Documents, without any duty or liability to any other Secured Party or as to any Related Obligation and without regard to whether any Related Obligation remains outstanding or is deprived of the benefit of the Collateral or becomes unsecured or is otherwise affected or put in

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jeopardy thereby, (d) no holder of Related Obligations and no other Secured Party (except the Administrative Agent, the Lenders and the Issuers, to the extent set forth in this Agreement) shall have any right to be notified of, or to direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under this Agreement or the Loan Documents and (e) no holder of any Related Obligation shall exercise any right of setoff, banker’s lien or similar right except to the extent provided in Section 11.6 (Right of Set-off) and then only to the extent such right is exercised in compliance with Section 11.7 (Sharing of Payments, Etc.).
ARTICLE XI
Miscellaneous
          Section 11.1 Amendments, Waivers, Etc.
          (a) No amendment or waiver of any provision of this Agreement, the Notes, the Guaranty or the Collateral Documents nor consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be in writing and (x) in the case of any such waiver or consent, signed by the Requisite Lenders (or by the Administrative Agent with the consent of the Requisite Lenders) and (y) in the case of any other amendment, by the Requisite Lenders (or by the Administrative Agent with the consent of the Requisite Lenders) and the Borrower, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by each Lender affected thereby, in addition to the Requisite Lenders (or the Administrative Agent with the consent thereof), do any of the following:
          (i) waive any condition specified in Section 3.1 (Conditions Precedent to Initial Loans and Letters of Credit), except with respect to a condition based upon another provision hereof, the waiver of which requires only the concurrence of the Requisite Lenders subject to the provisions of Section 3.3 (Determinations of Initial Borrowing Conditions);
          (ii) increase the Commitment of such Lender (other than an increase pursuant to Section 2.1(b) (Additional Commitments)) or subject such Lender to any additional obligation;
          (iii) extend the scheduled final maturity of any Loan owing to such Lender, or waive, reduce or postpone any scheduled date fixed for the payment or reduction of principal or interest of any such Loan or fees owing to such Lender (it being understood that Section 2.9 (Mandatory Prepayments) does not provide for scheduled dates fixed for payment) or for the reduction of such Lender’s Commitment;
          (iv) reduce, or release the Borrower from its obligations to repay, the principal amount of any Loan or Reimbursement Obligation owing to such Lender (other than by the payment or prepayment thereof);
          (v) reduce the rate of interest on any Loan or Reimbursement Obligation outstanding and owing to such Lender or any fee payable hereunder to such Lender (it being understood that the waiver of default interest shall not constitute a reduction in the rate of interest);

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          (vi) expressly subordinate any of the Secured Obligations or any Liens securing the Secured Obligations;
          (vii) postpone any scheduled date fixed for payment of interest or fees owing to such Lender or waive any such payment;
          (viii) modify the application of payments to the Revolving Loans pursuant to Section 2.9 (Mandatory Prepayments);
          (ix) change the percentage of Commitments or Revolving Credit Outstandings required for any or all Lenders to take any action hereunder;
          (x) release all or substantially all of the Collateral except as provided in Section 10.8(b) (Concerning the Collateral and the Collateral Documents) or release the Borrower from its payment obligation to such Lender under this Agreement or the Notes owing to such Lender (if any) or release all or substantially all of the Guarantors from their obligations under the Guaranty except in connection with the sale or other disposition of a Guarantor (or all or substantially all of the assets thereof) permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement or a restructuring transaction in which the Guaranty in questions is replaced on terms approved by the Administrative Agent); or
          (xi) amend Section 10.8(b) (Concerning the Collateral and the Collateral Documents), Section 11.7 (Sharing of Payments, Etc.), this Section 11.1 or either definition of the terms “Requisite Lenders” or “Ratable Portion”;
and provided, further, that (x) no amendment, waiver or consent shall, unless in writing and signed by any Special Purpose Vehicle that has been granted an option pursuant to Section 11.2(e) (Assignments and Participations), affect the grant or nature of such option or the right or duties of such Special Purpose Vehicle under Section 11.2(e), (y) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or the other Loan Documents and (z) no amendment, waiver or consent shall, unless in writing and signed by the Swing Loan Lender in addition to the Lenders required above to take such action, affect the rights or duties of the Swing Loan Lender under this Agreement or the other Loan Documents; and provided, further, that the Administrative Agent may, with the consent of the Borrower, amend, modify or supplement this Agreement to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or any Issuer.
          (b) The Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.
          (c) If, in connection with any proposed amendment, modification, waiver or termination requiring the consent of all Revolving Credit Lenders, the consent of Requisite Lenders is obtained but the consent of any Revolving Credit Lender whose consent is required is

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not obtained (any such Lender whose consent is not obtained as described in this Section 11.1 being referred to as a “Non-Consenting Lender”), then, as long as the Lender acting as the Administrative Agent is not a Non-Consenting Lender, at the Borrower’s request, an Eligible Assignee shall have the right with the Administrative Agent’s consent (such consent not to be unreasonably withheld or delayed) to purchase from such Non-Consenting Lender, and such Non-Consenting Lender agrees that it shall, upon the Administrative Agent’s request, sell and assign to the Lender acting as the Administrative Agent or such Eligible Assignee, all of the Commitments and Revolving Credit Outstandings of such Non-Consenting Lender, in each case for an amount equal to the principal balance of all such Loans held by the Non-Consenting Lender and all accrued and unpaid interest and fees with respect thereto through the date of sale; provided, however, that such purchase and sale shall be recorded in the Register maintained by the Administrative Agent and not be effective until (x) the Administrative Agent shall have received from such Eligible Assignee an agreement in form and substance satisfactory to the Administrative Agent and the Borrower whereby such Eligible Assignee shall agree to be bound by the terms hereof and (y) such Non-Consenting Lender shall have received payments of all Loans held by it and all accrued and unpaid interest and fees with respect thereto through the date of the sale. Each Lender agrees that, if it becomes a Non-Consenting Lender, it shall execute and deliver to the Administrative Agent an Assignment an Acceptance to evidence such sale and purchase and shall deliver to the Administrative Agent any Note (if the assigning Lender’s Loans are evidenced by Notes) subject to such Assignment and Acceptance; provided, however, that the failure of any Non-Consenting Lender to execute an Assignment and Acceptance shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register.
          Section 11.2 Assignments and Participations
          (a) Each Lender may sell, transfer, negotiate or assign to one or more Eligible Assignees all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to the Revolving Loans, the Swing Loans and the Letters of Credit); provided, however, that (i) such assignment shall cover the same percentage of the assigning Lender’s Revolving Credit Outstandings and Commitments (ii) the aggregate amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event (if less than the assignor’s entire interest) be less than $2,500,000 or an integral multiple of $500,000 in excess thereof, except, in either case, (A) with the consent of the Borrower and the Administrative Agent or (B) if such assignment is being made to a Lender or an Affiliate or Approved Fund of such Lender, and (iii) if such Eligible Assignee is not, prior to the date of such assignment, a Lender or an Affiliate or Approved Fund of a Lender, such assignment shall be subject to the prior consent of the Administrative Agent and the Borrower (which consents shall not be unreasonably withheld or delayed); and provided, further, that, notwithstanding any other provision of this Section 11.2, the consent of the Borrower shall not be required for any assignment occurring when any Event of Default (other than an Event of Default pursuant to Section 9.1(b)(i) or (c)) shall have occurred and be continuing.
          (b) The parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note (if the assigning Lender’s Loans are evidenced by a Note) subject to such assignment. Upon the execution, delivery, acceptance and recording in the Register of any Assignment and Acceptance and, other than in respect of assignments made

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pursuant to Section 2.17 (Substitution of Lenders) and Section 11.1(c) (Amendments, Waivers, Etc.), the receipt by the Administrative Agent from the assignee of an assignment fee in the amount of $3,500 from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender, and if such Lender were an Issuer, of such Issuer hereunder and thereunder, and (ii) the Notes (if any) corresponding to the Loans assigned thereby shall be transferred to such assignee by notation in the Register and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except for those surviving the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).
          (c) The Administrative Agent shall maintain at its address referred to in Section 11.8 (Notices, Etc.) a copy of each Assignment and Acceptance delivered to and accepted by it and shall record in the Register the names and addresses of the Lenders and Issuers and the principal amount of the Loans and Reimbursement Obligations owing to each Lender from time to time and the Commitments of each Lender. Any assignment pursuant to this Section 11.2 shall not be effective until such assignment is recorded in the Register.
          (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record or cause to be recorded the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall, if requested by such assignee, execute and deliver to the Administrative Agent new Notes to the order of such assignee in an amount equal to the Commitments and Loans assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has surrendered any Note for exchange in connection with the assignment and has retained Commitments or Loans hereunder, new Notes to the order of the assigning Lender in an amount equal to the Commitments and Loans retained by it hereunder. Such new Notes shall be dated the same date as the surrendered Notes and be in substantially the form of Exhibit B (Form of Note).
          (e) In addition to the other assignment rights provided in this Section 11.2, each Lender may do each of the following:
          (i) grant to a Special Purpose Vehicle the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder and the exercise of such option by any such Special Purpose Vehicle and the making of Loans pursuant thereto shall satisfy (once and to the extent that such Loans are made) the obligation of such Lender to make such Loans thereunder; provided, however, that (x) nothing herein shall constitute a commitment or an offer to commit by such a Special Purpose Vehicle to make Loans hereunder and no such Special Purpose Vehicle shall be liable for any indemnity or other Obligation (other than the making of Loans for which such Special Purpose Vehicle shall have exercised an option, and then only in accordance with the relevant option agreement) and (y) such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain responsible to the other

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parties for the performance of its obligations under the terms of this Agreement and shall remain the holder of the Obligations for all purposes hereunder; and
          (ii) assign, as collateral or otherwise, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans), to (A) without notice to or consent of the Administrative Agent or the Borrower, any Federal Reserve Bank (pursuant to Regulation A of the Federal Reserve Board) and (B) without consent of the Administrative Agent or the Borrower, (1) any holder of, or trustee for the benefit of, the holders of such Revolving Credit Lender’s Securities and (2) any Special Purpose Vehicle to which such Revolving Credit Lender has granted an option pursuant to clause (i) above;
provided, however, that no such assignment or grant shall release such Revolving Credit Lender from any of its obligations hereunder except as expressly provided in clause (i) above and except, in the case of a subsequent foreclosure pursuant to an assignment as collateral, if such foreclosure is made in compliance with the other provisions of this Section 11.2 other than this clause (e) or clause (f) below. Each party hereto acknowledges and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any such Special Purpose Vehicle, such party shall not institute against, or join any other Person in instituting against, any Special Purpose Vehicle that has been granted an option pursuant to this clause (e) any bankruptcy, reorganization, insolvency or liquidation proceeding (such agreement shall survive the payment in full of the Obligations). The terms of the designation of, or assignment to, such Special Purpose Vehicle shall not restrict such Lender’s ability to, or grant such Special Purpose Vehicle the right to, consent to any amendment or waiver to this Agreement or any other Loan Document or to the departure by the Borrower from any provision of this Agreement or any other Loan Document without the consent of such Special Purpose Vehicle except, as long as the Administrative Agent and the Lenders, Issuers and other Secured Parties shall continue to, and shall be entitled to continue to, deal solely and directly with such Lender in connection with such Lender’s obligations under this Agreement, to the extent any such consent would reduce the principal amount of, or the rate of interest on, any Obligations, amend this clause (e) or postpone any scheduled date of payment of such principal or interest. Each Special Purpose Vehicle shall be entitled to the benefits of Sections 2.15 (Capital Adequacy) and 2.16 (Taxes) and of 2.14(d) (Illegality) as if it were such Lender; provided, however, that anything herein to the contrary notwithstanding, no Borrower shall, at any time, be obligated to make under Section 2.15 (Capital Adequacy), 2.16 (Taxes) or 2.14(d) (Illegality) to any such Special Purpose Vehicle and any such Lender any payment in excess of the amount the Borrower would have been obligated to pay to such Lender in respect of such interest if such Special Purpose Vehicle had not been assigned the rights of such Lender hereunder; and provided, further, that such Special Purpose Vehicle shall have no direct right to enforce any of the terms of this Agreement against the Borrower, the Administrative Agent or the other Lenders.
          (f) Each Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Revolving Loans and Letters of Credit). The terms of such participation shall not, in any event, require the participant’s consent to any amendments, waivers or other modifications of any provision of any Loan Documents, the consent to any departure by any Loan Party therefrom, or to the exercising or refraining from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce

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the obligations of the Loan Parties), except if any such amendment, waiver or other modification or consent would (i) reduce the amount, or postpone any date fixed for, any amount (whether of principal, interest or fees) payable to such participant under the Loan Documents, to which such participant would otherwise be entitled under such participation or (ii) result in the release of all or substantially all of the Collateral other than in accordance with Section 10.8(b) (Concerning the Collateral and the Collateral Documents). In the event of the sale of any participation by any Lender, (w) such Lender’s obligations under the Loan Documents shall remain unchanged, (x) such Lender shall remain solely responsible to the other parties for the performance of such obligations, (y) such Lender shall remain the holder of such Obligations for all purposes of this Agreement and (z) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Each participant shall be entitled to the benefits of Sections 2.15 (Capital Adequacy) and 2.16 (Taxes) and of 2.14(d) (Illegality) as if it were a Lender; provided, however, that anything herein to the contrary notwithstanding, the Borrower shall not, at any time, be obligated to make under Section 2.15 (Capital Adequacy), 2.16 (Taxes) or 2.14(d) (Illegality) to the participants in the rights and obligations of any Lender (together with such Lender) any payment in excess of the amount the Borrower would have been obligated to pay to such Lender in respect of such interest had such participation not been sold and provided, further, that such participant in the rights and obligations of such Lender shall have no direct right to enforce any of the terms of this Agreement against the Borrower, the Administrative Agent or the other Lenders.
          (g) Any Issuer may at any time assign its rights and obligations hereunder to any other Lender by an instrument in form and substance satisfactory to the Borrower, the Administrative Agent, such Issuer and such Lender, subject to the provisions of Section 2.7(b) (Evidence of Debt) relating to notations of transfer in the Register. If any Issuer ceases to be a Lender hereunder by virtue of any assignment made pursuant to this Section 11.2, then, as of the effective date of such cessation, such Issuer’s obligations to Issue Letters of Credit pursuant to Section 2.4 (Letters of Credit) shall terminate and such Issuer shall be an Issuer hereunder only with respect to outstanding Letters of Credit issued prior to such date.
          Section 11.3 Costs and Expenses
          (a) Within 30 days following receipt of a written request therefor, which request shall provide in reasonable detail the basis of the claim therefor, the Borrower agrees to pay, or reimburse the Administrative Agent for all of the Administrative Agent’s reasonable internal and external audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (including the reasonable fees, expenses and disbursements of the Administrative Agent’s counsel, Weil, Gotshal & Manges LLP, local legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisors, and other consultants and agents) incurred by the Administrative Agent in connection with any of the following (but subject to the limitations set forth in Section 7.7 (Inspection Rights; Field Audits)): (i) the Administrative Agent’s audit and investigation of the Borrower and its Subsidiaries in connection with the preparation, negotiation or execution of any Loan Document or the Administrative Agent’s periodic audits of the Borrower or any of its Subsidiaries, as the case may be, (ii) the preparation, negotiation, execution or interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any condition set forth in Article III (Conditions to Loans and Letters of Credit), any Loan Document or any proposal letter or commitment letter issued in

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connection therewith, or the making of the Loans hereunder, (iii) the creation, perfection or protection of the Liens under any Loan Document (including any reasonable fees, disbursements and expenses for local counsel in various jurisdictions), (iv) the ongoing administration of this Agreement and the Loans, including consultation with attorneys in connection therewith and with respect to the Administrative Agent’s rights and responsibilities hereunder and under the other Loan Documents, (v) the protection, collection or enforcement of any Obligation or the enforcement of any Loan Document, (vi) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, any Loan Party, any of the Borrower’s Subsidiaries, this Agreement or any other Loan Document (other than Cash Management Documents or Swap Contracts), (vii) the response to, and preparation for, any subpoena or request for document production with which the Administrative Agent is served or deposition or other proceeding in which the Administrative Agent is called to testify, in each case, relating in any way to the Obligations (other than Obligations under Cash Management Documents or Swap Contracts), any Loan Party, any of the Borrower’s Subsidiaries, this Agreement or any other Loan Document (other than Cash Management Documents or Swap Contracts) or (viii) any amendment, consent, waiver, assignment, restatement, or supplement to any Loan Document (other than Cash Management Documents or Swap Contracts) or the preparation, negotiation and execution of the same.
          (b) Within 30 days following receipt of a written request therefor, which request shall provide in reasonable detail the basis of the claim therefor, the Borrower further agrees to pay or reimburse the Administrative Agent and each of the Lenders and Issuers for all out-of-pocket costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel and costs of settlement), incurred by the Administrative Agent, such Lenders or such Issuers in connection with any of the following: (i) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of an Event of Default, (ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or in any insolvency or bankruptcy proceeding, (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, any Loan Party, any of the Borrower’s Subsidiaries and related to or arising out of the transactions contemplated hereby or by any other Loan Document or (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clause (i), (ii) or (iii) above; provided, however, that the foregoing clause (b) shall not apply to any costs, expenses or fees described in clause (i), (ii), (iii) or (iv) above and incurred in connection Cash Management Documents or Swap Contracts which are Loan Documents.
          Section 11.4 Indemnities
          (a) The Borrower agrees to indemnify and hold harmless the Administrative Agent, each Lender, each Issuer (including each Person obligated on a Cash Management Document or Swap Contract that is a Loan Document, but solely to the extent of such Person’s capacity as a Secured Party and not with respect to such Cash Management Document or Swap Contract) and each of their respective Affiliates, and each of the directors, officers, employees, agents, trustees, representatives, attorneys, consultants and advisors of or to any of the foregoing (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article III (Conditions to Loans and Letters of Credit) (each such Person being an “Indemnitee”) from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses, joint or several, of

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any kind or nature (including fees, disbursements and expenses of financial and legal advisors to any such Indemnitee) that may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not such investigation, litigation or proceeding is brought by any such indemnitee or any of its directors, security holders or creditors or any such Indemnitee, director, security holder or creditor is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of this Agreement, any other Loan Document, any Obligation or any Letter of Credit, or any act, event or transaction related or attendant to any thereof, or the use or intended use of the proceeds of the Loans or Letters of Credit or in connection with any investigation of any potential matter covered hereby (collectively, the “Indemnified Matters”); provided, however, that the Borrower shall not have any liability under this Section 11.4 to an Indemnitee with respect to any Indemnified Matter to the extent resulting from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Without limiting the foregoing, “Indemnified Matters” include (i) all Environmental Liabilities and Costs arising from or connected with the past, present or future operations of the Borrower or any of its Subsidiaries involving any property subject to a Collateral Document, or damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Contaminants on, upon or into such property or any contiguous real estate, (ii) any costs or liabilities incurred in connection with any environmental remedial action concerning the Borrower or any of its Subsidiaries, (iii) any costs or liabilities incurred in connection with any Environmental Lien and (iv) any costs or liabilities incurred in connection with any other matter under any Environmental Law, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (49 U.S.C. § 9601 et seq.) and applicable state property transfer laws, whether, with respect to any such matter, such Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor in interest to the Borrower or any of its Subsidiaries, or the owner, lessee or operator of any property of the Borrower or any of its Subsidiaries by virtue of foreclosure, except, with respect to those matters referred to in clauses (i), (ii), (iii) and (iv) above, to the extent (x) incurred following foreclosure by the Administrative Agent, any Lender or any Issuer, or the Administrative Agent, any Lender or any Issuer having become the successor in interest to the Borrower or any of its Subsidiaries and (y) attributable solely to acts of the Administrative Agent, such Lender or such Issuer or any agent on behalf of the Administrative Agent, such Lender or such Issuer.
          (b) The Borrower shall indemnify the Administrative Agent, the Lenders and each Issuer for, and hold the Administrative Agent, the Lenders and each Issuer harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Administrative Agent, the Lenders and the Issuers for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of any Loan Party or any of its Subsidiaries (other than pursuant to a contractual arrangement to which the Person seeking such indemnification is a party) in connection with the transactions contemplated by this Agreement.
          (c) Promptly after receipt by an Indemnitee of notice of the commencement of any action or proceeding involving a claim referred to in subsection (a) or (b) above, such Indemnitee shall promptly give notice to the Borrower of the commencement of such action or proceeding; provided, however, that the failure of such Indemnitee to give notice provided in this

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subsection (c) shall not (i) relieve the Borrower of its Obligations under this Section 11.4, except to the extent that the Borrower has been materially prejudiced by such failure, and (ii) in any event relieve Borrower from any liability with respect to such Indemnitee which the Borrower may have otherwise on account of this Agreement. If any such action or proceeding is brought against any Indemnitee, unless in the reasonable opinion of counsel for such Indemnitee a conflict of interest between such Indemnitee and the Borrower may exist in respect of such action or proceeding and representation of both would be inappropriate, the Borrower shall be entitled to participate in and to assume the defense thereof with counsel reasonably satisfactory to such Indemnitee, and after notice from the Borrower to such Indemnitee of its election so to assume the defense thereof, (x) the Borrower shall not be liable to such Indemnitee for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense thereof and (y) such Indemnitee shall take all action that the Borrower may reasonably request (and that is reasonably necessary or appropriate and would not, in the reasonable judgment of such Indemnitee, be materially disadvantageous to such Indemnitee) in order to cooperate in the Borrower’s participation in and assumption of such defense. The Borrower shall not be liable for any settlement of any action or claim effected without the Borrower’s consent (which consent shall not be unreasonably withheld), and the Borrower shall not settle or compromise any action or claim affecting any Indemnitee without such Indemnitee’s prior written consent (which shall not be unreasonably withheld) if the settlement or compromise involves any performance by, or adverse admission of, such Indemnitee.
          (d) The Borrower agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including pursuant to this Section 11.4) or any other Loan Document (unless otherwise provided therein) shall (i) survive payment in full of the Obligations and (ii) inure to the benefit of any Person that was at any time an Indemnitee under this Agreement or any other Loan Document.
          Section 11.5 Limitation of Liability
          (a) The Borrower agrees that no Indemnitee shall have any liability (whether in contract, tort or otherwise) to any Loan Party or any of their respective Subsidiaries or any of their respective equity holders or creditors for or in connection with the transactions contemplated hereby and in the other Loan Documents, except to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnitee’s gross negligence or willful misconduct. In no event, however, shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings). The Borrower hereby waives, releases and agrees (each for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.
          (b) IN NO EVENT SHALL ANY AGENT AFFILIATE HAVE ANY LIABILITY TO ANY LOAN PARTY, LENDER, ISSUER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT OR CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY OR ANY AGENT AFFILIATE’S TRANSMISSION OF APPROVED ELECTRONIC COMMUNICATIONS THROUGH THE INTERNET OR ANY USE OF THE APPROVED ELECTRONIC PLATFORM, EXCEPT TO THE EXTENT SUCH LIABILITY OF ANY AGENT AFFILIATE IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT

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JURISDICTION TO HAVE RESULTED PRIMARILY FORM SUCH AGENT AFFILIATE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
          Section 11.6 Right of Set-off
          Upon the occurrence and during the continuance of any Event of Default each Lender and each Affiliate of a Lender is hereby authorized, with the consent of the Administrative Agent (which consent shall not be required following the acceleration of the Obligations pursuant to Section 9.2 (Remedies)), at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender or its Affiliates to or for the credit or the account of the Borrower against any and all of the Obligations now or hereafter existing whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and even though such Obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 11.6 are in addition to the other rights and remedies (including other rights of set-off) that such Lender may have.
          Section 11.7 Sharing of Payments, Etc.
          (a) If any Lender (directly or through an Affiliate thereof) obtains any payment (whether voluntary, involuntary, through the exercise of any right of set-off (including pursuant to Section 11.6 (Right of Set-off)) or otherwise) of the Loans owing to it, any interest thereon, fees in respect thereof or amounts due pursuant to Section 11.3 (Costs and Expenses) or 11.4 (Indemnities) (other than payments pursuant to Section 2.14 (Special Provisions Governing Eurodollar Rate Loans), 2.15 (Capital Adequacy) or 2.16 (Taxes) or otherwise receives any Collateral or any “Proceeds” (as defined in the Pledge and Security Agreement) of Collateral (other than payments pursuant to Section 2.14 (Special Provisions Governing Eurodollar Rate Loans), 2.15 (Capital Adequacy) or 2.16 (Taxes)) (in each case, whether voluntary, involuntary, through the exercise of any right of set-off (including pursuant to Section 11.6 (Right of Set-off)) or otherwise) in excess of its Ratable Portion of all payments of such Obligations obtained by all the Lenders, such Lender (a “Purchasing Lender”) shall forthwith purchase from the other Lenders (each, a “Selling Lender”) such participations in their Loans or other Obligations as shall be necessary to cause such Purchasing Lender to share the excess payment ratably with each of them.
          (b) If all or any portion of any payment received by a Purchasing Lender is thereafter recovered from such Purchasing Lender, such purchase from each Selling Lender shall be rescinded and such Selling Lender shall repay to the Purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Selling Lender’s ratable share (according to the proportion of (i) the amount of such Selling Lender’s required repayment in relation to (ii) the total amount so recovered from the Purchasing Lender) of any interest or other amount paid or payable by the Purchasing Lender in respect of the total amount so recovered.
          (c) The Borrower agrees that any Purchasing Lender so purchasing a participation from a Selling Lender pursuant to this Section 11.7 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to

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such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.
          Section 11.8 Notices, Etc.
          (a) Addresses for Notices. All notices, demands, requests, consents and other communications provided for in this Agreement shall be given in writing, or by any telecommunication device capable of creating a written record (including electronic mail), and addressed to the party to be notified as follows:
          (i) if to the Borrower:
Orbital Sciences Corporation
21839 Atlantic Boulevard
Dulles, Virginia 20166
Attention: Jeffrey K. Windland
Vice President and Assistant Treasurer
Telecopy no: (703) 406-3502
E-Mail Address: Windland.Jeff@orbital.com
     with a copy to
Attention: General Counsel
Telecopy no: (703) 406-5572
E-Mail Address:
     with a copy to
Hogan & Hartson L.L.P.
555 13th Street, NW
Washington, DC 20004
Attention: Gordon Wilson
Telecopy no: (202) 637-5910
E-Mail Address: gcwilson@hhlaw.com
          (ii) if to any Lender, at its Domestic Lending Office specified opposite its name on Schedule II (Applicable Lending Offices and Addresses for Notices) or on the signature page of any applicable Assignment and Acceptance;
          (iii) if to any Issuer, at the address set forth under its name on Schedule II (Applicable Lending Offices and Addresses for Notices); and
          (iv)
          (A) if to the Administrative Agent or the Swing Loan Lender for items relating to funding and payments:
               Citibank N.A.
               Global Loans Support Services

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2 Penns Way, Suite 110
New Castle, Delaware 19720
Attention: Dana Thompson
Telecopy no: (212) 994-0961
E-Mail Address: dana.thompson@citigroup.com
          (B) if to the Administrative Agent or the Swing Loan Lender for all other matters:
Citibank N.A.
388 Greenwich Street, 21st Floor
New York, New York 10013
Attention: Thomas F. Faherty
Telecopy no: (646) 862-8906
E-Mail Address: thomas.f.faherty@citi.com
     in all cases, with a copy to:
Weil, Gotshal & Manges, LLP
767 Fifth Avenue,
New York, New York 10153-0119
Attention: Morgan Bale
Telecopy no: (212) 310-8007
E-Mail Address: morgan.bale@weil.com
or at such other address as shall be notified in writing (x) in the case of the Borrower, the Administrative Agent and the Swing Loan Lender, to the other parties and (y) in the case of all other parties, to the Borrower and the Administrative Agent.
          (b) Effectiveness of Notices. All notices, demands, requests, consents and other communications described in clause (a) above shall be effective (i) if delivered by hand, including any overnight courier service, upon personal delivery, (ii) if delivered by mail, when deposited in the mails, (iii) if delivered by posting to an Approved Electronic Platform (to the extent permitted by Section 10.3(Posting of Approved Electronic Communications) to be delivered thereunder), an Internet website or a similar telecommunication device requiring a user prior access to such Approved Electronic Platform, website or other device (to the extent permitted by Section 10.3(Posting of Approved Electronic Communications) to be delivered thereunder), when such notice, demand, request, consent and other communication shall have been made generally available on such Approved Electronic Platform, Internet website or similar device to the class of Person being notified (regardless of whether any such Person must accomplish, and whether or not any such Person shall have accomplished, any action prior to obtaining access to such items, including registration, disclosure of contact information, compliance with a standard user agreement or undertaking a duty of confidentiality) and such Person has been notified that such communication has been posted to the Approved Electronic Platform and (iv) if delivered by electronic mail or any other telecommunications device, when transmitted to an electronic mail address (or by another means of electronic delivery) as provided in clause (a) above; provided, however, that notices and communications to the Administrative Agent pursuant to Article II (The Facilities) or Article X (The Administrative Agent) shall not be effective until received by the Administrative Agent.

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          (c) Use of Electronic Platform. Notwithstanding clause (a) and (b) above (unless the Administrative Agent requests that the provisions of clause (a) and (b) above be followed) and any other provision in this Agreement or any other Loan Document providing for the delivery of any Approved Electronic Communication by any other means the Loan Parties shall deliver all Approved Electronic Communications to the Administrative Agent by properly transmitting such Approved Electronic Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to oploanswebadmin@citigroup.com or such other electronic mail address (or similar means of electronic delivery) as the Administrative Agent may notify the Borrower. Nothing in this clause (d) shall prejudice the right of the Administrative Agent or any Lender or Issuer to deliver any Approved Electronic Communication to any Loan Party in any manner authorized in this Agreement or to request that the Borrower effect delivery in such manner.
          Section 11.9 No Waiver; Remedies
          No failure on the part of any Lender, Issuer or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
          Section 11.10 Binding Effect
          This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender and Issuer that such Lender or Issuer has executed it and thereafter shall be binding upon and inure solely to the benefit of the Borrower, the Administrative Agent and each Lender and Issuer and, in each case, their respective successors and assigns; provided, however, that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.
          Section 11.11 Governing Law
          This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
          Section 11.12 Submission to Jurisdiction; Service of Process
          (a) Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York located in the City of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.
          (b) The Borrower hereby irrevocably consents to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding brought in the United States of America arising out of or in connection with this Agreement or any other Loan

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Document by the mailing (by registered or certified mail, postage prepaid) or delivering of a copy of such process to the Borrower at its address specified in Section 11.8 (Notices, Etc.). The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
          (c) Nothing contained in this Section 11.12 shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Borrower or any other Loan Party in any other jurisdiction.
          (d) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 a.m. (New York time) on the Business Day preceding that on which final judgment is given, for the purchase of Dollars, for delivery two Business Days thereafter.
          Section 11.13 Waiver of Jury Trial
          Each of the Administrative Agent, the Lenders, the Issuers and the Borrower irrevocably waives trial by jury in any action or proceeding with respect to this Agreement or any other Loan Document.
          Section 11.14 Marshaling; Payments Set Aside
          None of the Administrative Agent, any Lender or any Issuer shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment or payments to the Administrative Agent, the Lenders or the Issuers or any such Person receives payment from the proceeds of the Collateral or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.
          Section 11.15 Section Titles
          The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section. Any reference to the number of a clause, sub-clause or subsection hereof immediately followed by a reference in parenthesis to the title of the Section containing such clause, sub-clause or subsection is a reference to such clause, sub-clause or subsection and not to the entire Section; provided, however, that, in case of direct conflict between the reference to the title and the reference to the number of such Section, the reference to the title shall govern absent manifest error. If any reference to the number of a Section (but not to any clause, sub-clause or subsection thereof) is followed immediately by a

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reference in parenthesis to the title of a Section, the title reference shall govern in case of direct conflict absent manifest error.
          Section 11.16 Execution in Counterparts
          This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed signature page of this Agreement by facsimile transmission, electronic mail or by posting on the Approved Electronic Platform shall be as effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all parties shall be lodged with the Borrower and the Administrative Agent.
          Section 11.17 Entire Agreement
          This Agreement, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. In the event of any conflict between the terms of this Agreement and any other Loan Document, the terms of this Agreement shall govern.
          Section 11.18 Confidentiality
          Each Lender and the Administrative Agent agree to use all reasonable efforts to keep information obtained by it pursuant hereto and the other Loan Documents confidential in accordance with such Lender’s or the Administrative Agent’s, as the case may be, customary practices and agrees that it shall not disclose any such information other than (a) to such Lender’s or the Administrative Agent’s, as the case may be, employees, representatives and agents that are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and are advised (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and must agree to keep such information confidential), (b) to the extent such information presently is or hereafter becomes available to such Lender or the Administrative Agent, as the case may be, on a non-confidential basis from a source other than the Borrower or any other Loan Party, (c) to the extent disclosure is required by law, regulation or judicial order or requested or required by bank regulators or auditors or (d) to current or prospective assignees, participants and Special Purpose Vehicle grantees of any option described in Section 11.2(f) (Assignments and Participations), contractual counterparties in any Swap Contract permitted hereunder and to their respective legal or financial advisors, in each case and to the extent such assignees, participants, grantees or counterparties agree to be bound by, and to cause their advisors to comply with, the provisions of this Section 11.18. Notwithstanding any other provision in this Agreement, the Administrative Agent hereby agrees that the Borrower (and each of its officers, directors, employees, accountants, attorneys and other advisors) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the Facility and the transactions contemplated hereby and all materials of any kind (including opinions and other tax analyses) that are provided to it relating to such U.S. tax treatment and U.S. tax structure.

Credit Agreement
Orbital Sciences Corporation
          Section 11.19 Patriot Act Notice.
          Each Lender subject to the Patriot Act hereby notifies the Borrower that, pursuant to Section 326 of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, including the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.
[Signature Pages Follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Orbital Sciences Corporation as Borrower
By:	/s/ Michael R. Williams
	Name:	Michael R. Williams
	Title:	Senior Vice President and Treasurer

Citibank, N.A. as Administrative Agent, Swing Loan Lender and Lender and Issuer
By:	/s/ Tucker R. Borden
	Name:	Tucker R. Borden
	Title:	Vice President

[Signature Page to Orbital Sciences Corporation Credit Agreement]

Bank of America, N.A., as Issuer and a Lender
By:	/s/ Michael J. Landini
	Name:	Michael J. Landini
	Title:	Senior Vice President

[Signature Page to Orbital Sciences Corporation Credit Agreement]

Other Lenders: Wachovia Bank, National Association, as a Lender
By:	/s/ Robert G. McGill Jr.
	Name:	Robert G. McGill Jr.
	Title:	Director

[Signature Page to Orbital Sciences Corporation Credit Agreement]

Sovereign Bank, as a Lender
By:	/s/ Antonia Badolato
	Name:	Antonia Badolato
	Title:	Senior Vice President

[Signature Page to Orbital Sciences Corporation Credit Agreement]

PNC Bank, National Association, as a Lender
By:	/s/ Michael J. Elehwany
	Name:	Michael J. Elehwany
	Title:	Vice President

[Signature Page to Orbital Sciences Corporation Credit Agreement]

i

(continued)

(continued)

(continued)
Schedules

Schedule I	–	Commitments
Schedule II	–	Applicable Lending Offices and Addresses for Notices
Schedule 1.1(a)	–	Subject Property
Schedule 2.4	–	Existing Letters of Credit

(continued)

Page
Schedule 4.6	–	Litigation
Schedule 4.13	–	Subsidiaries
Schedule 4.17	–	IP Rights
Schedule 4.18	–	Legal Name; State of Formation
Schedule 4.19	–	Real Property
Schedule 8.1	–	Existing Liens
Schedule 8.2	–	Existing Investments
Schedule 8.3	–	Existing Indebtedness
Exhibits

Exhibit A	–	Form of Assignment and Acceptance
Exhibit B	–	Form of Note
Exhibit C	–	Form of Notice of Borrowing
Exhibit D	–	Form of Swing Loan Request
Exhibit E	–	Form of Letter of Credit Request
Exhibit F	–	Form of Notice of Conversion or Continuation
Exhibit G	–	[Intentionally Omitted]
Exhibit H	–	Form of Guaranty
Exhibit I	–	Form of Pledge and Security Agreement
Exhibit J	–	Form of Compliance Certificate

v

SCHEDULE I TO CREDIT AGREEMENT
COMMITMENTS

Lender	Amount
Citibank, N.A.	$25,000,000.00
Bank of America, N.A.	$20,000,000.00
Wachovia Bank, National Association	$20,000,000.00
Sovereign Bank	$17,500,000.00
PNC Bank, National Association	$17,500,000.00
Total:	$100,000,000.00

Schedule II to CREDIT AGREEMENT
Applicable Lending Offices and Addresses for Notices

Lender	Address for Notices
Bank of America, N.A.	Michael Landini 1101 Wootton Parkway 4th Floor Rockville, MD 20852 (301) 517-3126

Wachovia Bank, National Association	Robert McGill 1 S Broad Street PA 4152 Philadelphia, PA 19107 (267) 321-6218

Sovereign Bank	Antonia Badolato 3 Huntington Quadrangle Suite 103 South Melville, NY 11747 (631) 531-0733

PNC Bank, National Association	Michael Elehwany 808 17th Street NW Washington, DC 20006 (202) 835-5197

Schedule 1.1(a) – Subject Property
Subject Property shall consist of the following, whether owned or existing or hereafter existing or arising, and wherever located:
I. OPTUS
     (a) all Goods which are (1) produced or acquired for the Borrower’s performance of work under the Optus Contract, (2) incorporated or to be incorporated into, or constituting, the spacecraft manufactured or to be manufactured pursuant to the Optus Contract, (3) identified to the Optus Contract or (4) in the case of Equipment, used or useable in connection with, or identified to, the Optus Contract, other than Equipment which is not identified to the Optus Contract and which is regularly used on contracts other than the Optus Contract;
     (b) all material subcontracts as identified in the Optus Contract and each of the other material subcontracts, licenses or agreements entered into by the Borrower in connection with its performance of work under the Optus Contract.
     (c) all Collateral Records relating to the foregoing; and
     (d) all proceeds, products, accessions, additions, substitutes, replacements, rents and profits of or in respect of any or all of the foregoing.
Definitions for Part I. The following definitions shall apply only to property described in this Part I.
“Collateral Records” shall mean all books, records, computer software, computer printouts, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the property described in clauses (a) and (b) above.
“Equipment” shall mean (i) all “equipment” as defined in Article 9 of the UCC other than fixtures, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances and tools (in each case, regardless of whether characterized as equipment under the UCC) and (iii) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing.
“Goods” shall mean all “goods” as defined in Article 9 of the UCC and shall include, without limitation, (i) all Inventory and Equipment, (ii) the spacecraft being constructed pursuant to the Optus Contract and associated flight equipment, fabricated parts, work in process, completed work, supplies, special tooling, special test equipment and other material produced or acquired for the Borrower’s performance of work under the Optus Contract (regardless of whether each items categorized as equipment, inventory or other type of goods under the UCC) and (iii) any computer program embedded in the goods and any supporting information provided in connection with such program if (x) the program is associated with the goods in such a manner that it is customarily considered part of the goods or (y) by becoming the owner of the goods, a person acquires a right to use to the program in connection with the goods (in each case, regardless of whether characterized as goods under the UCC).

“Inventory” shall mean (i) all “inventory” as defined in Article 9 of the UCC and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, furnishing or production of such inventory or otherwise used or consumed in the Borrower’s business; and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).
“Optus Contract” shall mean that spacecraft sales contract (together with the related security agreement and escrow agreement) between the Borrower and Optus.
The Subject Property also includes all intellectual property of the Borrower relating to the spacecraft deliverables under the Optus Contract that are placed in an escrow account pursuant to the terms and conditions of the Optus Contract, including but not limited to software, related source code, manufacturing diagrams, plans, drawings, processes, test plans and test procedures and other materials.

II. ALCATEL
     (a) work-in-progress and associated property of the Borrower or its Subsidiaries to be furnished or transferred to Alcatel pursuant to the Alcatel Contract with such customer, including, without limitation, labor, services, materials, data, documentation, records, equipment, inventory, general intangibles, intellectual property, computer programs, documents, goods and proceeds of the foregoing;
     (b) rights under subcontracts and general intangibles entered into by the Borrower or its Subsidiaries in connection with the performance of such contract; and
     (c) proceeds of any the foregoing.
Definitions for Part II. The following definitions shall apply only to property described in this Part II.
“Alcatel” shall mean Alcatel Alenia Space France.
“Alcatel Contract” shall mean that spacecraft sales contract (together with the related security agreement) between the Borrower and Alcatel.

III. TELENOR
     (a) All Work and Work-in-progress; and
     (b) All proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the foregoing (but specifically excluding any Accounts (as such term is defined in the Uniform Commercial Code from time to time in effect in the State of New York)).
Definitions for Part III. The following definitions shall apply only to property described in this Part III.
“Equipment” shall mean individual assemblies, parts thereof and complete systems, as the context of the Telenor Contract requires.
“Subcontractor” shall mean a person, firm, corporation or business entity which has been awarded a subcontract by the Borrower to provide a portion of the Work covered by the Telenor Contract.
“Telenor” shall mean Telenor Broadcast Holding As, an entity registered under the laws of Norway.
“Telenor Contract” shall mean that spacecraft sales contract (together with the related security agreement) between the Borrower and Telenor.
“Work” shall mean all labor, services, acts, including tests to be performed, and materials, articles, data, documentation, and developments, Equipment, matters and things to be furnished and rights to be transferred by the Borrower or Subcontractor(s) under the Telenor Contract, or any contract or sub-contract entered into by the Borrower or Subcontractor(s).

IV. PANAMSAT
               (a) All Work and Work-in-Progress; and
               (b) All Proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the foregoing.
          Definitions for Part IV. The following definitions shall apply only to property described in this Part IV.
          “Data and Documentation” shall mean the written information to be supplied by the Borrower to PanAmSat in accordance with Table 1 of Exhibit A1 and A2, respectively, of the PanAmSat Contract.
          “Ground System” shall mean (a) the ground system deliverables to meet the requirements of and to be delivered in accordance with Exhibits A2 and B2 of the PanAmSat Contract, for operation of the Spacecraft, and (b) for Spacecraft ordered by PanAmSat pursuant to Article 41 and Article 45 of the PanAmSat Contract, the Ground System Follow-On Deliverables for such Spacecraft.
          “Ground System Follow-On Deliverables” shall mean those ground system deliverables that are required to enable the Ground System to operate each Spacecraft ordered pursuant to Article 41 and Article 45 of the PanAmSat Contract, and such deliverables to meet the requirements of and to be delivered in accordance with Exhibits A2 and B2 of the PanAmSat Contract.
          “Intellectual Property” shall mean, collectively, (1) all inventions, improvements, and enhancements created, conceived or reduced to practice by or related to the PanAmSat Contract, and all patents and patent applications based on the foregoing intellectual property or any portion thereof, (2) all documentation, methods, processes, and information produced or developed by or for the Borrower as a result of or related to the PanAmSat Contract, and (3) all proprietary rights in or based on the foregoing or any portion thereof.
          “PanAmSat” shall mean PanAmSat Corporation, a Delaware corporation.
          “PanAmSat Contract” shall mean that spacecraft sales contract (together with any security agreement executed in connection therewith) between the Borrower and PanAmSat.
          “Proceeds” shall have the meaning ascribed to such term in the Uniform Commercial Code as in effect in the State of New York, as it may be amended from time to time.
          “Spacecraft” shall mean the Satellite(s), identified as “PAS-11”, and if PanAmSat exercises the option for one or more additional spacecraft, “Galaxy 19” and “PAS-12”,as applicable, and any Satellite(s) ordered by PanAmSat pursuant to Article 45 of the PanAmSat Contract (as each of the foregoing may be renamed by PanAmSat). The term “Spacecraft” is synonymous with the term “Satellite.”
          “Work” shall mean all labor, services, acts (including tests to be performed), items, materials, articles, data, documentation, equipment, matters and things to be furnished by the Borrower to, or performed by the Borrower for, PanAmSat in the performance of the PanAmSat Contract.

          “Work-in-Progress” shall mean, solely to the extent the following are to be transferred to PanAmSat by the Borrower under the PanAmSat Contract and, in the case of goods, have been identified to the PanAmSat Contract, which shall be deemed to occur only when such goods have been installed on or designated for the Spacecraft under the Borrower’s internal system as provided in Article 47 of the PanAmSat Contract: (a) the Satellite, (b) Ground System, (c) components, (d) Data and Documentation, (e) all other items deliverable by the Borrower under the PanAmSat Contract, and (f) the rights in Intellectual Property, proprietary information, and other intangibles to be transferred to PanAmSat under the PanAmSat Contract. The foregoing shall constitute Work-in-Progress as the same shall be in the process of performance, manufacture, testing, integration, delivery or completion at any given point in time.

V. HORIZONS-2
               (a) All Work and Work-in-Progress; and
               (b) All Proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the foregoing.
          Definitions for Part V. The following definitions shall apply only to property described in this Part V.
          “Data and Documentation” shall mean the written information to be supplied by the Borrower to Horizons-2 in accordance with Table 1 of Exhibit A1 and A2, respectively, of the Horizons-2 Contract.
          “Ground System” shall mean the ground system deliverables for operation of the Spacecraft, such ground system deliverables to meet the requirements of and to be delivered in accordance with Exhibits A2 and B2 of the Horizons-2 Contract, and for Spacecraft ordered by Horizons-2 pursuant to Article 45 of the Horizons-2 Contract, the Ground System Follow-On Deliverables for such Spacecraft.
          “Ground System Follow-On Deliverables” shall mean those ground system deliverables that are required to enable the Ground System to operate each Spacecraft ordered pursuant to Article 45 of the Horizons-2 Contract, and such deliverables to meet the requirements of and to be delivered in accordance with Exhibits A2 and B2 of the Horizons-2 Contract.
          “Horizons-2” shall mean Horizons-2 Satellite LLC, a Delaware limited liability company.
          “Horizons-2 Contract” shall mean that spacecraft sales contract (together with any security agreement executed in connection therewith) between the Borrower and Horizons-2.
          “Intellectual Property” shall mean, collectively, (1) all inventions, improvements, and enhancements created, conceived or reduced to practice by or related to the Horizons-2 Contract, and all patents and patent applications based on the foregoing intellectual property or any portion thereof, (2) all documentation, methods, processes, and information produced or developed by or for the Borrower as a result of or related to the Horizons-2 Contract, and (3) all proprietary rights in or based on the foregoing or any portion thereof.
          “Proceeds” shall have the meaning ascribed to such term in the Uniform Commercial Code as in effect in the State of New York, as it may be amended from time to time.
          “Spacecraft” shall mean the Satellite(s), identified as “Horizons-2”, and any Satellite(s) ordered by Horizons-2 pursuant to Article 45 of the Horizons-2 Contract (as each of the foregoing may be renamed by Horizons-2), whose respective attributes are set out in Exhibit B1 of the Horizons-2 Contract. The term “Spacecraft” is synonymous with the term “Satellite.”
          “Work” shall mean all labor, services, acts (including tests to be performed), items, materials, articles, data, documentation, equipment, matters and things to be furnished by the Borrower to, or performed by the Borrower for, Horizons-2 in the performance of the Horizons-2 Contract.

          “Work-in-Progress” shall mean, solely to the extent the following are to be transferred to Horizons-2 by the Borrower under the Horizons-2 Contract and, in the case of goods, have been identified to the Horizons-2, which shall be deemed to occur only when such goods have been installed on or designated for the Spacecraft under the Borrower’s internal system as provided in Article 47 of the Horizons-2 Contract: (a) the Satellite, (b) Ground System, (c) components, (d) Data and Documentation, (e) all other items deliverable by the Borrower under the Horizons-2 Contract, and (f) the rights in Intellectual Property, proprietary information, and other intangibles to be transferred to Horizons-2 under the Horizons-2 Contract. The foregoing shall constitute Work-in-Progress as the same shall be in the process of performance, manufacture, testing, integration, delivery or completion at any given point in time.

Schedule 2.4 – Existing Letters of Credit

	LETTER OF			AS OF
DESCRIPTION/ISSUER	CREDIT #	ISSUED	EXPIRES	08/14/07
Optus Satellite Project (Bank of America)	3060594	1/9/04	5/30/09	$6,000,000
Liberty Insurance Company-Workers Comp Policy (Bank of America)	3061240	1/23/04	7/1/08	$412,000
Telenor Performance Bond (Bank of America)	3077400	9/16/05	4/30/08	$10,000,000
Nilesat Bid Bond (Bank of America)	3089222	7/27/07	2/15/08	$2,344,660

Schedule 4.6 — Litigation
The United States Attorney’s Office for the District of Arizona and the Civil Division of the Department of Justice are currently investigating suspected violations of government contracting laws and regulations in connection with certain U.S. Government launch vehicle programs. The case was filed on February 23, 2005 in the U.S. District Coourt for the District of Arizona. Case No. CV 05-0604 PHX NVW
United States of America ex. rel. W. Austin Sallade v. Orbital Sciences Corporation is a qui tam action pending in the U.S. District Court for the District of Arizona. The complaint alleges that the Launch Systems Group submitted false and fraudulent claims for payment to the U.S. government allegedly by misclassifying and mischarging costs and by engaging in defective pricing. These allegations also underlie the ongoing government investigation.

Schedule 4.13 — Subsidiaries

	Number of Shares of	Percentage of Outstanding
	Outstanding Capital	Stock Owned by Borrower
Subsidiary	Stock	or any Subsidiary
Orbital Communications Corporation	4,675,235 shares of common stock, par value $.01 per share	99%*

*	4,650,000 shares of common stock, par value $.01 per share, or 99% of the issued and outstanding common shares, are owned by Borrower, with the remaining 1% of the issued and outstanding common shares owned by former employees.

Schedule 4.17 – IP Rights
DOMAIN NAME REGISTRATIONS

DOMAIN NAME	OWNER
ORBITAL.COM	Orbital Sciences Corporation
ORBITAL-LSG.COM	Orbital Sciences Corporation
TELKOMUSA.COM	Orbital Sciences Corporation
OPTUSUSA.COM	Orbital Sciences Corporation
TMS-ONLINE.COM	Orbital Sciences Corporation
SEMSIM-AVL.NET	Orbital Sciences Corporation
ORBITALSCIENCESCORP.COM	Orbital Sciences Corporation
ORBITALSCIENCESCORPORATION.COM	Orbital Sciences Corporation
ORBITALSCIENCESCORPORATIONSUCKS.COM	Orbital Sciences Corporation
ORBITALSCIENCESSUCKS.COM	Orbital Sciences Corporation
ORBITALSUCKS.COM	Orbital Sciences Corporation
LICENSE AGREEMENTS
NASA has granted to Orbital Sciences Corporation a revocable, royalty-bearing, nonexclusive license, with authority to sublicense with respect to Patent No. 5,723,923 (March 3, 1998), Apparatus for Providing Torque and for Storing Momentum Energy, owned by the United States Government, represented by NASA.

Schedule 4.17 continued
ISSUED PATENTS

Title	Patent No.	Issue Date	Inventor	Country
Asset Monitoring	5,917,433	June 29, 1999	Sharon A. Keillor	United States
System and			Frederick Michael
Associated Method			Weaver

Battery Charge	5,834,923	November 10, 1998	Lewin	United States
Control Method			Tandler

GPS Triggered Automatic Annunciator for Vehicles	5,808,565	September 15, 1998	David M. Matta Andrew M. Kissel	United States

Method and System	5,806,801	September 15, 1998	Burgess Evans Steffy	United States
for Formation Keeping Between Orbiting Spacecraft by Varying their Ballistic Coefficients

Deployable Helical Antenna	5,721,558	February 24, 1998	Walter Holemans	United States

Flexible Feed Line	5,668,565	September 16, 1997	Robinson	United States
for an Antenna Systems

Axially Arrayed	5,587,719	December 24, 1996	Steffy	United States
Helical Antenna

Shear Viscous	5,546,632	August 20, 1996	Curtin	United States
Damped Hinge			Robinson

Schedule 4.17 continued
ISSUED PATENTS (CONTINUED)

Title	Patent No.	Issue Date	Inventor	Country
Method for Making	5,535,502	July 16, 1996	Harris	United States
an Explosive Separation System

Method and Apparatus for Deploying a Satellite Network	5,199,672	April 6, 1993	Beidleman King	United States

Rocket-Powered,	4,901,949	February 20, 1990	Elias	United States
Air-Deployed,
Lift-Assisted
Booster Vehicle for Orbital, Supraorbital and Suborbital Flight

Frangible Joint	5,390,606	February 21, 1995	Harris	United States
Separation System

Method for Injecting Payloads into Orbit	5,681,011	October 28, 1997	Frazier	United States

Satellite Having a	5,522,569	June 4, 1996	Anthony D. Robinson	United States
Stackable Configuration			David Alan Steffy

Self-Deploying	5,977,932	November 2, 1999	Robinson	United States
Helical Structure

System for Turbo- Coded Satellite Digital Audio Broadcasting	5,907,582	May 25, 1999	Yi	United States

Schedule 4.17 continued
ISSUED PATENTS (CONTINUED)

Title	Patent No.	Issue Date	Inventor	Country
Method and Receiver	5,970,085	October 19, 1999	Yi	United States
for Coded Satellite
Digital Audio
Broadcasting

Method and System	6,061,387	May 9, 2000	Yi	United States
for Turbo-Coded
Satellite Digital
Audio Broadcasting

Method and System	6,064,319	May 16, 2000	Matta	United States
for Regulating
Switching of
Traffic Light

Spectrometer System	4,812,041	March 14, 1989	Doyle	United States
Having Pivotally
Mounted Internal
Reflectance Element

Internal Reflection	4,835,389	May 30, 1989	Doyle	United States
Spectroscopy for
Deep Container
Immersion
PENDING PATENT APPLICATION

Title	Patent App. No.	Filing Date	Inventor	Country
Carrier Suppression	10/856,801	June 1, 2004	Leonard A. Atkinson	United States
Type Modulator with
Encoded Modulating
Signals

Schedule 4.17 continued
REGISTERED TRADEMARKS

Trademark	Country	Registration No.	Registration Date
BRINGING THE BENEFITS OF SPACE DOWN TO EARTH	United States	1,672,809	January 21, 1992

ORBITAL (& Design)	United States	2,264,116	July 27, 1999

PEGASUS	United States	1,604,510	July 3,1990

PEGASUS	United States	1,605,972	July 10, 1990

PEGASUS (& Design)	United States	1,605,426	July 10, 1990

PEGASUS (& Design)	United States	1,604,987	July 3, 1990

	United States	2,707,307	July 16, 1992
SMARTTRACK
TAURUS	United States	1,793,206	September 24, 1993

TMS	United States	2,226,434	February 23, 1999
PENDING TRADEMARK APPLICATIONS

Patent App.
Title	No.	Filing Date	Country
ITOPSS	77/149794	April 5, 2007	United States
ORBCAD	77/149835	April 5, 2007	United States
ORBSTAR	77/149801	April 5, 2007	United States
SMARTMDT	77/149856	April 5, 2007	United States
REGISTERED COPYRIGHTS/MASK WORKS

Registration
Title	Country	No.	Registration Date
SMARTTRACK	United States	TXU 729-986	August 21, 1995

Schedule 4.18 — Legal Name; State of Formation
None.

Schedule 4.19 – Real Property
Real Property Owned by Orbital Sciences Corporation (the initial mortgaged properties)
All that certain land situate in the County of Loudoun, Virginia, and more particularly described as follows (manufacturing):
Lot 6A-1, Section 1, Steeplechase, as shown on that certain plat attached to Partial Vacation of Subdivision Plat and Deed of Boundary Line Vacation dated November 18, 1996 and recorded in Deed Book 1510, page 382 among the land records of Loudoun County, Virginia, together with a non-exclusive easement for ingress and egress across portions of Lot 5 as set forth in that certain Deed of Easements and Right of Way recorded in Deed Book 1223, page 75 among the aforesaid land records, as modified by that Ratification and Confirmation of Easement recorded in Deed Book 1260, page 757.
All that certain land situate in the County of Loudoun, Virginia, and more particularly described as follows (vacant land):
Lots 1 through 4, Section 1, Steeplechase, as the same appears duly dedicated, platted and recorded in Deed Book 948, page 1041, among the land records of Loudoun County, Virginia, together with that certain ingress and egress easement as provided in Easement Agreement recorded in Deed Book 1508, page 1034, among the aforesaid land records.

Schedule 4.19 – continued
Real Property Leased by Orbital Sciences Corporation
620 Discovery Drive, Suite 120
Huntsville, AL 35806
(office)
6888 W. Frye Road
Chandler, AZ 85248-3534
(warehouse)
1975 Price Road
Chandler, AZ 85286
(office)
3380 S. Price Road
Chandler, AZ 85286-6605
(manufacturing and office)
5670 W. Chandler Blvd., Building J
Chandler, AZ 85226
(Certificate of occupancy expected in April 2008)
(office)
2235 Courtney Parkway, #C
Merritt Island, FL, 32953
(office)
Buildings 1555 and 1556
Vandenberg Air Force Base, California
(manufacturing)
Mojave Airport
Township II N.
San Bernadino, CA
(airplane hangar and office)
630 E. Bronson Street, Suite 2
South Bend, IN 46601
(office)
20030 Century Boulevard
Germantown, MD 20874
(office)
7500 Greenway Center Drive, Suite 1500
Greenbelt, MD 20770
(office)

7170 Riverwood Drive
Columbia, MD 21046
(office and test lab)
5008, 5011 Hertzel Place
Beltsville, MD 20705
(manufacturing and office)
46000 Mannekin Plaza, Suite 100
Sterling, VA 20166
(office)

Schedule 4.19 – continued
Real Property Leased by Orbital Sciences Corporation (continued)
21839 Atlantic Blvd.
Dulles, VA 20166
(office)
21700 Atlantic Blvd.
Dulles, VA 20166
(office)
45449 Severn Way, Suite 121
Sterling, VA 20166
(warehouse)
21819 Atlantic Blvd.
Dulles, VA 20166
(office)
21829 Atlantic Blvd.
Dulles, VA 20166
(office)
401 I Street SE
Washington DC 20003
(office)

Schedule 8.1 – Existing Liens
ORBITAL SCIENCES CORPORATION

JURISDICTION	File #	File Date	Type	Secured Party
DE-Secretary of State	10728035	7/18/01	UCC	Dell Financial Services, L.P

DE-Secretary of State	32527276	9/29/03	UCC	Xerox Capital Services LLC

DE-Secretary of State	33308031	12/16/03	UCC	Optus Networks Pty Limited

DE-Secretary of State	41293440	5/10/04	UCC	Telogy, Inc.

DE-Secretary of State	52173665	7/14/05	UCC	Canon Financial Services, Inc.

DE-Secretary of State	52910132	9/20/05	UCC	Air Liquide Industrial U S LP

DE-Secretary of State	60593806	2/17/06	UCC	Canon Financial Services, Inc.

DE-Secretary of State	61448679	5/1/06	UCC	The International Commercial Bank of China, New York Agency

DE-Secretary of State	61448984	5/1/06	UCC	The International Commercial Bank of China, New York Agency

DE-Secretary of State	64085767	11/22/06	UCC	Canon Financial Services, Inc.

DE-Secretary of State	70616648	2/16/07	UCC	Canon Financial Services, Inc.

DE-Secretary of State	70764216	2/28/07	UCC	Canon Financial Services, Inc.

DE-Secretary of State	71357937	4/11/07	UCC	Canon Financial Services, Inc.

DE-Secretary of State	72769577	7/23/07	UCC	Canon Financial Services, Inc.

Schedule 8.2 – Existing Investments
321,968 shares of common stock, par value $.001 per share, of DigitalGlobe, Inc.

Schedule 8.3 – Existing Indebtedness
$143.8 million of 2.4375% convertible senior subordinated notes due 2027
Cash-Collaterialized Letters of Credit:

	LETTER OF			AS OF
DESCRIPTION/ISSUER	CREDIT #	ISSUED	EXPIRES	08/14/07
NSPO (Taiwan) Performance Bond (International Commercial Bank of China)*	M-12974/02G	2/13/02	10/15/07	$2,804,219

NSPO (Taiwan) Repayment Guarantee (Bank of America)*	3060621	1/14/04	10/15/07	$3,139,062

Exhibit A
to
Credit Agreement
Form of Assignment and Acceptance
          Assignment and Acceptance, dated as of                      ___,       (this “Assignment and Acceptance”) (between [Name of Assignor] (the “Assignor”) and [Name of Assignee] (the “Assignee”).
          Reference is made to the Credit Agreement, dated as of August 17, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Orbital Sciences Corporation, a Delaware corporation (the “Borrower”), the Lenders and Issuers party thereto and Citibank, N.A., as agent for the Lenders and Issuers (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.
          The Assignor and the Assignee hereby agree as follows:
1.	As of the Effective Date (as defined below), the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, all of the Assignor’s rights and obligations under the Credit Agreement to the extent related to the amounts and percentages specified in Section 1 of Schedule I hereto (collectively, the “Assigned Interest”).

2.	The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and (ii) it has full power and authority, and has taken all actions necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby, (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any collateral thereunder, (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto and (d) attaches the Note(s), if any, held by the Assignor and requests that the Administrative Agent exchange such Note(s) for a new Note or Notes in accordance with Section 11.2(d)(Assignments and Participations) of the Credit Agreement.

3.	The Assignee (a) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (b) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are

A-1

delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (c) agrees that it will perform in accordance with their terms all of the obligations that, by the terms of the Credit Agreement, are required to be performed by it as a Lender, (d) represents and warrants that it (i) is an Eligible Assignee, (ii) has full power and authority, and has taken all actions necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and (iii) is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it or the Person exercising discretion in making the decision to acquire the Assigned Interest is experienced in acquiring assets of such type, (e) confirms it has received or has been given the opportunity to receive such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest independently and without reliance upon the Administrative Agent, the Assignor or any Lender, (f) specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof and (g) if applicable, attaches two properly completed Forms W-8BEN, W-8ECI or successor form prescribed by the Internal Revenue Service of the United States, certifying that such Assignee is entitled to receive all payments under the Credit Agreement and the Notes payable to it without deduction or withholding of any United States federal income taxes.

4.	Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Administrative Agent (together with an assignment fee in the amount of $3,500 payable by the Assignee to the Administrative Agent if required pursuant to Section 11.2(b)(Assignments and Participations)) for acceptance and recording by the Administrative Agent. The effective date of this Assignment and Acceptance shall be the effective date specified in Section 2 of Schedule I hereto (the “Effective Date”).

5.	Upon such acceptance and recording by the Administrative Agent, then, as of the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations under the Credit Agreement of a Lender and, if such Lender was an Issuer, of such Issuer and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights (except those surviving the payment in full of the Obligations) and be released from its obligations under the Loan Documents other than those relating to events or circumstances occurring prior to the Effective Date.

6.	Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Loan Documents in respect of the interest assigned hereby (a) to the Assignee, in the case of amounts accrued with respect to any period on or after the Effective Date, and (b) to the Assignor, in the case of amounts accrued with respect to any period prior to the Effective Date.

7.	This Assignment and Acceptance shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York.

8.	This Assignment and Acceptance may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.
[Signature Pages Follow]

In witness whereof, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[name of assignor],
as Assignor

By:

Name:
Title:

[name of assignee],
as Assignee

By:

Name:
Title:

Domestic Lending Office (and
address for notices):

[Insert Address (including contact name, fax
number and e-mail address)]

Eurodollar Lending Office:

[Insert Address (including contact name, fax
number and e-mail address)]
[Signature Page to Assignment and Acceptance]

Accepted and Agreed
     this __ day of                                          :
Citibank N.A.,
     as Administrative Agent
By:
     Name:
          Title:
     Orbital Sciences Corporation1
By:
     Name:
          Title:

[1]	If required pursuant to Section 11.2 of the Credit Agreement.
[Signature Page to Assignment and Acceptance

Schedule I
to
Assignment and Acceptance
Section 1.

Ratable Portion assigned to Assignee:	%

Commitment assigned to Assignee:	$

Revolving Credit Outstandings assigned to Assignee:	$

Section 2.

Effective Date:	___,

A-6

Exhibit B
to
Credit Agreement
Form of Note

Lender: [Name of Lender]	New York, New York
Principal Amount: [$ ]	___,
     For value received, the undersigned, Orbital Sciences Corporation, a Delaware corporation (the “Borrower”), hereby promises to pay to the order of the Lender set forth above (the “Lender”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of all Revolving Loans (as defined in the Credit Agreement referred to below) of the Lender to the Borrower, payable at such times, and in such amounts, as are specified in the Credit Agreement.
     The Borrower promises to pay interest on the unpaid principal amount of the Revolving Loans from the date made until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.
     Both principal and interest are payable in Dollars to Citibank, N.A., as Administrative Agent, at 388 Greenwich Street, New York, New York 10013, in immediately available funds.
     This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of August 17, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders and Issuers party thereto and Citibank, N.A., as agent for the Lenders and Issuers. Capitalized terms used herein and not defined herein are used herein as defined in the Credit Agreement.
     The Credit Agreement, among other things, (a) provides for the making of Revolving Loans by the Lender to the Borrower in an aggregate amount not to exceed at any time outstanding the Principal Amount set forth above, the indebtedness of the Borrower resulting from such Revolving Loans being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.
     This Note is entitled to the benefits of the Guaranty, if any, and is secured as provided in the Collateral Documents.
     Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.
     This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
[Signature Page Follows]

B-1

     In witness whereof, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

Orbital Sciences Corporation

By:
Name:
Title:
[Signature Page to Revolving Credit Note]

Exhibit C
to
Credit Agreement
Form of Notice of Borrowing
                     __ ,
Citibank N.A.,
     as Administrative Agent under the
     Credit Agreement referred to below
388 Greenwich Street
New York, New York 10013
Attention:
     Re:      Orbital Sciences Corporation (the “Borrower”)
          Reference is made to the Credit Agreement, dated as of August 17, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders and Issuers party thereto and Citibank N.A., as agent for the Lenders and Issuers. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.
          The Borrower hereby gives you notice, irrevocably, pursuant to Section 2.2 (Borrowing Procedures) of the Credit Agreement that the undersigned hereby requests a Borrowing of Revolving Loans under the Credit Agreement and, in connection therewith, sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.2 (Borrowing Procedures) of the Credit Agreement:
     A. The date of the Proposed Borrowing is                      ___,       (the “Funding Date”).
     B. The aggregate amount of the Borrowing is $     , of which amount [$      consists of Base Rate Loans] [and $      consists of Eurodollar Rate Loans having an initial Interest Period of [two weeks] [one] [two] [three] [six] [month[s]]]2.
          The undersigned hereby certifies that the following statements are true on the date hereof and shall be true on the Funding Date both before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom:
     A. the representations and warranties set forth in Article IV (Representations and Warranties) of the Credit Agreement and in the Pledge and Security Agreement and Mortgages are true and correct in all material respects on and as of the Funding Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date; and

[2]	or such shorter period as determined in accordance with the Credit Agreement

C-1

          B. no Default or Event of Default has occurred and is continuing on the Funding Date.
[Signature Page to Notice of Borrowing]

Orbital Sciences Corporation

By:

Name:
Title:
[Signature Page to Notice of Borrowing]

Exhibit D
to
Credit Agreement
Form of Swing Loan Request
                     ___,
Citibank, N.A., dministrative Agent under the
     Credit Agreement referred to below
     388 Greenwich Street
New York, New York 10013
Attention:
     Re: Orbital Sciences Corporation (the “Borrower”)
          Reference is made to the Credit Agreement, dated as of August 17, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders and Issuers party thereto and Citibank, N.A., as agent for the Lenders and Issuers. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.
          The Borrower hereby gives you notice, irrevocably, pursuant to Section 2.3 (b) of the Credit Agreement that the undersigned hereby requests that the Swing Loan Lender make Swing Loans available to the Borrower under the Credit Agreement and, in that connection therewith, sets forth below the information relating to such Swing Loans (the “Proposed Advance”) as required by Section 2.3 (b) of the Credit Agreement:
     C. The date of the Proposed Advance is                      ___,            (the “Funding Date”).
     D. The aggregate amount of the Proposed Advance is $          .
          The undersigned hereby certifies that the following statements are true on the date hereof and shall be true on the Funding Date both before and after giving effect to the Proposed Advance and to the application of the proceeds therefrom:
     E. the representations and warranties set forth in Article IV (Representations and Warranties) of the Credit Agreement and in the Pledge and Security Agreement and the Mortgages are true and correct in all material respects on and as of the Funding Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date; and
     F. no Default or Event of Default has occurred and is continuing on the Funding Date.
[Signature Page Follows]

D-1

Orbital Sciences CorporationOrbital
Sciences Corporation

By:

Name:
Title:
[Signature Page to Swing Loan Request]

D-2

Exhibit E
to
Credit Agreement
Form of Letter of Credit Request
                     ___,
[Name of Issuer], as an Issuer
  under the Credit Agreement referred
  to below
Citibank N.A.,
  as Administrative Agent under the
  Credit Agreement referred to below
388 Greenwich Street
New York, New York 10013
Attention:
     Re: Orbital Sciences Corporation (the “Borrower”)
          Reference is made to the Credit Agreement, dated as of August 17, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders and Issuers party thereto and Citibank N.A., as agent for the Lenders and Issuers. Capitalized terms used herein and not otherwise defined in this Letter of Credit Request are used herein as defined in the Credit Agreement.
          The Borrower hereby gives you notice, irrevocably, pursuant to Section 2.4(c) (Letters of Credit) of the Credit Agreement that the undersigned requests the issuance of a Letter of Credit by [Name of Issuer] in the form of a [standby] [documentary] letter of credit for the benefit of [Name of Beneficiary], in the amount of [INSERT FACE AMOUNT] in [INSERT CURRENCY OF ISSUANCE] [(the Dollar Equivalent of which is $           as of the date hereof)], to be issued on                      ___,            (the “Issue Date”) and having an expiration date of                      ___,            .
          The form of the requested Letter of Credit is attached hereto.
          The undersigned hereby certifies that the following statements are true on the date hereof and shall be true on the Issue Date both before and after giving effect thereto:
     (a) the representations and warranties set forth in Article IV (Representations and Warranties) of the Credit Agreement and in the Pledge and Security Agreement and the Mortgages are true and correct in all material respects on and as of the Issue Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date; and

E-1

     (b) no Default or Event of Default has occurred and is continuing on the Issue Date.
[Signature Page Follows]

Orbital Sciences Corporation
By:
Name:
Title:

E-2

Exhibit F
to
Credit Agreement
Form of Notice of Conversion or Continuation
                     ___,
Citibank N.A.,
  as Administrative Agent under the
  Credit Agreement referred to below
388 Greenwich Street
New York, New York 10013
Attention:
     Re: Orbital Sciences Corporation (the “Borrower”)
          Reference is made to the Credit Agreement, dated as of August 17, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders and Issuers party thereto and Citibank N.A., as agent for the Lenders and Issuers. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.
          The Borrower hereby gives you notice, irrevocably, pursuant to Section 2.11 (a) (Conversion/Continuation Option) of the Credit Agreement that the undersigned hereby requests a [conversion] [continuation] on [                     ___,           ] of $                     in principal amount of presently outstanding Revolving Loans that are [Base Rate Loans] [Eurodollar Rate Loans] having an Interest Period ending on                      ___,            [to] [as] [Base Rate][Eurodollar Rate] Loans. [The Interest Period for such amount requested to be converted to or continued as Eurodollar Rate Loans is [two weeks] [one] [two] [three] [six] [month[s]].]
[Signature Page Follows]

F-1

          In connection herewith, the undersigned hereby certifies that no Default or Event of Default has occurred and is continuing on the date hereof.

Orbital Sciences CorporationOrbital Sciences Corporation
By:
Name:
Title:

[Signature Page to Notice of Conversion or/Continuation]

Exhibit G
to
Credit Agreement
[Intentionally Omitted]

G-1

Exhibit H
Guaranty
               Guaranty, dated as of ___, ___(this “Guaranty”), by [Name of Guarantor(s)] (“Guarantors”), in favor of the Administrative Agent, each Lender, each Issuer and each other holder of an Obligation (as each such term is defined in the Credit Agreement referred to below) (each, a “Guarantied Party” and, collectively, the “Guarantied Parties”).
Witnesseth:
               Whereas, pursuant to the Credit Agreement dated as of August 17, 2007 (together with all appendices, exhibits and schedules thereto and as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms defined therein and used herein having the meanings given to them in the Credit Agreement) among Orbital Sciences Corporation (the “Borrower”), the Lenders and Issuers party thereto and Citibank, N.A. as agent for the Lenders and Issuers (in such capacity, the “Administrative Agent”), the Lenders and Issuers have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein; and
               Whereas, each Guarantor will receive substantial direct and indirect benefits from the making of the Loans, the issuance of the Letters of Credit and the granting of the other financial accommodations to the Borrower under the Credit Agreement;
               Now, Therefore, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
          Section 1 Guaranty
               (a) To induce the Lenders to make the Loans and the Issuers to issue Letters of Credit, each Guarantor hereby absolutely, unconditionally and irrevocably guarantees, jointly with the other Guarantors and severally, as primary obligor and not merely as surety, the full and punctual payment when due and in the currency due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance herewith or any other Loan Document, of all the Obligations, whether or not from time to time reduced or extinguished or hereafter increased or incurred, whether or not recovery may be or hereafter may become barred by any statute of limitations, whether or not enforceable as against the Borrower, whether now or hereafter existing, and whether due or to become due, including principal, interest (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding under the Bankruptcy Code, or any applicable provisions of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding), fees and costs of collection. This Guaranty constitutes a guaranty of payment and not of collection.
               (b) Each Guarantor further agrees that, if (i) any payment made by Borrower or any other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or (ii) the proceeds of Collateral are required to be returned by any Guarantied Party to the Borrower, its estate, trustee, receiver or any other party, including any Guarantor, under any bankruptcy law, equitable cause or any other Requirement of Law, then, to the extent of such payment or repayment, any such Guarantor’s liability hereunder (and any Lien or other

Guaranty
Orbital Sciences Corporation
Collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, this Guaranty shall have been cancelled or surrendered (and if any Lien or other Collateral securing such Guarantor’s liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such Lien or other Collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Guarantor in respect of the amount of such payment (or any Lien or other Collateral securing such obligation).
          Section 2 Limitation of Guaranty
               Any term or provision of this Guaranty or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount of the Obligations for which any Guarantor shall be liable shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Guaranty or any other Loan Document, as it relates to such Guarantor, subject to avoidance under applicable law relating to fraudulent conveyance or fraudulent transfer (including Section 548 of the Bankruptcy Code or any applicable provisions of comparable state law) (collectively, "Fraudulent Transfer Laws”), in each case after giving effect (a) to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under such Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany Indebtedness to the Borrower to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder) and (b) to the value as assets of such Guarantor (as determined under the applicable provisions of such Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights held by such Guarantor pursuant to (i) applicable Requirements of Law, (ii) Section 3 (Contribution) of this Guaranty or (iii) any other Contractual Obligations providing for an equitable allocation among such Guarantor and other Subsidiaries or Affiliates of the Borrower of obligations arising under this Guaranty or other guaranties of the Obligations by such parties.
          Section 3 Contribution
               To the extent that any Guarantor shall be required hereunder to pay a portion of the Obligations exceeding the greater of (a) the amount of the economic benefit actually received by such Guarantor from the Revolving Loans and the other financial accommodations provided to the Borrower under the Loan Documents and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Obligations (excluding the amount thereof repaid by the Borrower) in the same proportion as such Guarantor’s net worth at the date enforcement is sought hereunder bears to the aggregate net worth of all the Guarantors at the date enforcement is sought hereunder, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worths of such other Guarantors at the date enforcement hereunder is sought.
          Section 4 Authorization; Other Agreements
               The Guarantied Parties are hereby authorized, without notice to, or demand upon, any Guarantor, which notice and demand requirements each are expressly waived hereby, and without discharging or otherwise affecting the obligations of such Guarantor hereunder (which obligations shall remain absolute and unconditional notwithstanding any such action or omission

2

Guaranty
Orbital Sciences Corporation
to act), from time to time, to do each of the following to the extent permitted by the applicable Requirement of Law:
               (a) supplement, renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Obligations, or any part of them, or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument (including the other Loan Documents) now or hereafter executed by the Borrower and delivered to the Guarantied Parties or any of them, including any increase or decrease of principal or the rate of interest thereon;
               (b) waive or otherwise consent to noncompliance with any provision of any instrument evidencing the Obligations, or any part thereof, or any other instrument or agreement in respect of the Obligations (including the other Loan Documents) now or hereafter executed by the Borrower and delivered to the Guarantied Parties or any of them;
               (c) accept partial payments on the Obligations;
               (d) receive, take and hold additional security or collateral for the payment of the Obligations or any part of them and exchange, enforce, waive, substitute, liquidate, terminate, abandon, fail to perfect, subordinate, transfer, otherwise alter and release any such additional security or collateral;
               (e) settle, release, compromise, collect or otherwise liquidate the Obligations or accept, substitute, release, exchange or otherwise alter, affect or impair any security or collateral for the Obligations or any part of them or any other guaranty therefor, in any manner;
               (f) add, release or substitute any one or more other guarantors, makers or endorsers of the Obligations or any part of them and otherwise deal with the Borrower or any other guarantor, maker or endorser;
               (g) apply to the Obligations any payment or recovery (x) from the Borrower, from any other guarantor, maker or endorser of the Obligations or any part of them or (y) from any Guarantor in such order as provided herein, in each case whether such Obligations are secured or unsecured or guaranteed or not guaranteed by others;
               (h) apply to the Obligations any payment or recovery from any Guarantor of the Obligations or any sum realized from security furnished by such Guarantor upon its indebtedness or obligations to the Guarantied Parties or any of them, in each case whether or not such indebtedness or obligations relate to the Obligations; and
               (i) refund at any time any payment received by any Guarantied Party in respect of any Obligation, and payment to such Guarantied Party of the amount so refunded shall be fully guaranteed hereby even though prior thereto this Guaranty shall have been cancelled or surrendered (or any release or termination of any Collateral by virtue thereof), and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any Guarantor hereunder in respect of the amount so refunded (and any Collateral so released or terminated shall be reinstated with respect to such obligations);
even if any right of reimbursement or subrogation or other right or remedy of any Guarantor is extinguished, affected or impaired by any of the foregoing (including any election of remedies by

3

Guaranty
Orbital Sciences Corporation
reason of any judicial, non-judicial or other proceeding in respect of the Obligations that impairs any subrogation, reimbursement or other right of such Guarantor).
          Section 5 Guaranty Absolute and Unconditional
               Each Guarantor hereby waives any defense of a surety or guarantor or any other obligor on any obligations arising in connection with or in respect of any of the following and hereby agrees that its obligations under this Guaranty are absolute and unconditional and shall not be discharged or otherwise affected as a result of any of the following:
               (a) the invalidity or unenforceability of any of the Borrower’s obligations under the Credit Agreement or any other Loan Document or any other agreement or instrument relating thereto, or any security for, or other guaranty of the Obligations or any part of them, or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations or any part of them;
               (b) the absence of any attempt to collect the Obligations or any part of them from the Borrower or other action to enforce the same;
               (c) failure by any Guarantied Party to take any steps to perfect and maintain any Lien on, or to preserve any rights to, any Collateral;
               (d) any Guarantied Party’s election, in any proceeding instituted under chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code or any applicable provisions of comparable state or foreign law;
               (e) any borrowing or grant of a Lien by the Borrower, as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code or any applicable provisions of comparable state or foreign law;
               (f) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of any Guarantied Party’s claim (or claims) for repayment of the Obligations ;
               (g) any use of cash collateral under Section 363 of the Bankruptcy Code;
               (h) any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding;
               (i) the avoidance of any Lien in favor of the Guarantied Parties or any of them for any reason;
               (j) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against the Borrower, any Guarantor or any of the Borrower’s other Subsidiaries, including any discharge of, or bar or stay against collecting, any Obligation (or any part of them or interest thereon) in or as a result of any such proceeding;
               (k) failure by any Guarantied Party to file or enforce a claim against the Borrower or its estate in any bankruptcy or insolvency case or proceeding;

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Guaranty
Orbital Sciences Corporation
               (l) any action taken by any Guarantied Party if such action is authorized hereby;
               (m) any election following the occurrence of an Event of Default by any Guarantied Party to proceed separately against the personal property Collateral in accordance with such Guarantied Party’s rights under the UCC or, if the Collateral consists of both personal and real property, to proceed against such personal and real property in accordance with such Guarantied Party’s rights with respect to such real property;
               (n) any change in the corporate existence or structure of the Borrower or any other Loan Party;
               (o) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Guarantor or any other Person against any Guarantied Party;
               (p) any Requirement of Law affecting any term of any Guarantor’s obligations under this Guaranty; or
               (q) any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor or any other obligor on any obligations, other than the payment in full of the Obligations.
          Section 6 Waivers
               Each Guarantor hereby waives diligence, promptness, presentment, demand for payment or performance and protest and notice of protest, notice of acceptance and any other notice in respect of the Obligations or any part of them, and any defense arising by reason of any disability or other defense of the Borrower. Each Guarantor shall not, until the Obligations are irrevocably paid in full and the Commitments have been terminated, assert any claim or counterclaim it may have against the Borrower or set off any of its obligations to the Borrower against any obligations of the Borrower to it. In connection with the foregoing, each Guarantor covenants that its obligations hereunder shall not be discharged, except by complete performance.
          Section 7 Reliance
               Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and any endorser and other guarantor of all or any part of the Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Obligations, or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that no Guarantied Party shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event any Guarantied Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Guarantied Party shall be under no obligation (a) to undertake any investigation not a part of its regular business routine, (b) to disclose any information that such Guarantied Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) to make any other or future disclosures of such information or any other information to any Guarantor.

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Guaranty
Orbital Sciences Corporation
          Section 8 Waiver of Subrogation and Contribution Rights
               Until the Obligations have been irrevocably paid in full and the Commitments have been terminated, the Guarantors shall not enforce or otherwise exercise any right of subrogation to any of the rights of the Guarantied Parties or any part of them against the Borrower or any right of reimbursement or contribution or similar right against the Borrower by reason of this Guaranty or by any payment made by any Guarantor in respect of the Obligations.
          Section 9 Subordination
               Each Guarantor hereby agrees that any Indebtedness of the Borrower now or hereafter owing to any Guarantor, whether heretofore, now or hereafter created (the “Guarantor Subordinated Debt”), is hereby subordinated to all of the Obligations and that, except as permitted under Section 8.6 (Restricted Payments) of the Credit Agreement, the Guarantor Subordinated Debt shall not be paid in whole or in part until the Obligations have been paid in full and this Guaranty is terminated and of no further force or effect. No Guarantor shall accept any payment of or on account of any Guarantor Subordinated Debt at any time in contravention of the foregoing. Upon the occurrence and during the continuance of an Event of Default, the Guarantor shall cause Borrower to pay to the Administrative Agent any payment of all or any part of the Guarantor Subordinated Debt and any amount so paid to the Administrative Agent shall be applied to payment of the Obligations as provided in Section 2.13(f) (Payments and Computations) of the Credit Agreement. Each payment on the Guarantor Subordinated Debt received in violation of any of the provisions hereof shall be deemed to have been received by such Guarantor as trustee for the Guarantied Parties and shall be paid over to the Administrative Agent immediately on account of the Obligations, but without otherwise affecting in any manner such Guarantor’s liability hereof. Each Guarantor agrees to file all claims against the Borrower in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any Guarantor Subordinated Debt, and the Administrative Agent shall be entitled to all of such Guarantor’s rights thereunder. If for any reason a Guarantor fails to file such claim at least ten Business Days prior to the last date on which such claim should be filed, such Guarantor hereby irrevocably appoints the Administrative Agent as its true and lawful attorney-in-fact and is hereby authorized to act as attorney-in-fact in such Guarantor’s name to file such claim or, in the Administrative Agent’s discretion, to assign such claim to and cause proof of claim to be filed in the name of the Administrative Agent or its nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the Administrative Agent the full amount payable on the claim in the proceeding, and, to the full extent necessary for that purpose, each Guarantor hereby assigns to the Administrative Agent all of such Guarantor’s rights to any payments or distributions to which such Guarantor otherwise would be entitled. If the amount so paid is greater than such Guarantor’s liability hereunder, the Administrative Agent shall pay the excess amount to the party entitled thereto. In addition, each Guarantor hereby irrevocably appoints the Administrative Agent as its attorney-in-fact to exercise all of such Guarantor’s voting rights in connection with any bankruptcy proceeding or any plan for the reorganization of the Borrower.
          Section 10 Default; Remedies
               The obligations of each Guarantor hereunder are independent of and separate from the Obligations. If any Obligation is not paid when due, or upon any Event of Default hereunder or upon any Event of Default by the Borrower as provided in any other instrument or document evidencing all or any part of the Obligations, the Administrative Agent may, at its sole

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Guaranty
Orbital Sciences Corporation
election, proceed directly and at once, without notice, against any Guarantor to collect and recover the full amount or any portion of the Obligations then due, without first proceeding against the Borrower or any other guarantor of the Obligations, or against any Collateral under the Loan Documents or joining the Borrower or any other guarantor in any proceeding against any Guarantor. At any time after maturity of the Obligations, the Administrative Agent may (unless the Obligations have been irrevocably paid in full), without notice to any Guarantor and regardless of the acceptance of any Collateral for the payment hereof, appropriate and apply toward the payment of the Obligations (a) any indebtedness due or to become due from any Guarantied Party to such Guarantor and (b) any moneys, credits or other property belonging to such Guarantor at any time held by or coming into the possession of any Guarantied Party or any of its respective Affiliates.
          Section 11 Irrevocability
               This Guaranty shall be irrevocable as to the Obligations (or any part thereof) until the Commitments have been terminated and all monetary Obligations then outstanding have been irrevocably repaid in cash, at which time this Guaranty shall automatically be cancelled. Upon such cancellation and at the written request of any Guarantor or its successors or assigns, and at the cost and expense of such Guarantor or its successors or assigns, the Administrative Agent shall execute in a timely manner a satisfaction of this Guaranty and such instruments, documents or agreements as are necessary or desirable to evidence the termination of this Guaranty.
          Section 12 Setoff
               Upon the occurrence and during the continuance of an Event of Default, each Guarantied Party and each Affiliate of a Guarantied Party may, with the consent of the Administrative Agent (which consent shall not be required following the acceleration of the Obligations pursuant to Section 9.2 (Remedies) of the Credit Agreement), appropriate and apply toward the payment of all or any part of the Obligations, regardless of the acceptance of any security or collateral for the payment hereof, (a) any Indebtedness due or to become due from such Guarantied Party or Affiliate to such Guarantor and (b) any and all deposits (general or special, time or demand, provisional or final) at any time held by such Guarantied Party or Affiliate. Each Guarantied Party agrees promptly to notify such Guarantor after any such set-off and application made by such Guarantied Party or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.
          Section 13 No Marshalling
               Each Guarantor consents and agrees that no Guarantied Party or Person acting for or on behalf of any Guarantied Party shall be under any obligation to marshal any assets in favor of any Guarantor or against or in payment of any or all of the Obligations.
          Section 14 Enforcement; Waivers; Amendments
               (a) No delay on the part of any Guarantied Party in the exercise of any right or remedy arising under this Guaranty, the Credit Agreement, any other Loan Document or otherwise with respect to all or any part of the Obligations, the Collateral or any other guaranty of or security for all or any part of the Obligations shall operate as a waiver thereof, and no single or partial exercise by any such Person of any such right or remedy shall preclude any further

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Guaranty
Orbital Sciences Corporation
exercise thereof. Failure by any Guarantied Party at any time or times hereafter to require strict performance by the Borrower, any Guarantor, any other guarantor of all or any part of the Obligations or any other Person of any provision, warranty, term or condition contained in any Loan Document now or at any time hereafter executed by any such Persons and delivered to any Guarantied Party shall not waive, affect or diminish any right of any Guarantied Party at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act (except by a written instrument pursuant to Section 14(b) or knowledge of any Guarantied Party, or its respective agents, officers or employees. No waiver of any Event of Default by any Guarantied Party shall operate as a waiver of any other Event of Default or the same Event of Default on a future occasion, and no action by any Guarantied Party permitted hereunder shall in any way affect or impair any Guarantied Party’s rights and remedies or the obligations of any Guarantor under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any principal or interest owing by the Borrower to a Guarantied Party shall be conclusive and binding on each Guarantor irrespective of whether such Guarantor was a party to the suit or action in which such determination was made.
               (b) None of the terms or provisions of this Guaranty may be waived, amended, supplemented or modified except in accordance with Section11.1 (Amendments, Waivers, Etc.) of the Credit Agreement.
          Section 15 Successors and Assigns
               This Guaranty shall be binding upon each Guarantor and upon the successors and assigns of such Guarantors and shall inure to the benefit of the Guarantied Parties and their respective successors and assigns; all references herein to the Borrower and to the Guarantors shall be deemed to include their respective successors and assigns. The successors and assigns of the Guarantors and the Borrower shall include, without limitation, their respective receivers, trustees and debtors-in-possession. All references to the singular shall be deemed to include the plural where the context so requires.
          Section 16 Representations and Warranties; Covenants
               Each Guarantor hereby (a) represents and warrants that the representations and warranties as to it made by the Borrower in Article IV (Representations and Warranties) of the Credit Agreement are true and correct on each date as required by Section 3.2(b)(i) (Conditions Precedent to Each Loan and Letter of Credit) of the Credit Agreement and (b) agrees, to the extent permitted by applicable Requirement of Law, to take, or refrain from taking, as the case may be, each action necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor.
          Section 17 Governing Law
               This Guaranty and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
          Section 18 Submission to Jurisdiction; Service of Process
               (a) Any legal action or proceeding with respect to this Guaranty, and any other Loan Document, may be brought in the courts of the State of New York or of the United

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Guaranty
Orbital Sciences Corporation
States of America for the Southern District of New York, and, by execution and delivery of this Guaranty, each Guarantor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.
               (b) Each Guarantor hereby irrevocably consents to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding brought in the United States of America arising out of or in connection with this Guaranty or any other Loan Document by the mailing (by registered or certified mail, postage prepaid) or delivering of a copy of such process to such Guarantor care of the Borrower at the Borrower’s address specified in Section 11.8 (Notices, Etc.) of the Credit Agreement. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
               (c) Nothing contained in this Section 18 (Submission to Jurisdiction; Service of Process) shall affect the right of the Administrative Agent or any other Guarantied Party to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against a Guarantor in any other jurisdiction.
               (d) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 a.m. (New York time) on the Business Day preceding that on which final judgment is given, for the purchase of Dollars, for delivery two Business Days thereafter.
          Section 19 Waiver of Judicial Bond
               To the fullest extent permitted by applicable law, the Guarantor waives the requirement to post any bond that otherwise may be required of any Guarantied Party in connection with any judicial proceeding to enforce such Guarantied Party’s rights to payment hereunder, security interest in or other rights to the Collateral or in connection with any other legal or equitable action or proceeding arising out of, in connection with, or related to this Guaranty and the Loan Documents to which it is a party.
          Section 20 Certain Terms
               The following rules of interpretation shall apply to this Guaranty: (a) the terms “herein,” "hereof,” “hereto” and “hereunder” and similar terms refer to this Guaranty as a whole and not to any particular Article, Section, subsection or clause in this Guaranty, (b) unless otherwise indicated, references herein to an Exhibit, Article, Section, subsection or clause refer to the appropriate Exhibit to, or Article, Section, subsection or clause in this Guaranty and (c) the term "including” means “including without limitation” except when used in the computation of time periods.

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Guaranty
Orbital Sciences Corporation
          Section 21 Waiver of Jury Trial
               Each of the Administrative Agent, the other Guarantied Parties and each Guarantor irrevocably waives trial by jury in any action or proceeding with respect to this Guaranty and any other Loan Document.
          Section 22 Notices
               Any notice or other communication herein required or permitted shall be given as provided in Section 11.8 (Notices, Etc.) of the Credit Agreement and, in the case of any Guarantor, to such Guarantor in care of the Borrower.
          Section 23 Severability
               Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.
          Section 24 Additional Guarantors
               Each of the Guarantors agrees that, if, pursuant to Section 7.9 (Subsidiaries) of the Credit Agreement, the Borrower shall be required to cause any Subsidiary thereof that is not a Guarantor to become a Guarantor hereunder, or if for any reason the Borrower desires any such Subsidiary to become a Guarantor hereunder, such Subsidiary shall execute and deliver to the Administrative Agent a Guaranty Supplement in substantially the form of Exhibit A (Guaranty Supplement) attached hereto and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Guarantor party hereto on the date hereof.
          Section 25 Collateral
               Each Guarantor hereby acknowledges and agrees that its obligations under this Guaranty are secured pursuant to the terms and provisions of the Collateral Documents executed by it in favor of the Administrative Agent, for the benefit of the Secured Parties, and covenants that it shall not grant any Lien with respect to its Property in favor, or for the benefit, of any Person other than the Administrative Agent, for the benefit of the Secured Parties except as otherwise permitted by Section 8.1 (Liens.) of the Credit Agreement.
          Section 26 Costs and Expenses
               In accordance with the provisions of Section 11.3 (Costs and Expenses) of the Credit Agreement, each Guarantor agrees to pay or reimburse the Administrative Agent and each of the other Guarantied Parties upon demand for all reasonable out-of-pocket costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel and costs of settlement), incurred by the Administrative Agent and such other Guarantied Parties in enforcing this Guaranty against such Guarantor or any security therefor or exercising or enforcing any other right or remedy available in connection herewith or therewith.

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Guaranty
Orbital Sciences Corporation
          Section 27 Waiver of Consequential Damages
               Each Guarantor hereby irrevocably and unconditionally waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, exemplary, punitive or consequential damage in any legal action or proceeding in respect of this Guaranty or any other Loan Document.
          Section 28 Entire Agreement
               This Guaranty, taken together with all of the other Loan Documents executed and delivered by the Guarantors, represents the entire agreement and understanding of the parties hereto and supersedes all prior understandings, written and oral, relating to the subject matter hereof.
          Section 29 Counterparts
               This Guaranty may be executed in any number of separate counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by facsimile transmission or electronic mail shall be effective as delivery of a manually executed counterpart.
[Signature Pages Follow]

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     In witness whereof, this Guaranty has been duly executed by the Guarantors as of the day and year first set forth above.

[Name of Guarantor]

By:

Name:
Title:
[Signature Page to Guaranty]

Acknowledged and Agreed
as of the date first above written:
Citibank, N.A.,
as Administrative Agent

By:
Name:
Title:
[Signature Page to Guaranty]

Exhibit A
to
Guaranty
Form of Guaranty Supplement
          The undersigned hereby agrees to be bound as a Guarantor for purposes of the Guaranty, dated as of ___, ___(the “Guaranty”), among [Name of Guarantor(s)] and certain Subsidiaries of Orbital Sciences Corporation listed on the signature pages thereof and acknowledged by Citicorp USA, Inc., as Administrative Agent, and the undersigned hereby acknowledges receipt of a copy of the Guaranty. The undersigned hereby represents and warrants that each of the representations and warranties contained in Section 16 (Representations and Warranties; Covenants) of the Guaranty applicable to it is true and correct on and as the date hereof as if made on and as of such date. Capitalized terms used herein but not defined herein are used with the meanings given them in the Guaranty.
          In witness whereof, the undersigned has caused this Guaranty Supplement to be duly executed and delivered as of ___, ___.

[Name of Guarantor]

By:

Name:
Title:
Acknowledged and Agreed
as of the date first above written:
Citibank, N.A,
as Administrative Agent

By:
Name:
Title:

Exhibit I
to
Credit Agreement
Form of Pledge and Security Agreement
PLEDGE AND SECURITY AGREEMENT
Dated as of August 17, 2007
between
Orbital Sciences Corporation
as Grantor
and
Citibank, N.A.
as Administrative Agent
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153-0119

          Pledge And Security Agreement, dated as of August 17, 2007, by Orbital Sciences Corporation (the “Borrower”) and each of the other entities that becomes a party hereto pursuant to Section 7.10 (Additional Grantors) (each a “Grantor” and, collectively, the "Grantors”), in favor of Citibank, N.A. (“Citi”), as agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).
Witnesseth:
          Whereas, pursuant to the Credit Agreement, dated as of August 17, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders and Issuers party thereto and Citi, as agent for the Lenders and Issuers, the Lenders and the Issuers have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein; and
          Whereas, it is a condition precedent to the obligation of the Lenders and the Issuers to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent;
          Now, Therefore, in consideration of the premises and to induce the Lenders, the Issuers and the Administrative Agent to enter into the Credit Agreement and to induce the Lenders and the Issuers to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent as follows:
     ARTICLE I Defined Terms
          Section 1.1 Definitions
          (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the meanings given to them in the Credit Agreement.
          (b) Terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC, including the following terms (which are capitalized herein):
“Account”
“Account Debtor”
“Certificated Security”
“Chattel Paper”
“Commercial Tort Claim”
“Deposit Account”
“Documents”
“Equipment”
“General Intangible”
“Goods”
“Instruments”
“Inventory”
“Investment Property”
“Letter-of-Credit Right”

Pledge and Security Agreement
Orbital Sciences Corporation
“Proceeds”
“Security”
“Security Entitlement”
          (c) The following terms shall have the following meanings:
          “Additional Pledged Collateral” means any Pledged Collateral acquired by any Grantor after the date hereof and in which a security interest is granted pursuant to Section 2.2 (Grant of Security Interest in Collateral), including, to the extent a security interest is granted therein pursuant to Section 2.2 (Grant of Security Interest in Collateral), (i) all Stock and Stock Equivalents of any Person that are acquired by any Grantor after the date hereof, together with all certificates, instruments or other documents representing any of the foregoing and all Security Entitlements of any Grantor in respect of any of the foregoing, (ii) all additional Indebtedness from time to time owed to any Grantor by any obligor on the Pledged Debt Instruments and the Instruments evidencing such Indebtedness and (iii) all interest, cash, Instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing. “Additional Pledged Collateral” may be General Intangibles, Instruments or Investment Property.
          “Agreement” means this Pledge and Security Agreement.
          “Collateral” has the meaning specified in Section 2.1 (Collateral).
          “Copyright Licenses” means any written agreement naming any Grantor as licensor or licensee granting any right under any Copyright, including the grant of any right to copy, publicly perform, create derivative works, manufacture, distribute, exploit or sell materials derived from any Copyright.
          “Copyrights” means (a) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any foreign counterparts thereof, and (b) the right to obtain all renewals thereof.
          “Excluded Equity” means any Voting Stock in excess of 66% of the total outstanding Voting Stock of any direct Subsidiary of any Grantor that is a Non-U.S. Person. For the purposes of this definition, “Voting Stock” means, as to any issuer, the issued and outstanding shares of each class of capital stock or other ownership interests of such issuer entitled to vote (within the meaning of Treasury Regulations § 1.956-2(c)(2)).
          “Excluded Property” means, collectively, (i) Excluded Equity, (ii) any permit, lease, license, contract, instrument or other agreement held by any Grantor that prohibits or requires the consent of any Person other than the Borrower and its Affiliates as a condition to the creation by such Grantor of a Lien thereon, or any permit, lease, license contract or other agreement held by any Grantor to the extent that any Requirement of Law applicable thereto prohibits the creation of a Lien thereon, but only, in each case, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Requirement of Law, (iii) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed), (iv) Equipment

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Pledge and Security Agreement
Orbital Sciences Corporation
owned by any Grantor that is subject to a purchase money Lien or a capital lease if the contract or other agreement in which such Lien is granted (or in the documentation providing for such capital lease) prohibits or requires the consent of any Person other than the Borrower and its Affiliates as a condition to the creation of any other Lien on such Equipment and (v) any Subject Property until the release or termination of the Lien in favor of the lienholder in respect of such Subject Property; provided, however, “Excluded Property” shall not include any Proceeds, substitutions or replacements of Excluded Property (unless such Proceeds, substitutions or replacements would constitute Excluded Property).
          “Intellectual Property” means, collectively, all rights, priorities and privileges of any Grantor relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, trade secrets and Internet domain names, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
          “LLC” means each limited liability company in which a Grantor has an interest, including those set forth on Schedule 2 (Pledged Collateral).
          “LLC Agreement” means each operating agreement with respect to a LLC, as each agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified from time to time.
          “Material Intellectual Property” means Intellectual Property owned by or licensed to a Grantor and material to the conduct of any Grantor’s business.
          “Partnership” means each partnership in which a Grantor has an interest, including those set forth on Schedule 2 (Pledged Collateral).
          “Partnership Agreement” means each partnership agreement governing a Partnership, as each such agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified.
          “Patent License” means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, have manufactured, use, import, sell or offer for sale any invention covered in whole or in part by a Patent.
          “Patents” means (a) all letters patent of the United States, any other country or any political subdivision thereof and all reissues and extensions thereof, (b) all applications for letters patent of the United States or any other country and all divisionals, continuations and continuations-in-part thereof and (c) all rights to obtain any reissues, continuations or continuations-in-part of the foregoing.
          “Pledged Certificated Stock” means all Certificated Securities and any other Stock and Stock Equivalent of a Person evidenced by a certificate, Instrument or other equivalent document, in each case owned by any Grantor, including all Stock listed on Schedule 2 (Pledged Collateral).
          “Pledged Collateral” means, collectively, the Pledged Stock, Pledged Debt Instruments, any other Investment Property of any Grantor, all Chattel Paper, certificates or other

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Pledge and Security Agreement
Orbital Sciences Corporation
Instruments representing any of the foregoing and all Security Entitlements of any Grantor in respect of any of the foregoing. Pledged Collateral may be General Intangibles, Instruments or Investment Property.
          “Pledged Debt Instruments” means all right, title and interest of any Grantor in Instruments evidencing any Indebtedness owed to such Grantor, including all Indebtedness described on Schedule 2 (Pledged Collateral), issued by the obligors named therein.
          “Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock. For purposes of this Agreement, the term “Pledged Stock” shall not include any Excluded Equity.
          “Pledged Uncertificated Stock” means any Stock or Stock Equivalent of any Person that is not a Pledged Certificated Stock, including all right, title and interest of any Grantor as a limited or general partner in any Partnership or as a member of any LLC and all right, title and interest of any Grantor in, to and under any Partnership Agreement or LLC Agreement to which it is a party.
          “Securities Act” means the Securities Act of 1933, as amended.
          “Trademark License” means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.
          “Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and, in each case, all goodwill associated therewith, whether now existing or hereafter adopted or acquired, all registrations and recordings thereof and all applications in connection therewith, in each case whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (b) the right to obtain all renewals thereof.
          “UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Administrative Agent’s and the Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.
          “Vehicles” means all vehicles covered by a certificate of title law of any state.
          Section 1.2 Certain Other Terms
          (a) In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

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Pledge and Security Agreement
Orbital Sciences Corporation
          (b) The terms “herein,” “hereof,” “hereto” and “hereunder” and similar terms refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in this Agreement.
          (c) References herein to an Annex, Schedule, Article, Section, subsection or clause refer to the appropriate Annex or Schedule to, or Article, Section, subsection or clause in this Agreement.
          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
          (e) Where the context requires, provisions relating to any Collateral, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or any relevant part thereof.
          (f) Any reference in this Agreement to a Loan Document shall include all appendices, exhibits and schedules thereto, and, unless specifically stated otherwise all amendments, restatements, supplements or other modifications thereto, and as the same may be in effect at any time such reference becomes operative.
          (g) The term “including” means “including without limitation” except when used in the computation of time periods.
          (h) The terms “Lender,” “Issuer,” “Administrative Agent” and “Secured Party” include their respective successors.
          (i) References in this Agreement to any statute shall be to such statute as amended or modified and in effect from time to time.
     ARTICLE II Grant of Security Interest
          Section 2.1 Collateral
          For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the “Collateral”:
          (a) all Accounts;
          (b) all Chattel Paper;
          (c) all Deposit Accounts;
          (d) all Documents;
          (e) all Equipment;
          (f) all General Intangibles;
          (g) all Instruments;

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          (h) all Inventory;
          (i) all Investment Property;
          (j) all Letter-of-Credit Rights;
          (k) all Vehicles;
          (l) the Commercial Tort Claims described on Schedule 5 (Commercial Tort Claims) and on any supplement thereto received by the Administrative Agent pursuant to Section 4.10 (Notice of Commercial Tort Claims);
          (m) all books and records pertaining to the other property described in this Section 2.1;
          (n) all property of any Grantor held by the Administrative Agent or any other Secured Party, including all property of every description, in the possession or custody of or in transit to the Administrative Agent or such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power;
          (o) all other Goods and personal property of such Grantor, whether tangible or intangible and wherever located; and
          (p) to the extent not otherwise included, all Proceeds;
provided, however, that “Collateral” shall not include any Excluded Property; and provided, further, that if and when any property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date hereof to constitute Collateral.
          Section 2.2 Grant of Security Interest in Collateral
          Each Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby mortgages, pledges and hypothecates to the Administrative Agent for the benefit of the Secured Parties, and grants to the Administrative Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor; provided, however, that, if and when any property that at any time constituted Excluded Property becomes Collateral, the Administrative Agent shall have, and at all times from and after the date hereof be deemed to have had, a security interest in such property.
     ARTICLE III Representations and Warranties
          To induce the Lenders, the Issuers and the Administrative Agent to enter into the Credit Agreement, each Grantor hereby represents and warrants each of the following to the Administrative Agent, the Lenders, the Issuers and the other Secured Parties:

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          Section 3.1 Title; No Other Liens
          Except for the Lien granted to the Administrative Agent pursuant to this Agreement and other Permitted Liens, such Grantor (a) is the record and beneficial owner of the Pledged Collateral pledged by it hereunder constituting Instruments or Certificated Securities and (b) has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien.
          Section 3.2 Perfection and Priority
          The security interest granted pursuant to this Agreement shall constitute a valid and continuing perfected security interest in favor of the Administrative Agent in the Collateral for which perfection is governed by the UCC or filing with the United States Copyright Office upon (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of the filings and other actions specified on Schedule 3 (Filings) (which, in the case of all filings and other documents referred to on such schedule, have been delivered to the Administrative Agent in completed and duly executed form), (ii) the taking of possession by the Administrative Agent of all Collateral consisting of Instruments and Certificated Securities, in each case properly endorsed for transfer to the Administrative Agent or in blank, and (iii) all appropriate filings having been made with the United States Copyright Office. Such security interest shall be prior to all other Liens on the Collateral except for Permitted Liens having priority over the Administrative Agent’s Lien by operation of law or otherwise as permitted under the Credit Agreement.
          Section 3.3 Jurisdiction of Organization; Chief Executive Office
          As of the Closing Date, such Grantor’s jurisdiction of organization, legal name, organizational identification number, if any, and the location of such Grantor’s chief executive office or sole place of business, in each case as of the date hereof, is specified on Schedule 1 (Jurisdiction of Organization; Principal Executive Office) and such Schedule 1 (Jurisdiction of Organization; Principal Executive Office) also lists all jurisdictions of incorporation, legal names and locations of such Grantor’s chief executive office or sole place of business for the five years preceding the date hereof.
          Section 3.4 Inventory and Equipment
          On the date hereof, such Grantor’s Inventory and Equipment (other than mobile goods and Inventory or Equipment in transit or located at subcontractor facilities or launch locations) are kept at the locations listed on Schedule 4 (Location of Inventory and Equipment).
          Section 3.5 Pledged Collateral
          (a) As of the Closing Date, the Pledged Stock pledged hereunder by such Grantor is listed on Schedule 2 (Pledged Collateral) and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 2 (Pledged Collateral).
          (b) All of the Pledged Stock of issuers that are Subsidiaries of the Borrower (other than Pledged Stock in limited liability companies and partnerships) has been duly authorized, validly issued and is fully paid and nonassessable.

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          (c) To such Grantor’s knowledge, each of the Pledged Debt Instruments constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).
          (d) All Pledged Collateral and, if applicable, any Additional Pledged Collateral, consisting of Certificated Securities or Instruments has been delivered to the Administrative Agent in accordance with Section 4.4(a) (Pledged Collateral).
          (e) As of the Closing Date, other than Pledged Stock constituting General Intangibles, there is no other material Pledged Collateral other than that represented by Certificated Securities or Instruments in the possession of the Administrative Agent.
          Section 3.6 Accounts
          No amount payable to such Grantor under or in connection with any Account is evidenced by any Instrument or Chattel Paper that has not been delivered to the Administrative Agent, properly endorsed for transfer, to the extent delivery is required by Section 4.4 (Pledged Collateral).
          Section 3.7 Intellectual Property
          (a) As of the Closing Date, Material Intellectual Property owned by such Grantor that is registered is valid, subsisting, unexpired and enforceable, has not been adjudged invalid and has not been abandoned and, to such Grantor’s knowledge, the use thereof in the business of such Grantor does not infringe, misappropriate, dilute or violate the intellectual property rights of any other Person.
          (b) As of the Closing Date, to such Grantor’s knowledge, no holding, decision or judgment has been rendered by any Governmental Authority that would limit, cancel or question the validity of, or such Grantor’s rights in, any Material Intellectual Property.
          (c) As of the Closing Date, no action or proceeding seeking to limit, cancel or question the validity of any Material Intellectual Property owned by such Grantor or such Grantor’s ownership interest therein is pending or, to the knowledge of such Grantor, threatened. There are no claims, judgments or settlements to be paid by such Grantor relating to the Material Intellectual Property.
          Section 3.8 Commercial Tort Claims
          To the knowledge of the Borrower, the only Commercial Tort Claims of the Borrower existing on the date hereof (regardless of whether the amount, defendant or other material facts can be determined and regardless of whether such Commercial Tort Claim has been asserted, threatened or has otherwise been made known to the obligee thereof or whether litigation has been commenced for such claims) are those listed on Schedule 5 (Commercial Tort Claims), which sets forth such information separately for each Grantor.
     ARTICLE IV Covenants

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          Each Grantor agrees with the Administrative Agent to the following, as long as any Obligation or Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:
          Section 4.1 Generally
          Such Grantor shall (a) except as permitted under the Credit Agreement, not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement, any other Loan Document, any Requirement of Law or any policy of insurance covering the Collateral, (b) not sell, transfer or assign (by operation of law or otherwise) any Collateral except as permitted under the Credit Agreement and (c) not enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any Collateral if such restriction would have a Material Adverse Effect.
          Section 4.2 Maintenance of Perfected Security Interest; Further Documentation
          (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.2 (Perfection and Priority) with respect to the Collateral described therein and shall defend such security interest and such priority against the claims and demands of all Persons other than claims and demands associated with Permitted Liens.
          (b) Such Grantor shall furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail and in form and substance reasonably satisfactory to the Administrative Agent.
          (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor shall promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further action as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including the filing of any financing or continuation statement under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby and the execution (it being understood that such requirements shall not include the obtaining of control agreements or the making of filings under the assignment of claims act).
          Section 4.3 [Reserved].
          Section 4.4 Pledged Collateral
          (a) Such Grantor shall deliver to the Administrative Agent, all certificates and Instruments representing or evidencing any Pledged Collateral (including Additional Pledged Collateral, but excluding any Pledged Collateral with a value of less than $500,000), whether now existing or hereafter acquired, in suitable form for transfer by delivery or, as applicable, accompanied by such Grantor’s endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent, together, in respect of any Additional Pledged Collateral, with a Pledge Amendment, duly executed by the Grantor, in substantially the form of Annex 1 (Form of Pledge

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Amendment), or such other documentation reasonably acceptable to the Administrative Agent. Such Grantor authorizes the Administrative Agent to attach each Pledge Amendment to this Agreement. The Administrative Agent shall have the right, upon the occurrence and continuation of a Default or an Event of Default, to transfer to or to register in its name or in the name of its nominee any Pledged Collateral and to exchange any certificate or instrument representing or evidencing any Pledged Collateral for certificates or instruments of smaller or larger denominations.
          (b) Except as provided in Article V (Remedial Provisions), such Grantor shall be entitled to receive all cash dividends paid in respect of the Pledged Collateral with respect to the Pledged Collateral. If any sum of money or property so paid or distributed in respect of any Pledged Collateral shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Administrative Agent, segregated from other funds of such Grantor, as additional security for the Secured Obligations.
          (c) Except as provided in Article V (Remedial Provisions), such Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor that would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.
          (d) Such Grantor shall not grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any Investment Property included in the Collateral to any Person other than the Administrative Agent.
          (e) In the case of each Grantor that is an issuer of Pledged Collateral, such Grantor agrees to be bound by the terms of this Agreement relating to the Pledged Collateral issued by it and shall comply with such terms insofar as such terms are applicable to it. In the case of any Grantor that is a holder of any Stock or Stock Equivalent in any Person that is an issuer of Pledged Collateral, such Grantor consents to (i) the exercise of the rights granted to the Administrative Agent hereunder (including those described in Section 5.3 (Pledged Collateral)), and (ii) the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Stock in such Person and to the transfer of such Pledged Stock to the Administrative Agent or its nominee and, upon the occurrence and during the continuation of an Event of Default, to the substitution of the Administrative Agent or its nominee as a holder of such Pledged Stock with all the rights, powers and duties of other holders of Pledged Stock of the same class and, if the Grantor having pledged such Pledged Stock hereunder had any right, power or duty at the time of such pledge or at the time of such substitution beyond that of such other holders, with all such additional rights, powers and duties. Such Grantor agrees to execute and deliver to the Administrative Agent such certificates, agreements and other documents as may be necessary to evidence, formalize or otherwise give effect to the consents given in this clause (e).
          (f) Such Grantor shall not, without the consent of the Administrative Agent, agree to any amendment of any Constituent Document that in any way adversely affects the perfection of the security interest of the Administrative Agent in the Pledged Collateral pledged by such Grantor hereunder, including (i) any amendment electing to treat any membership interest or partnership interest that is part of the Pledged Collateral as a “security” under Section 8-103 of the UCC, or (ii) any election to turn any previously uncertificated Stock that is part of

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the Pledged Collateral into certificated Stock; provided, however, that the actions described in the foregoing clauses (i) and (ii) shall be permitted if the Grantor takes all appropriate actions as may be required to preserve and protect the first priority security interest of the Administrative Agent in such Collateral.
          Section 4.5 Accounts
          (a) Anything herein to the contrary notwithstanding, each of the Grantors shall remain liable under each of its Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Administrative Agent nor any holder of the Secured Obligations shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Administrative Agent or any holder of the Secured Obligations of any payment relating to such Account pursuant hereto, nor shall the Administrative Agent or any holder of the Secured Obligations be obligated in any manner to perform any of the obligations of a Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.
          (b) At any time after the occurrence and during the continuation of an Event of Default, following notification to the Grantors, the Administrative Agent in its own name or in the name of others may communicate with Account Debtors on the Accounts to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Accounts.
          Section 4.6 Delivery of Instruments and Chattel Paper
          If any amount in excess of $500,000 payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an Instrument or Chattel Paper, such Grantor shall promptly deliver such Instrument or Chattel Paper to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, or, if consented to by the Administrative Agent, shall mark all such Instruments and Chattel Paper with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Citibank, N.A., as Administrative Agent”.
          Section 4.7 Intellectual Property
          (a) Such Grantor (either itself or through licensees) shall (i) continue to use each Trademark that is Material Intellectual Property in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, unless such Grantor determines, in its reasonable business judgment, that such Trademark is no longer necessary or appropriate for use in its business, (ii) not adopt or use any mark that is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent shall obtain a perfected security interest in such mark pursuant to this Agreement and (iii) except as would not reasonably be expected to have a Material Adverse Effect, not (and not permit any licensee or sublicensee thereof to) do any

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act or knowingly omit to do any act whereby such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way.
          (b) Such Grantor (either itself or affirmatively through licensees) shall not do any act, or omit to do any act, whereby any Patent that is Material Intellectual Property could reasonably be expected to become forfeited, abandoned or dedicated to the public.
          (c) Such Grantor (either itself or affirmatively through licensees) (i) shall not do any act or omit to do any act whereby any portion of the Copyrights that is Material Intellectual Property could reasonably be expected to become invalidated and (ii) shall not (either itself or through licensees) do any act whereby any portion of the Copyrights that is Material Intellectual Property could reasonably be expected to fall into the public domain.
          (d) Such Grantor shall notify the Administrative Agent promptly if it knows that any application or registration relating to any Material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, right to use, interest in, or the validity of, any Material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.
          (e) Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s security interest in any Copyright, Patent or Trademark reported or required to be reported pursuant to Section 6.2 of the Credit Agreement.
          (f) Such Grantor shall take all actions necessary in its reasonable business judgment, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of any Copyright, Trademark or Patent that is Material Intellectual Property, including filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition and interference and cancellation proceedings.
          (g) In the event that any Material Intellectual Property included in the Collateral is or has been infringed upon or misappropriated or diluted by a third party, such Grantor shall notify the Administrative Agent promptly after such Grantor learns thereof. Such Grantor shall take such actions in response to such infringement, misappropriation or dilution as it deems appropriate in its reasonable business judgment under the circumstances to protect such Material Intellectual Property.
          (h) Unless otherwise agreed to by the Administrative Agent, such Grantor shall execute and deliver to the Administrative Agent for filing (i) in the United States Copyright Office a short-form copyright security agreement in the form attached hereto as Annex 3 (Form of Short Form Intellectual Property Security Agreement), (ii) in the United States Patent and Trademark Office a short-form patent security agreement in the form attached hereto as Annex 3 (Form of Short Form Intellectual Property Security Agreement) and (iii) in the United States

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Patent and Trademark Office a short-form trademark security agreement in form attached hereto as Annex 3 (Form of Short Form Intellectual Property Security Agreement).
          Section 4.8 [Reserved].
          Section 4.9 Payment of Obligations
          Such Grantor shall pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.
          Section 4.10 Notice of Commercial Tort Claims
          Such Grantor agrees that, if it shall acquire any interest in any Commercial Tort Claim with a value in excess of $500,000 (whether from another Person or because such Commercial Tort Claim shall have come into existence), (i) such Grantor shall, promptly upon such acquisition, deliver to the Administrative Agent, in each case in form and substance satisfactory to the Administrative Agent, a notice of the existence and nature of such Commercial Tort Claim and deliver a supplement to Schedule 5 (Commercial Tort Claims) containing a specific description of such Commercial Tort Claim, (ii) the provision of Section 2.1 (Collateral) shall apply to such Commercial Tort Claim and (iii) such Grantor shall execute and deliver to the Administrative Agent, in each case in form and substance satisfactory to the Administrative Agent, any certificate, agreement and other document, and take all other action, deemed by the Administrative Agent to be reasonably necessary or appropriate for the Administrative Agent to obtain, on behalf of the Lenders, a first-priority perfected security interest in all such Commercial Tort Claims. Any supplement to Schedule 5 (Commercial Tort Claims) delivered pursuant to this Section 4.10 (Notice of Commercial Tort Claims) shall, after the receipt thereof by the Administrative Agent, become part of Schedule 5 (Commercial Tort Claims) for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.
     ARTICLE V Remedial Provisions
          Section 5.1 Code and Other Remedies
          During the continuance of an Event of Default, the Administrative Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the extent permitted by applicable law), may in such circumstances forthwith collect, receive, appropriate

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and realize upon any Collateral, and may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver any Collateral (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent shall have the right upon any such public sale or sales, and, to the extent permitted by the UCC and other applicable law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places that the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and any other Secured Party hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Credit Agreement shall prescribe, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by them of any rights hereunder, except as relating to or arising out of the gross negligence or willful misconduct of the Administrative Agent or such other Secured Party. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
          Section 5.2 Accounts and Payments in Respect of General Intangibles
          (a) In addition to, and not in substitution for, any similar requirement in the Credit Agreement, if required by the Administrative Agent at any time during the continuance of an Event of Default, any payment of Accounts or payment in respect of General Intangibles, when collected by any Grantor, shall be forthwith (and, in any event, within two Business Days deposited by such Grantor (or, as applicable, duly indorsed by such Grantor to the Administrative Agent), in a Cash Collateral Account or as otherwise directed by the Administrative Agent by written notice. Until so turned over or turned over, such payment shall be held by such Grantor in trust for the Administrative Agent, segregated from other funds of such Grantor. Each such deposit of Proceeds of Accounts and payments in respect of General Intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.
          (b) At the Administrative Agent’s request, during the continuance of an Event of Default, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions that gave rise to the Accounts or payments in respect of General Intangibles, including all original orders, invoices and shipping receipts.

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          (c) The Administrative Agent may, without notice, at any time during the continuance of an Event of Default, limit or terminate the authority of a Grantor to collect its Accounts or amounts due under General Intangibles or any thereof.
          (d) The Administrative Agent in its own name or in the name of others may at any time during the continuance of an Event of Default communicate with Account Debtors to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Account or amounts due under any General Intangible.
          (e) Upon the request of the Administrative Agent at any time during the continuance of an Event of Default, each Grantor shall notify Account Debtors that the Accounts or General Intangibles have been collaterally assigned to the Administrative Agent and that payments in respect thereof shall be made directly to the Administrative Agent. In addition, the Administrative Agent may at any time during the continuance of an Event of Default enforce such Grantor’s rights against such Account Debtors and obligors of General Intangibles.
          (f) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts and payments in respect of General Intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any agreement giving rise to an Account or a payment in respect of a General Intangible by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any other Secured Party of any payment relating thereto, nor shall the Administrative Agent nor any other Secured Party be obligated in any manner to perform any obligation of any Grantor under or pursuant to any agreement giving rise to an Account or a payment in respect of a General Intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.
          Section 5.3 Pledged Collateral
          (a) During the continuance of an Event of Default, upon notice by the Administrative Agent to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any Proceeds of the Pledged Collateral and make application thereof to the Obligations in the order set forth in the Credit Agreement and (ii) the Administrative Agent or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any of the Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Stock, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it; provided, however, that the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

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          (b) In order to permit the Administrative Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all such proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Administrative Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.
          (c) Each Grantor hereby expressly authorizes and instructs each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that such issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividend or other payment with respect to the Pledged Collateral directly to the Administrative Agent.
          Section 5.4 Registration Rights
          (a) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise or may determine that a public sale is impracticable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so.
          (b) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Collateral pursuant to this Section 5.4 valid and binding and in compliance with all other applicable Requirements of Law. Each Grantor further agrees that a breach of any covenant contained in this Section 5.4 will cause irreparable injury to the Administrative Agent and other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.4 shall be specifically enforceable against such Grantor, and such

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Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.
          Section 5.5 Deficiency
          Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to such Grantor or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.
     ARTICLE VI The Administrative Agent
          Section 6.1 Administrative Agent’s Appointment as Attorney-in-Fact
          (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following:
     (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any Account or General Intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any such moneys due under any Account or General Intangible or with respect to any other Collateral whenever payable;
     (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any agreement, instrument, document or paper as the Administrative Agent may deem appropriate to evidence the Administrative Agent’s security interest in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby;
     (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repair or pay any insurance called for by the terms of this Agreement (including all or any part of the premiums therefor and the costs thereof);
     (iv) execute, in connection with any sale provided for in Section 5.1 (Code and Other Remedies) or Section 5.4 (Registration Rights), any endorsement, assignment or other instrument of conveyance or transfer with respect to the Collateral; and
     (v) (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Administrative

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Orbital Sciences Corporation
Agent or as the Administrative Agent shall direct, (B) ask or demand for, collect, and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral, (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate, (G) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains) throughout the world for such term or terms, on such conditions, and in such manner as the Administrative Agent shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things that the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
Anything in this clause (a) to the contrary notwithstanding, the Administrative Agent agrees that it shall not exercise any right under the power of attorney provided for in this clause (a) unless an Event of Default shall be continuing.
          (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.
          (c) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
          Section 6.2 Duty of Administrative Agent
          The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. None of the Administrative Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral. The powers conferred on the Administrative Agent hereunder are solely to protect the Administrative Agent’s interest in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers. The Administrative Agent and the other Secured Parties shall be accountable only for

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amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
          Section 6.3 Authorization of Financing Statements
          Each Grantor authorizes the Administrative Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file or record financing statements, amendments to financing statements, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. Such financing statements and amendments may describe the Collateral covered thereby as “all assets of the debtor”, “all personal property of the debtor” or words of similar effect; provided, however, that if requested by the Borrower, any such financing statement or amendment shall specifically identify any Excluded Property that is not subject thereto. Each Grantor hereby also authorizes the Administrative Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file continuation statements with respect to previously filed financing statements. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.
          Section 6.4 Authority of Administrative Agent
          Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Administrative Agent and the other Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
     ARTICLE VII Miscellaneous
          Section 7.1 Amendments in Writing
          None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.1 (Amendments, Waivers, Etc.) of the Credit Agreement; provided, however, that annexes to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through Pledge Amendments and Joinder Agreements, in substantially the form of Annex 1 (Form of Pledge Amendment) and Annex 2 (Form of Joinder Agreement) respectively, in each case duly executed by the Administrative Agent and each Grantor directly affected thereby.

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Orbital Sciences Corporation
          Section 7.2 Notices
          All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 11.8 (Notices, Etc.) of the Credit Agreement; provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed to the Borrower’s notice address set forth in such Section 11.8.
          Section 7.3 No Waiver by Course of Conduct; Cumulative Remedies
          Neither the Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 7.1 (Amendments in Writing)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Administrative Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
          Section 7.4 Successors and Assigns
          This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and each other Secured Party and their successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.
          Section 7.5 Counterparts
          This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart.
          Section 7.6 Severability
          Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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          Section 7.7 Section Headings
          The Article and Section titles contained in this Agreement are, and shall be, without substantive meaning or content of any kind whatsoever and are not part of the agreement of the parties hereto.
          Section 7.8 Entire Agreement
          This Agreement together with the other Loan Documents represents the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.
          Section 7.9 Governing Law
          This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
          Section 7.10 Additional Grantors
          If, pursuant to Section 7.9 (Subsidiaries) of the Credit Agreement, the Borrower shall be required to cause any Subsidiary that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to the Administrative Agent a Joinder Agreement substantially in the form of Annex 2 (Form of Joinder Agreement) and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date.
          Section 7.11 Release of Collateral
          (a) At the time provided in Section 10.8(b)(i) (Concerning the Collateral and the Collateral Documents) of the Credit Agreement, the Collateral shall be released from the Lien created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral of such Grantor held by the Administrative Agent hereunder and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.
          (b) If the Administrative Agent shall be directed or permitted pursuant to Section 10.8(b)(ii) or (iii) (Concerning the Collateral and the Collateral Documents) of the Credit Agreement to release any Lien created hereby upon any Collateral (including any Collateral sold or disposed of by any Grantor in a transaction permitted by the Credit Agreement), such Collateral shall, at the request of the Borrower, be released from the Lien created hereby to the extent permitted pursuant to the terms and conditions set forth in, Section 10.8(b)(ii) or (iii) (Concerning the Collateral and the Collateral Documents) of the Credit Agreement. In connection therewith, the Administrative Agent, at the request and sole expense of the Borrower, shall execute and deliver to the Borrower all releases or other documents, including, without limitation, UCC termination statements, reasonably necessary or desirable for the release of the Lien created hereby on such Collateral. At the request and sole expense of the Borrower, a Grantor shall be released from its obligations hereunder in the event that all the capital stock of such Grantor shall be sold or disposed or such Grantor shall be dissolved or liquidated; provided,

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Orbital Sciences Corporation
however, that the Borrower shall have delivered to the Administrative Agent, at least five Business Days (or such shorter period as permitted by the Administrative Agent) prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, together with a certification by the Borrower in form and substance satisfactory to the Administrative Agent stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.
          Section 7.12 Reinstatement
          Each Grantor further agrees that, if any payment made by any Loan Party or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Secured Party to such Loan Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender, such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Grantor in respect of the amount of such payment.
[Signature Pages Follow]

22

          In witness whereof, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

Orbital Sciences Corporation, as Grantor

By:

Name:
Title:
Accepted and Agreed
as of the date first above written:
Citibank, N.A.
as Administrative Agent

By:

Name:
Title:
[Signature Page to Pledge and Security Agreement]

Annex 1
to
Pledge and Security Agreement
Form of Pledge Amendment
          This Pledge Amendment, dated as of                      ___, 20___, is delivered pursuant to Section 4.4(a) (Pledged Collateral) of the Pledge and Security Agreement, dated as of August 17, 2007, by Orbital Sciences Corporation (the “Borrower”), the Subsidiaries of the Borrower from time to time party thereto as Grantors in favor of Citibank, N.A., as agent for the Secured Parties referred to therein (the “Pledge and Security Agreement”) and the undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge and Security Agreement and that the Pledged Collateral listed on this Pledge Amendment shall be and become part of the Collateral referred to in the Pledge and Security Agreement and shall secure all Secured Obligations of the undersigned. Capitalized terms used herein but not defined herein are used herein with the meaning given them in the Pledge and Security Agreement.

[Grantor]

By:

Name:
Title:
Pledged Stock

Number of
Shares,
Units or
Issuer	Class	Certificate No(s).	Par Value	Interests

Pledged Debt Instruments

Principal
Issuer	Description of Debt	Certificate No(s).	Final Maturity	Amount

A1-1

Acknowledged and Agreed
as of the date first above written:
Citibank, N.A.
as Administrative Agent

By:

Name:
Title:

A1-2

ANNEX 2
TO
Pledge and Security Agreement
Form of Joinder Agreement
          This Joinder Agreement, dated as of ___, 20___, is delivered pursuant to Section 7.10 (Additional Grantors) of the Pledge and Security Agreement, dated as of August 17, 2007, by Orbital Sciences Corporation (the “Borrower”) in favor of the Citibank, N.A., as agent for the Secured Parties referred to therein (the “Pledge and Security Agreement”). Capitalized terms used herein but not defined herein are used with the meanings given them in the Pledge and Security Agreement.
          By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 7.10 (Additional Grantors) of the Pledge and Security Agreement, hereby becomes a party to the Pledge and Security Agreement as a Grantor thereunder with the same force and effect as if originally named as a Grantor therein and, without limiting the generality of the foregoing, hereby grants to the Administrative Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the undersigned, a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of the undersigned and expressly assumes all obligations and liabilities of a Grantor thereunder.
          The information set forth in Annex 1-A is hereby added to the information set forth in Schedules 1 through 5 to the Pledge and Security Agreement. [By acknowledging and agreeing to this Joinder Agreement, the undersigned hereby agree that this Joinder Agreement may be attached to the Pledge and Security Agreement and that the Pledged Collateral listed on Annex 1-A to this Joinder Agreement shall be and become part of the Collateral referred to in the Pledge and Security Agreement and shall secure all Secured Obligations of the undersigned.]3
          The undersigned hereby represents and warrants that each of the representations and warranties contained in Article III (Representations and Warranties) of the Pledge and Security Agreement applicable to it is true and correct on and as the date hereof as if made on and as of such date.
          In witness whereof, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[Additional Grantor]

By:

Name:
Title:

[3]	Insert to pledge Stock of the new Subsidiary without doing a Pledge Amendment.

A2-1

Acknowledged and Agreed
as of the date first above written:
[Each Grantor Pledging
Additional Collateral]

By:

Name:
Title:
Citibank, N.A.
as Administrative Agent

By:

Name:
Title:

A2-2

Annex 3
to
Pledge and Security Agreement
Form of Short Form Intellectual Property Security Amendment
          [Copyright] [Patent] [Trademark] Security Agreement, dated as of August 17, 2007, by each of the entities listed on the signature pages hereof [or that becomes a party hereto pursuant to Section 7.10 (Additional Grantors) of the Security Agreement referred to below] (each a "Grantor” and, collectively, the “Grantors”), in favor of Citibank, N.A. (“Citi”), as agent for the Secured Parties (as defined in the Credit Agreement referred to below) (in such capacity, the "Administrative Agent”).
W i t n e s s e t h:
          Whereas, pursuant to the Credit Agreement, dated as of August 17, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Orbital Sciences Corporation (the “Borrower”), the Lenders and Issuers party thereto and Citi, as agent for the Lenders and Issuers, the Lenders and the Issuers have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein; and
          Whereas, the Grantors are party to a Pledge and Security Agreement of even date herewith in favor of the Administrative Agent (the “Security Agreement”) pursuant to which the Grantors are required to execute and deliver this [Copyright] [Patent] [Trademark] Security Agreement;
          Now, Therefore, in consideration of the premises and to induce the Lenders, the Issuers and the Administrative Agent to enter into the Credit Agreement and to induce the Lenders and the Issuers to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent as follows:
          Section 1. Defined Terms
          Unless otherwise defined herein, terms defined in the Credit Agreement or in the Security Agreement and used herein have the meaning given to them in the Credit Agreement or the Security Agreement.
          Section 2. Grant of Security Interest in [Copyright] [Trademark] [Patent] Collateral
          Each Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby mortgages, pledges and hypothecates to the Administrative Agent for the benefit of the Secured Parties, and grants to the Administrative Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (the “[Copyright] [Patent] [Trademark] Collateral”):
          [(a) all of its Copyrights and Copyright Licenses to which it is a party, including, without limitation, those referred to on Schedule I hereto;
          (b) all extensions of the foregoing; and

A3-1

          (c) all Proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future infringement of any Copyright or Copyright licensed under any Copyright License.]
or
          [(a) all of its Patents and Patent Licenses to which it is a party, including, without limitation, those referred to on Schedule I hereto;
          (b) all reissues, continuations or continuations-in-part of the foregoing; and
          (c) all Proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future infringement of any Patent or any Patent licensed under any Patent License.]
or
          [(a) all of its Trademarks and Trademark Licenses to which it is a party, including, without limitation, those referred to on Schedule I hereto;
          (b) all goodwill of the business connected with the use of, and symbolized by, each Trademark; and
          (c) all Proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present, future (i) infringement or dilution of any Trademark or Trademark licensed under any Trademark License or (ii) injury to the goodwill associated with any Trademark or any Trademark licensed under any Trademark License.]
provided, however, that “[Copyright] [Patent] [Trademark] Collateral” shall not include any Excluded Property; and provided, further, that if and when any property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date hereof to constitute [Copyright] [Patent] [Trademark] Collateral.
          Section 3. Security Agreement
          The security interest granted pursuant to this [Copyright] [Patent] [Trademark] Security Agreement is granted in conjunction with the security interest granted to the Administrative Agent pursuant to the Security Agreement and each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the security interest in the [Copyright] [Patent] [Trademark] Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.
[Signature Pages Follow]

A3-2

     In witness whereof, each Grantor has caused this [Copyright] [Patent] [Trademark] Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

[Grantor],
as Grantor

By:

Name:
Title:
Accepted and Agreed
as of the date first above written:
Citibank, N.A.
as Administrative Agent

By:

Name:
Title:
[Signature Page to [Copyright] [Patent] [Trademark] Security Agreement]

Schedule I
to
[Copyright] [Patent] [Trademark] Security Agreement
[Copyright] [Patent] [Trademark] Registrations
INCLUDE ONLY U.S. REGISTERED INTELLECTUAL PROPERTY
[A.	REGISTERED COPYRIGHTS

[Include Copyright Registration Number and Date]

B.	COPYRIGHT APPLICATIONS

C.	COPYRIGHT LICENSES]

[A.	REGISTERED PATENTS

B.	PATENT APPLICATIONS

C.	PATENT LICENSES]

[A.	REGISTERED TRADEMARKS

B.	TRADEMARK APPLICATIONS

C.	TRADEMARK LICENSES]
[Include complete legal description of agreement (name of agreement, parties and date)]

A3-4

i

(Continued)

ii

Annexes and Schedules

Annex 1	Form of Pledge Amendment
Annex 2	Form of Joinder Agreement
Annex 3	Form of Short Form Intellectual Property Security Agreement

Schedule 1	Jurisdiction of Organization; Principal Executive Office
Schedule 2	Pledged Collateral
Schedule 3	Filings
Schedule 4	Location of Inventory and Equipment
Schedule 5	Commercial Tort Claims

EXHIBIT J TO
CREDIT AGREEMENT
COMPLIANCE CERTIFICATE
THE UNDERSIGNED HEREBY CERTIFIES ON BEHALF OF THE BORROWER, SOLELY IN HIS CAPACITY AS AN OFFICER OF ORBITAL SCIENCES CORPORATION (THE “BORROWER”) AND NOT AS AN INDIVIDUAL, AS FOLLOWS:
     1. I am the [INSERT RESPONSIBLE OFFICER] of the Borrower.
     2. I have reviewed the terms of that certain Credit Agreement, dated as of August 17, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement”), among the Borrower, the Lenders and Issuers party thereto and Citibank N.A., as agent for the Lenders and Issuers. Capitalized terms used herein and not otherwise defined in this Certificate are used herein as defined in the Credit Agreement. I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower [and its Subsidiaries] during the accounting period covered by the attached financial statements.
     3. The examination described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in a separate attachment, if any, to this Certificate, describing in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event.
     The foregoing certifications, together with the computations set forth in the Annex A attached hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered [mm/dd/yy] pursuant to Section 6.2(a) of the Credit Agreement.

Orbital Sciences Corporation.

By:

Name:
Title:

ANNEX A TO
COMPLIANCE CERTIFICATE
FOR THE QUARTER ENDING [INSERT DATE]4

1. Consolidated EBITDA: (i) — (ii) =			$[___,___,___]

(i)	(a)	Consolidated Net Income:	$[___,___,___]

	(b)	Consolidated Interest Expense:	$[___,___,___]

	(c)	consolidated income tax expense:	$[___,___,___]

	(d)	total depreciation expense:	$[___,___,___]

	(e)	total amortization expense:	$[___,___,___]

	(f)	non-cash charges, non-cash losses and extraordinary expense:	$[___,___,___]

	(g)	premiums paid to call or repurchase outstanding Convertible Notes:	$[___,___,___]

	(h)	compensation deduction as the result of any grant of Stock or Stock Equivalents to employees, officers, directors or consultants:	$[___,___,___]

	(i)	write-offs of deferred financing costs:	$[___,___,___]

	(j)	debt extinguishment expenses of $10,400,000 incurred in connection with the repayment of the Senior Notes:	$[___,___,___]

	(k)	write-offs or charges in respect of goodwill impairment:	$[___,___,___]

(ii)	(a)	credit for income tax	$[___,___,___]

	(b)	other non-cash gains which have been added in determining Consolidated Net Income	$[___,___,___]

2. Consolidated Total Leverage Ratio: (i)/(ii)			[ _______ ]

(i)	Consolidated Funded Indebtedness:		$[___,___,___]

[4]	Format of this Certificate may change from time to time as agreed by the Borrower and the Administrative Agent.

(ii)	Consolidated EBITDA for the period of the four Fiscal Quarters most recently ended:	$[___,___,___]

3. Consolidated Interest Coverage Ratio: (i)/(ii)		[ _______ ]

(i)	Consolidated EBITDA[5] for the period of the four Fiscal Quarters most recently ended	$[___,___,___]

(ii)	Consolidated Cash Interest Expense	$[___,___,___]

[5]	for the purposes of this definition, “Consolidated Cash Interest Expense” shall be substituted for “Consolidated Interest Expense” in the calculation of Consolidated EBITDA.